 Exhibit 4.8

EXECUTION VERSION

DATED AS OF SEPTEMBER 12, 2024

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, IN ITS CAPACITY AS TRUSTEE
(FIDUCIARIO) UNDER THE FIRST AMENDED AND RESTATED IRREVOCABLE
ISSUING, ADMINISTRATION AND PAYMENT TRUST AGREEMENT NO. CIB/4323
(CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN, ADMINISTRATIÓN Y PAGO
NO. CIB/4323),
AS THE ISSUER TRUST,

OPERADORA HOTELERA G.I., S.A. DE C.V., AS OPERATOR GUARANTOR,

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, IN ITS CAPACITY AS TRUSTEE
(FIDUCIARIO) UNDER THE IRREVOCABLE MANAGEMENT TRUST AGREEMENT NO.
CIB/3224 (CONTRATO DE FIDEICOMISO IRREVOCABLE DE ADMINISTRACIÓN NO.
CIB/3224) AND CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, IN ITS
CAPACITY AS TRUSTEE (FIDUCIARIO) UNDER THE IRREVOCABLE MANAGEMENT
TRUST AGREEMENT NO. CIB/3001 (CONTRATO DE FIDEICOMISO IRREVOCABLE DE
ADMINISTRACIÓN NO. CIB/3001), AS SUBSIDIARY GUARANTORS,

MURANO PV, S.A. DE C.V., AS PARENT GUARANTOR,

THE BANK OF NEW YORK MELLON,
AS INDENTURE TRUSTEE, OFFSHORE COLLATERAL AGENT, PAYING AGENT,
TRANSFER AGENT AND REGISTRAR,

AND

BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO
ACTINVER,
AS ONSHORE COLLATERAL AGENT

INDENTURE

11.000% SENIOR SECURED NOTES DUE 2031

i

v

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Exhibit E	NOTICE OF PIK INTEREST

SCHEDULES

Schedule 4.22	INSURANCE REQUIREMENTS

INDENTURE dated as of September 12, 2024 among CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. CIB/4323) (the “Issuer Trust”), OPERADORA HOTELERA G.I., S.A. DE C.V., as Operator Guarantor, CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3224 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3224) and CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as Subsidiary Guarantors, MURANO PV, S.A. DE C.V., as Murano Parent Guarantor, THE BANK OF NEW YORK MELLON, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, as Onshore Collateral Agent, acting exclusively on behalf and for the benefit of the Holders pursuant to Section 12.01 of this Indenture.

The Issuer Trust, the Initial Guarantors and the Indenture Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer Trust’s 11.000% Senior Secured Notes due 2031 issued on the date hereof and the Holders of any Additional Notes (as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions.

“Accounts” means the Debt Service Reserve Account and the Mexican Trust Accounts or any replacement account thereof.

“Additional Collateral” means assets of any Person, including assets of any Subsidiary of the Murano Parent Guarantor, that provides such assets as security for repayment of the Notes as permitted by this Indenture and as reasonably acceptable to the Indenture Trustee.

“Additional Guarantors” means each Subsidiary of the Murano Parent Guarantor or other Person that guarantees the Notes after the Closing Date.

“Additional Notes” means additional Notes (other than the Notes originally issued on the Closing Date) issued under this Indenture in accordance with Sections 2.02 and 2.14 hereof, as part of the same series as the Notes originally issued on the Closing Date.

“Affiliate” of a particular Person means, at any time, (a) any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 50% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract (including investment management contracts) or otherwise.

“Agent” means any Registrar, Transfer Agent, Authenticating Agent, Paying Agent, the Onshore Collateral Agent or the Offshore Collateral Agent.

“All-Assets Pledge Agreements” means (i) the all-assets pledge agreement (contrato de prenda sin transmisión de posesión), dated as of the Closing Date, entered into by and between the Operator Guarantor, as pledgor, and the Onshore Collateral Agent, as pledgee, and (ii) the pledge agreement (contrato de prenda sin transmisión de posesión), dated as of the Closing Date, entered into by and between the Murano 2000 Trust, as pledgor, and the Onshore Collateral Agent, as pledgee, with respect to all assets and rights in respect of, and pertaining to, Lot 1, in each case, as amended from time to time.

“Annual Budget” means, initially, the annual budget attached as Exhibit H to the Subordination and Non-Disturbance Agreement and thereafter, each annual budget delivered by the Hotel Operator under the Hotel Management Agreement to the Operator Guarantor and approved in accordance with this Indenture.

“Anti-Money Laundering Laws” means any applicable law, regulation, order, decree or directive of any relevant jurisdiction having the force of law and relating to anti-money laundering, including, but not limited to, the U.S. Bank Secrecy Act (Currency and Foreign Transactions Reporting Act) of 1970, as amended, the USA PATRIOT ACT of 2001, the UK Proceeds of Crime Act 2002, as amended, the Money Laundering, Terrorist Financing and Transfer of Funds Regulations 2017, as amended, the Mexican Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita of Mexico, and the Mexican Código Penal Federal, and the rules and regulations promulgated thereunder.

“Applicable Procedures” means the applicable rules and procedures of the Depositary.

“Appraised Value” means, with respect to the Properties, as of any date of determination, the value of the Properties based on an Authorized Appraisal.

“Authorized Appraisal” means, with respect to the Properties, an as-is appraisal of the Properties (with a date of appraisal no more than 30 days prior to the date of delivery of such appraisal) that is prepared by an Authorized Appraiser, which appraisal meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, complies with the Uniform Standards of Professional Appraisal Practice, and accounts for the state of the Properties and the state of the local economy where the Properties are located.

“Authorized Appraiser” means (a) HVS Consulting & Valuation Division of MC Hospitality & Consulting Services, LLC or (b) any other nationally recognized, independent third-party appraisal entity with at least five years’ experience in valuing or investing in properties similar to the Properties and whose fees are commercially reasonable.

“Authorized Officer” means, (i) with respect to any Person that is a trust, (1) any attorney-in-fact with sufficient powers of attorney to represent the trust or to enter into contracts or in any other way carry out any legal act in the name and on behalf of the trust; (2) the fiduciary delegates (delegados fiduciarios) of the trust; or (3) any other Person or attorney-in-fact that can instruct the trustee (fiduciario) of the trust, (ii) with respect to any Person that is a corporation, a Mexican sociedad anónima, or a limited liability company, or a Mexican sociedad de responsabilidad limitada, the chairman (i.e., the administrador único or gerente general), any director, the president, any vice president or secretary of such Person or any other Person authorized to act on behalf of such corporation, sociedad anónima, limited liability company or sociedad de responsabilidad limitada in respect of the relevant action, and (iii) with respect to any Person that is a partnership, any director, the president, any vice president or secretary (or assistant secretary) of a general partner or managing partner of such Person or any other Person authorized to act on behalf of such partnership in respect of the relevant action.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” or any similar Federal or state law for the relief of debtors, as now and hereafter in effect, or any successor statute or the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), as applicable.

“Beach Club Lease Agreement” means the lease agreement (contrato de arrendamiento), dated July 11, 2023, entered into by and between Murano World, as lessor, and the Operator Guarantor, as lessee, as the same may be further amended from time to time in accordance with this Indenture.

“Beach Club Loan Agreement” means the loan agreement (contrato de crédito), dated March 31, 2023, entered into by and between Murano World, as borrower, and ALG Servicios Financieros Mexico, S.A. de C.V., SOFOM, E.N.R., as lender, as amended by that first amendment dated November 6, 2023 (and as may be further amended from time to time).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficial Ownership” has the corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Book-Entry Interest” means ownership of a beneficial interest in the Global Notes.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Mexico City, Mexico are authorized or required by law to close.

“Calculation Date” means the last day of each Fiscal Quarter.

“Capital Expenditures” means, with respect to any Person, expenditures for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto (excluding normal replacements and maintenance which are properly charged to current operations as Operating Expenses in accordance with IFRS), that have been or should be, in accordance with IFRS, reflected as additions to property, plant or equipment on the balance sheet of such Person or have a useful life of more than one year.

“Capital Stock” means:

(a)          in the case of a trust, beneficiary rights;

(b)          in the case of a corporation or a Mexican sociedad anónima, corporate stock;

(c)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(d)         in the case of a partnership, limited liability company or Mexican sociedad limitada, partnership interests (whether general or limited), shares or membership interests; and

(e)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, at any time, any of the following:

(a)          U.S. dollars;

(b)        securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(c)        marketable general obligations issued by any state of the United States or any political subdivision or any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by the Rating Agencies;

(d)       certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by the Rating Agencies, and having combined capital and surplus in excess of US$500 million;

(e)          repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or identified in clause (d) above;

(f)          commercial paper having a rating at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P and “P-2” or the equivalent thereof by Moody’s, and in any case maturing within one year after the date of acquisition thereof; and

(g)        interests in any investment company or money market fund that has a rating of AAA by S&P and Aaa by Moody’s which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

Cash Equivalents may include, without limitation, those investments issued by or made with the Offshore Depositary Bank or for which the Offshore Depositary Bank or an Affiliate of the Offshore Depositary Bank serves as offeror or provides services and receives compensation.

“Cash Flow Available for Debt Service” means, for any period, the excess of (a) Revenues for such period over (b) the sum of Operating Expenses for such period.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Properties.

“Casualty/Condemnation Event” means any Casualty or Condemnation affecting all or any portion of the Properties.

“Certificated Note” means a definitive, certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto and bearing the applicable Private Placement Legend, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases in the Global Note” attached thereto.

“Change in Tax Law” means any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in the application, enforcement or official interpretation of those laws, treaties, regulations or rulings (including the holding of a court of competent jurisdiction or a change in official administrative practice), which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the Closing Date (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date after the Closing Date, on or after such later date).

“Change of Control” means, (i) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer Trust or any Guarantor to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders; (ii) the adoption of a plan relating to the termination of the Issuer Trust; (iii) the Permitted Holders shall cease to be the beneficial owners, directly or indirectly, of a majority in the aggregate of (x) their corresponding beneficiary rights (derechos fideicomisarios) in the Issuer Trust or the Subsidiary Guarantors or (y) their corresponding voting rights of any Guarantor; or (iv) the Permitted Holders cease to otherwise exercise Control over the Issuer Trust and each Guarantor.

“Change of Control Triggering Event” means a Change of Control that results in a Ratings Event.

“Closing Date” means September 12, 2024.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the Initial Collateral and the Additional Collateral.

“Collateral Agents” means, collectively, the Offshore Collateral Agent and the Onshore Collateral Agent.

“Condemnation” means a taking or voluntary conveyance of all or part of the Properties or any interest therein or right accruing thereto or use of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Contest Claim” means any Tax, Lien or other claim or payment of any nature.

“Contingency Reserve Accounts” has the meaning assigned to the term “Cuentas de Reserva de Contingencias” as defined in the Issuer Trust Agreement.

“Contingency Reserve Requirement” means, with respect to any date of determination, an amount equal to the sum (without duplication) of the Operating Expenses of the Property Obligors projected to be incurred or funded, as applicable, during the six-month-period immediately following such date of determination.

“Contingent Contribution” means the obligation of the Sponsor to make contributions to the Issuer Trust in accordance with the terms and provisions of the Sponsor Support and Indemnification Agreement.

“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, collectively or individually, of the power or ability (a) to direct such Person’s decision making process, (b) to vote for the election of the majority of directors of such Person, (c) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by any act, contract or otherwise, or (d) exercise dominant influence in the decisions of the administrative bodies of such Person.

“Coppel Lease Agreement” means that certain equipment lease agreement, dated as of November 8, 2023, among the Operator Guarantor, as lessee, Arrendadora Coppel, S.A.P.I. de C.V., as lessor, and Murano World, Edificaciones BVG, S.A. de C.V. and Elias Sacal Cababie, as joint and several obligors.

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time this Indenture shall be administered, as set forth herein and (ii) with respect to the Paying Agent, the principal corporate trust office of the Paying Agent at which at any particular time this Indenture shall be administered; or, in each case, such other address as the Indenture Trustee or the Paying Agent, as applicable, may designate from time to time by notice to the Issuer Trust.

“Corrupt Practices Laws” means the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-1 et seq., the Bribery Act 2010 of the United Kingdom, the Mexican Ley General del Sistema Nacional Anticorrupción, the Mexican Ley General de Responsabilidades Administrativas or any other applicable anti-bribery or anti-corruption law.

“Custodian” means The Bank of New York Mellon and any and all successors thereto appointed as Custodian by the Depositary.

“Debt Service” means, for any period, the sum, without duplication, of (a) (i) in the case of the Issuer Trust, all amounts in respect of the Notes and other Indebtedness due and payable by the Issuer Trust during such period and (ii) all fees due and payable by the Issuer Trust in connection with the Notes and other Indebtedness during such period and (b) (i) in the case of the Murano Parent Guarantor, all amounts (including fees) due and payable in respect of Indebtedness of the Murano Parent Guarantor.

“Debt Service Account” has the meaning assigned to the term “Cuenta de Servicio de Deuda” as defined in the Issuer Trust Agreement.

“Debt Service Coverage Ratio” means, with respect to any Person, as of any date of determination the ratio of, (x) Cash Flow Available for Debt Service of such Person for such period divided by (y) the Debt Service payable by such Person in such period.

“Debt Service Reserve Account” has the meaning assigned to the term “Cuenta de Reserva de Servicio de Deuda” as defined in the Issuer Trust Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, concurso mercantil, quiebra, insolvency, reorganization, or similar debtor relief laws of the United States, Mexico or other applicable jurisdictions from time to time in effect.

“Default” means any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Disbursement Account” has the meaning assigned to the term “Cuenta de Desembolso” as defined in the Issuer Trust Agreement.

“DSRA Balance” means the sum of (x) the cash on deposit in the Debt Service Reserve Account and (y) the stated amount of the Letters of Credit then supporting the Debt Service Reserve Account.

“DSRA Reserve Requirement” means, (x) on the Closing Date, an amount equal to the amount of cash interest on the Notes that will be required to be paid to the Holders on the next Payment Date and (y) as of any date of determination thereafter, an amount equal to the amount of cash interest on the Notes that will be required to be paid to the Holders on the next two Payment Dates.

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder.

“Environmental Laws” means all Mexican federal, state, and local statutes, laws, regulations, rules, judgments, official standards (Normas Oficiales Mexicanas), orders or decrees, including, without limitation, the Mexican Environmental Liability Law (Ley de Responsabilidad Ambiental), the General Law of Ecological Stabilization and Environmental Protection (Ley General de Equilibrio Ecológico y de la Protección al Ambiente), the National Waters Law (Ley de Aguas Nacionales), the General Waste Prevention and Management Law (Ley General para la Prevención y Gestión Integral de los Residuos), the General Sustainable Forest Development Law (Ley General de Desarrollo Forestal Sustentable) and the General Wildlife Law (Ley General de Vida Silvestre), in each case as modified and supplemented and in effect from time to time regulating or imposing liability or standards of conduct relating to the regulation, use or protection of the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or to the protection or safety of the health of human beings or other living organisms and natural resources related to the environment, as now are, or may at any time hereafter be, in effect.

“Equity Interests” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (ii) with respect to any Person that is not a corporation, any and all partnership, beneficiary interests or other equity or ownership interests of such Person; and (iii) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (i) or (ii) above.

“Equity Offering” means a public or private offering of common equity interests of the Murano Parent Guarantor (or any Person owning, directly or indirectly, 100% of the voting equity of the Murano Parent Guarantor to the extent the net proceeds thereof are contributed to the Murano Parent Guarantor) after the issuance of the Notes in an amount exceeding $5.0 million.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, with respect to any Person, any other Person that for purposes of Title IV of ERISA or section 412 of the Code is a member of the controlled group of which such Person is a member, or under common control with such Person, within the meaning of section 414(b), (c), (m) or (o) of the Code.

“Euronext Dublin” means The Irish Stock Exchange plc, trading as Euronext Dublin.

“Euronext Dublin Market” means the Global Exchange Market of Euronext Dublin.

“Excess Cash” means amounts on deposit in the Lock-up Accounts that exceed $2,000,000 (or the equivalent thereof).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Debt Facilities Subject to Repayment” means (i) the Grand Island Senior Loan and (ii) the Grand Island VAT Loan.

“Existing Indebtedness” means (i) in the case of the Operator Guarantor, the Coppel Lease Agreement and (ii) in the case of the Murano Parent Guarantor, the Finamo Loans.

“External Auditor” means KPMG Cárdenas Dosal, S.C., an Affiliate thereof or another reputable accounting firm that may replace it, from time to time.

“Finamo Loans” means (i) the secured term loan agreement, dated January 5, 2024, among the Murano Parent Guarantor, as borrower, Elias Sacal Cababie, as joint obligor, and Administradora de Soluciones, SOFOM, E.N.R. (“Finamo”), as lender, in an aggregate amount of up to US$26,000,000 and (ii) the secured term loan agreement, dated April 9, 2024, among the Murano Parent Guarantor, as borrower, Elias Sacal Cababie, as joint obligor and Finamo, as lender, in an aggregate amount of up to PS.$100,000,000.

“Financing Documents” means, collectively, the Notes, the Note Guarantees, this Indenture, the Sponsor Support and Indemnification Agreement, the Servicing Agreement, the Subordination and Non-Disturbance Agreement and the Security Documents.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Issuer Trust ending on December 31 of each calendar year.

“Fitch” means Fitch Ratings, Inc. and any successor thereto which is a nationally recognized rating agency.

“Force Majeure Event” means any event, circumstance or condition of force majeure that would excuse any party’s performance under any Material Contract.

“Foreign Benefit Arrangement” means any “employee benefit plan” as defined in section 3(3) of ERISA that is sponsored, maintained or contributed to, or required to be contributed to, by any of the Issuer Trust or any Guarantor and which plan is not subject to ERISA or the Code; excluding, in each case, any plan or similar program in which participation is compelled by applicable law (any such compelled plan, a “Statutory Plan”).

“General Accounts” has the meaning assigned to the term “Cuentas Generales” as defined in the Issuer Trust Agreement.

“GIC I Lease Agreement” means the lease agreement (contrato de arrendamiento), dated September 5, 2019, entered into by and between the Murano 2000 Trust, as lessor, and the Operator Guarantor, as lessee, with the appearance of Murano AT de GV, S.A. de C.V., as administrator, as the same may be further amended from time to time in accordance with this Indenture.

“GIC I Security Trust” means the Irrevocable Guarantee, Administration and Source of Payment Trust Agreement No. 4207 (Contrato de Fideicomiso Irrevocable de Garantía, Administración y Fuente de Pago No. 4207), dated October 4, 2019, entered into by and among (a) the Murano 2000 Trust, the Operator Guarantor and Murano World, as settlors and second place beneficiaries, and Elias Sacal Cababie, as settlor, (b) Banco Sabadell, S.A., Institución de Banca Múltiple, as collateral agent for the benefit of the lenders, as first place beneficiary, and (c) Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, as trustee, as amended, supplemented and/or restated from time to time.

“Global Note” means, individually and collectively, each of the Rule 144A Global Note and the Regulation S Global Note, substantially in the form of Exhibit A hereto, bearing the applicable Private Placement Legend and the Global Note Legend, issued in accordance with Sections 2.01, 2.06(b), 2.06(b)(ii)(B)(2) and 2.06(c) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which will be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct non-callable and non-redeemable obligations of, or obligations guaranteed by the United States government, and the payment for which the United States government pledges its full faith and credit.

“Governmental Approvals” means all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Authority, including to the extent required under Environmental Laws.

“Governmental Authority” means any federal, regional, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States, the United Kingdom, Mexico, or a foreign entity or government.

“Governmental Rules” means any statute, law, treaty, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Grand Island Senior Loan” means (a) that certain syndicated secured mortgage loan facility dated October 4, 2019 (as amended, supplemented and/or restated from time to time, including on July 11, 2022, August 24, 2023 and December 20, 2023) entered into by and among (i) CIBanco, S.A., Institución de Banca Múltiple, acting solely as trustee of the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as borrower and mortgagor, (ii) the Operator Guarantor, Murano World, and Operadora GIC II, as joint obligors, (iii) the lenders party thereto, (iv) Banco Sabadell, S.A., Institución de Banca Múltiple, as administrative agent and collateral agent, and (v) with the appearance of the Murano Parent Guarantor, Elias Sacal Cababie, and the Murano 3224 Trust and (b) those certain ISDA interest rate agreements entered into in connection therewith with Banco Sabadell S.A. and CaixaBank, S.A, dated as of November 27, 2019 and December 11, 2019 respectively.

“Grand Island VAT Loan” means that certain VAT loan facility dated October 16, 2019 (as amended, supplemented and/or restated from time to time) entered into by and between (i) CIBanco, S.A., Institución de Banca Múltiple, acting solely as trustee of the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as borrower, and (ii) Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as lender.

“Gross Operating Profit” has the meaning assigned to the term “Utilidad Operativa Bruta” in the Hotel Management Agreement.

“Guarantors” means initially, the Initial Guarantors and, following the Closing Date, collectively, the Initial Guarantors together with the Additional Guarantors, if any.

“Hazardous Materials” means (a) any petroleum or petroleum products, flammable materials, explosive wastes, radioactive materials, asbestos in any form that is or could become friable, and polychlorinated biphenyls (PCBs) or transformers or other equipment that contain dielectric fluid, (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law, and (c) any other chemical or other material substance, exposure to which is now or hereafter prohibited or limited or which is otherwise regulated by any Governmental Authority.

“Hedging Transaction” means any interest rate protection agreement, interest rate swap transaction, inflation-indexed swap transaction, foreign exchange swap transaction, interest rate or foreign currency “cap” or “collar” transaction, interest rate future, interest rate option, or foreign currency option.

“Holder” means the registered holders of the Notes (collectively, the “Holders”), who shall be treated as the owners of the Notes for all purposes.

“Hotel Asset Sale” has the meaning assigned to it in Section 5.01(b)(vii).

“Hotel Management Agreement” means the hotel operation and administrative services agreement (contrato de prestación de servicios de operación y administración de hotel), dated September 10, 2019 (as amended by (i) the first amendment (convenio modificatorio), dated September 11, 2019, (ii) the second amendment (convenio modificatorio), dated March 28, 2021, and (iii) the third amendment (tercer convenio modificatorio), dated July 11, 2023 and as further amended by (iv) the letter agreement, dated March 30, 2023, by and among the Hotel Operator, the Operator Guarantor, Murano World, Mr. Marcos Sacal Cohen and Mr. Elias Sacal Cababie, and (v) the letter dated January 19, 2024 from the Hotel Operator to the Operator Guarantor), between the Operator Guarantor and AMR Operaciones MX, S. de R.L. de C.V., as the same may be further amended from time to time in accordance with this Indenture.

“Hotel Operator” means AMR Operaciones MX, S. de R.L. de C.V. or any other Reputable Hotel Operator that assumes the obligations under the Hotel Management Agreement or enters into a Replacement Material Contract from time to time in accordance with this Indenture.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.

“Indebtedness” means, for any Person (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) any lease which in accordance with IFRS is required to be capitalized on the balance sheet of such Person (and the amount of these obligations will be the amount so capitalized), (vi) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests or other equity interests of such Person or any warrants, rights or options to acquire such Equity Interests or other equity interests, (viii) all net obligations of such Person pursuant to Hedging Transactions, (ix) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (viii) above and (x) all Indebtedness of the type referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indenture Trustee” means The Bank of New York Mellon, as indenture trustee, or any successor thereto pursuant to the provisions hereof.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Collateral” means, on the Closing Date, the following property (both tangible and intangible) of the Issuer Trust and the Guarantors that is or is intended to be subject to Liens in favor of the Collateral Agents under the terms of the Collateral Agents for the benefit of the Secured Parties:

(a)          all cash flows generated or received by the Properties, including guest revenues, lease and sublease revenues and all insurance proceeds relating to the insurance policies of the Properties;

(b)        first beneficiary rights granted to the Onshore Collateral Agent with respect to the Issuer Trust, including revenues and accounts receivable transferred by the settlors to the Issuer Trust and all Accounts (including the Debt Service Reserve Account) and funds deposited therein or credited thereto;

(c)        first beneficiary rights granted to the Issuer Trustee with respect to the Murano 3224 Trust and the Murano 2000 Trust; provided that, in respect of the Murano 2000 Trust, the first beneficiary rights are granted solely in respect of Lot 1;

(d)        all of the Operator Guarantor’s rights under the Material Contracts, including the Hotel Management Agreement, the GIC I Lease Agreement and the Beach Club Lease Agreement;

(e)          all of the Murano 2000 Trust’s rights under the GIC I Lease Agreement;

(f)          all of the equity of the Operator Guarantor granted by the shareholders thereof;

(g)        all of the Operator Guarantor’s and the Murano 2000 Trust’s assets, including any and all existing and future assets of such Guarantor, movable assets and rights; permits and governmental authorizations, to the extent permitted under applicable law, and intellectual property related to the operation of the Properties not previously included in the Collateral;

(h)          a mortgage (hipoteca) granted by the Murano 2000 Trust over Lot 1; and

(i)          a mortgage (hipoteca) granted by the Murano 3224 Trust over Lot 2.

“Initial Guarantors” means the Murano Parent Guarantor, the Operator Guarantor and the Subsidiary Guarantors.

“Initial Notes” means the US$300,000,000 in aggregate principal amount of Notes issued under this Indenture on the Closing Date.

“Investments” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business and not more than 90 days past due), deposit or other extension of credit (including by means of any guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any Equity Interests, bonds, notes, debentures or other securities of, any other Person.

“Issuance Maintenance Expenses” means the fees, expenses, indemnities and, to the extent applicable VAT payable in connection with such fees, expenses and indemnities, of the Indenture Trustee, the Onshore Collateral Agent, the Offshore Collateral Agent, the Offshore Depositary Bank, the Servicer, any substitute Servicer, the External Auditor, the set up costs and annual maintenance costs and expenses of the Issuer Trust, the annual maintenance payment to the Rating Agencies, the Euronext Dublin Market expenses, and any other expense not to exceed $10,000 related to the issuance and maintenance of the Notes, including any annual maintenance costs and expenses of the Murano 2000 Trust and the Murano 3224 Trust (to the extent not otherwise paid by the Murano Parent Guarantor or a Subsidiary thereof (other than the Property Obligors)).

“Issuer Trust” has the meaning assigned to it in the preamble to this Indenture. Unless the context otherwise requires, all references to the Issuer Trust shall include any successor to the Issuer Trust pursuant to the terms of this Indenture.

“Issuer Trust Agreement” means the first amended and restated irrevocable issuing, administration and payment trust agreement No. CIB/4323 (contrato de fideicomiso irrevocable de emisión, administración y pago número CIB/4323), dated as of the Closing Date, entered into by and among the Murano Parent Guarantor, the Operator Guarantor and the Murano 2000 Trust, as settlors and second place beneficiaries, the Issuer Trustee, as trustee, and the Onshore Collateral Agent, as first place beneficiary, as amended from time to time.

“Issuer Trustee” means CIBanco, S.A., Institución de Banca Múltiple, acting exclusively as trustee (fiduciario) under the Issuer Trust Agreement and any lawful successor thereto.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Lease Agreements” means the GIC I Lease Agreement and the Beach Club Lease Agreement.

“Legal Final Maturity Date” means the date the Issuer Trust will be obligated to repay the outstanding principal amount of the Notes, together with all accrued and unpaid interest, Principal Premium and any Additional Amounts, on the Payment Date occurring on September 12, 2031.

“Letter of Credit” has the meaning assigned to such term in the Security and Account Control Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment in security, mandatory deposit arrangement, charge or preference, easement, encroachment, right of way, right of first refusal, encumbrance, lien (statutory or other), priority, fideicomiso de garantía or other security interest or preferential arrangement in the nature of a security of any kind or nature whatsoever, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing.

“Liquidation Election” means a written direction to the Servicer by the Majority Holders or the Indenture Trustee (on behalf of the Majority Holders) to commence the Liquidation Procedure.

“Lock-up Accounts” has the meaning assigned to the term “Cuentas de Retención” as defined in the Issuer Trust Agreement.

“Lot 1” means the private unit number one, which is part of the Grand Island Condominium, located at Boulevard Kukulcán KM 16.5, Supermanzana A-2 “A”, second stage, located in the Tourist Development of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with a total surface of: 47,727.69 m2 (forty-seven thousand seven-hundred twenty-seven point sixty-nine square meters).

“Lot 2” means the private unit number two, which is part of the Grand Island Condominium, located at Boulevard Kukulcán KM 16.5, Supermanzana A-2 “A”, second stage, located in the Tourist Development of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with a total surface of: 30,431.53 m2 (thirty thousand four hundred and thirty-one point fifty-three square meters).

“Lot 4” means the private unit number four, located in Boulevard Kukulcán, in the lot marked as Supermanzana A-2 “A,” second stage, located in the Tourist Development of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with a total surface area of: 21,473.30 m2 (twenty-one thousand four hundred seventy-three point thirty square meters).

“Lot 5” means the private unit number five, located Boulevard Kukulcán, in the lot marked as Supermanzana A-2 “A,” second stage, located in the Tourist Development of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with a total surface area of: 27,632.44 m2 (twenty-seven thousand six hundred thirty-two point forty-four square meters).

“Majority Holders” means the Holders of more than 50% in aggregate principal amount of the outstanding Notes; provided that, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer Trust or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Indenture Trustee, the Offshore Depositary Bank, the Offshore Collateral Agent and the Onshore Collateral Agent shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Indenture Trustee, the Offshore Depositary Bank or Offshore Collateral Agent or an Authorized Officer of the Onshore Collateral Agent, as applicable, actually knows, pursuant to written notice from an Authorized Officer of the Operator Guarantor (on behalf of the Issuer Trust), are so owned shall be disregarded.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the Issuer Trust’s, any Guarantor’s or the Sponsor’s ability to pay or perform or comply with any of its material obligations under any of the Transaction Documents to which it is a party; (ii) the validity, perfection or priority of the Liens on the Collateral in favor of the Offshore Collateral Agent, or the Onshore Collateral Agent, as the case may be; (iii) the legality, validity, binding effect or enforceability against the Issuer Trust, the Guarantors or the Sponsor of a Transaction Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Offshore Collateral Agent, the Onshore Collateral Agent, the Indenture Trustee or other Secured Party under any Financing Document.

“Material Contracts” means (i) the Hotel Management Agreement, (ii) the Lease Agreements and (iii) any other agreements (other than the Financing Documents) entered into by the Issuer Trust or any Guarantor following the Closing Date relating to the Properties having a term in excess of one year (excluding any applicable warranty periods or non-performance- related provisions) and providing for payments or revenue receipts by the Issuer Trust or any Guarantor in excess of, individually or in the aggregate, (A) in the case of the Issuer Trust and the other Property Obligors, US$1,000,000 and (B) in the case of the Murano Parent Guarantor, US$5,000,000 million in any calendar year.

“Mexican Trust Accounts” means (1) the Disbursement Account; (2) the Operating Accounts; (3) the General Accounts, (4) the Other Expenses Accounts, (5) the Debt Service Account, (6) the Prepayment Account, (7) the Contingency Reserve Accounts, (8) the Lock-up Accounts and (9) any other account necessary to manage and operate the Trust Estate as provided under the Issuer Trust Agreement to be established pursuant to the Issuer Trust Agreement.

“Mexico” means the United Mexican States.

“Modification” means any amendment, supplement, waiver or other modification of the terms and provisions of any Financing Document, Organizational Document, Material Contract or any other document.

“Moody’s” means Moody’s Investors Service and any successor thereto which is an internationally recognized rating agency.

“Mortgages” means (i) the Mortgage (contrato de hipoteca) over Lot 1, dated as of the Closing Date, granted by the Murano 2000 Trust in favor of the Onshore Collateral Agent and (ii) the Mortgage (contrato de hipoteca) over Lot 2, dated as of the Closing Date, granted by the Murano 3224 Trust in favor of the Onshore Collateral Agent, in each case, as amended from time to time.

“Murano 2000 Trust” means the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), dated as of May 28, 2018, as amended and restated on the Closing Date in accordance with the first amendment, joinder and restatement agreement (primer convenio modificatorio, de adhesión y de re-expresión),, entered into by and among (i) CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario), (ii) CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) of Trust No. CIB/3000, as settlor and second place beneficiary (solely in respect of Lot 1), (iii) Murano World, as settlor and second place beneficiary (solely in respect of Lot 1), (iv) Murano AT GV, S.A. de C.V., as manager, and (v) the Issuer Trustee, as first place beneficiary (solely in respect of Lot 1).

“Murano 3224 Trust” means the Irrevocable Management Trust Agreement No. CIB/3224 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3224), originally dated as of June 28, 2019, as amended and restated on the Closing Date in accordance with the third amendment, joinder and restatement agreement (tercer convenio modificatorio, de adhesión y de re-expresión) of such trust, entered into by and among (i) CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario), (ii) Murano World, as settlor and second place beneficiary, and (iii) the Issuer Trustee, as first place beneficiary.

“Murano 3224 Trustee” means CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) under the Murano 3224 Trust.

“Murano Parent Guarantor” means Murano PV, S.A. de C.V., as parent guarantor of the Notes, or any successor thereto pursuant to the provisions hereof.

“Murano Parent Guarantor Coverage Ratio” means, as of any date of determination, the ratio of, (x) Cash Flow Available for Debt Service of the Murano Parent Guarantor for such period divided by (y) the Debt Service of the Murano Parent Guarantor payable in such period.

“Murano World” means Murano World, S.A. de C.V.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Subsidiaries of such Person) for such period on a consolidated basis, determined in accordance with IFRS; provided, that there shall be excluded therefrom to the extent reflected in such aggregate net income (loss):

(a)          net after-tax gains or losses from asset sale transactions or abandonments or reserves relating thereto;

(b)          net after-tax items classified as extraordinary gains or losses;

(c)          the net income (but not loss) of any Person, other than such Person and any Subsidiary of such Person;

(d)       the net income (but not loss) of any Subsidiary of such Person to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary or any law, regulation, agreement or judgment applicable to any such distribution;

(e)          any increase (but not decrease) in net income attributable to minority interests in any Subsidiary of such Person;

(f)          any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of net profit accrued at any time following the Closing Date;

(g)          any gain (or loss) from foreign exchange translation or change in net monetary position; and

(h)          the cumulative effect of changes in accounting principles.

“Note Guarantee” means the guarantees by the Guarantors of the Issuer Trust’s obligations under the Notes and this Indenture.

“Notes” means the 11.000% Senior Secured Notes due 2031, issued pursuant to this Indenture. Unless the context otherwise requires, all references to the Notes herein shall include the Initial Notes, any Additional Notes and any PIK Notes.

“Obligations” means any principal, interest, premium (including Principal Premium), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Financing Documents.

“Offering Memorandum” means the offering memorandum dated September 4, 2024, relating to the sale of the Initial Notes.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer on behalf of such Person.

“Official” means (a) an employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a Governmental Authority, (b) any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any Governmental Authority, (c) a candidate for political office, (d) an individual who holds any other official, ceremonial, or other appointed or inherited position with a government or any of its agencies, or (e) an officer or employee of a public international organization.

“Offshore Collateral Agent” means The Bank of New York Mellon, as offshore collateral agent under the Security and Account Control Agreement, or any successor thereto pursuant to the provisions hereof.

“Offshore Depositary Bank” means initially The Bank of New York Mellon and, thereafter any internationally recognized financial institution with a credit rating of BBB (or the equivalent) or higher by the Rating Agencies, selected by the Operator Guarantor (on behalf of the Issuer Trust), that agrees to perform the obligations of the Offshore Depositary Bank in accordance with the terms herein.

“Onshore Collateral Agent” means Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, as onshore collateral agent, or any successor thereto pursuant to the provisions hereof.

“Operadora GIC II” means Operadora Hotelera Grand Island II, S.A. de C.V.

“Operating Accounts” has the meaning assigned to the term “Cuentas del Operador de los Hoteles” as defined in the Issuer Trust Agreement.

“Operating Expenses” means (a) (i) in the case of the Property Obligors, as applicable, any and all expenses paid or payable in connection with the construction, operation and maintenance of the Properties in connection with the Hotel Management Agreement, including all management and incentive fees and rent payments under the Lease Agreements, and (ii) in the case of the Murano Parent Guarantor, all expenses associated with the operation of the Murano Parent Guarantor’s business, (b) with respect to the Property Obligors, as applicable, all Taxes or contributions directly or indirectly payable by such Person, as well as those directly or indirectly payable on the income derived from, or in connection with, the Properties, (c) with respect to the Property Obligors, as applicable, insurance and property tax costs payable under the Hotel Management Agreement or otherwise in respect of the Properties during such period; and (d) with respect to the Property Obligors, as applicable, legal, accounting and other professional fees in connection with any of the foregoing items payable during such period; provided that all of the foregoing costs and expenses shall be determined on a cash basis and shall not include depreciation, amortization and other non-cash items; and provided, further, that Operating Expenses shall not include (i) payments of any kind with respect to distributions, (ii) payment of any Capital Expenditures except permitted Capital Expenditures, (iii) any payments of any kind with respect to any permitted restoration during such period, or (iv) financing costs (including fees, expenses and indemnities) associated with the Financing Documents payable to any Secured Party.

“Operator Guarantor” means Operadora Hotelera G.I., S.A. de C.V., as guarantor of the Notes, or any successor thereto pursuant to the provisions hereof.

“Opinion of Counsel” means a customary written opinion of counsel for any Person either expressly referred to in this Indenture including, with respect to the Issuer Trust or any Guarantor, regular counsel to it (whether or not an employee of the Issuer Trust or the relevant Guarantor), or counsel in its principal country of operation.

“Organizational Documents” means (i) with respect to any corporation, company or sociedad anónima, its certificate, memorandum or articles of incorporation, organization or association (escritura constitutiva), as amended and its bylaws (estatutos), as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company or sociedad de responsabilidad limitada, its articles of organization (escritura constitutiva), as amended, by-laws (estatutos), and its operating agreement, as amended; and (v) with respect to any trust, its trust agreement, as amended.

“Other Expenses Accounts” has the meaning assigned to the term “Cuentas de Gastos Diversos” as defined in the Issuer Trust Agreement.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means The Bank of New York Mellon, as paying agent, and any additional or replacement paying agents appointed hereunder in accordance with the terms of this Indenture.

“Payment Date” means each March 12 and September 12, beginning on March 12, 2025.

“Permitted Contest Conditions” means a contest challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, Contest Claim, tax or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (i) the Issuer Trust or any Guarantor diligently pursues such contest in good faith, (ii) the Issuer Trust or any Guarantor establishes adequate reserves with respect to the contested claim to the extent required by IFRS, and (iii) such contest (a) could not reasonably be expected to have a Material Adverse Effect, and (b) does not involve any risk or danger of any criminal or any other liability being incurred by the Indenture Trustee, the Offshore Collateral Agent, the Onshore Collateral Agent (including in its capacity as first place beneficiary of the Issuer Trust Agreement) or any of the Holders.

“Permitted Debt” means:

(a)        until repayment in full thereof with the proceeds of the Notes, the Indebtedness incurred under the Existing Debt Facilities Subject to Repayment;

(b)         the Existing Indebtedness;

(c)          Indebtedness incurred or created under this Indenture, including the Notes and the Note Guarantees;

(d)          amounts payable (including trade payables) under the Material Contracts (to the extent the same constitutes Indebtedness);

(e)          Permitted Refinancing Indebtedness;

(f)         Indebtedness of the Issuer Trust; provided, that such Indebtedness pursuant to this clause (f) may only be incurred if each of the following conditions is satisfied at the time of incurrence: (1) no Default or Event of Default shall exist and be continuing and no Rapid Amortization Event shall have occurred and be continuing, (2) (x) the Debt Service Reserve Account is supported or funded in an aggregate amount at least equal to the DSRA Reserve Requirement and (y) the Contingency Reserve Accounts are funded in an aggregate amount at least equal to the Contingency Reserve Requirement, (3) after giving pro forma effect to the incurrence of such Indebtedness, each of the Rating Agencies shall have affirmed the rating of the Notes is at least BBB- (in the case of S&P) and Baa3 (in the case of Moody’s), (4) after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds, the Debt Service Coverage Ratio of the Issuer Trust on a consolidated basis shall (A) for the trailing four-quarter period for which financials are available be at least 1.5 to 1.0 and (B) for the projected remaining period until the Targeted Maturity Date be at least 1.5 to 1.0, and (5) (x) any assets securing such Indebtedness shall be subject to no Liens other than Liens in favor of the Secured Parties, (y) there shall be no other first place beneficiary of the Issuer Trust other than the Onshore Collateral Agent, and (z) if such asset is a hotel, such hotel shall be in operation and generating revenues, in each case of (1), (2), (3), (4) and (5) as evidenced by an Officer’s Certificate confirming the same and delivered to the Indenture Trustee on or immediately prior to the incurrence of such Indebtedness;

(g)         Indebtedness of the Murano Parent Guarantor incurred for the purpose of financing the development of real estate development projects owned by any Subsidiary thereof;

(h)         Indebtedness secured by a Permitted Lien granted by the Murano Parent Guarantor pursuant to clause (ix) of the definition of “Permitted Liens,” provided, that there is no recourse to the Murano Parent Guarantor or any other assets thereof (other than the equity, revenues or cash flows subject to such Lien); and

(i)          Indebtedness described in clause (x) of the definition thereof; provided, that there is no recourse to the Murano 2000 Trust or the Collateral;

provided, further, that the (i) Issuer Trust may only create, incur, assume or permit to exist the Indebtedness referred to in clauses (c), (d) and (f), (ii) the Murano 3224 Trust may only create, incur, assume or permit to exist the Indebtedness referred to in clauses (c), and (d), (iii) the Operator Guarantor may only create, incur, assume or permit to exist the Indebtedness referred to in clauses (b), (c) and (d), and (iv) the Murano 2000 Trust may only create, incur, assume or permit to exist Indebtedness referred to in clauses (a), (c), (d) and (i), in each case, of this definition of “Permitted Debt.”

“Permitted Holders” means Elias Sacal Cababie, Marcos Sacal Cohen or a Person or trust (a) in which they collectively hold, directly or indirectly, more than 50% of the total voting power or (b) which they otherwise Control.

“Permitted Investments” means:

(a)          Investments permitted under the Security and Account Control Agreement and the Issuer Trust Agreement;

(b)          Investments in cash, Cash Equivalents or U.S. dollar-denominated Government Securities;

(c)          Investments to the extent required by, and in accordance with, the terms of the Material Contracts;

(d)        promissory notes and other non-cash consideration received in connection with dispositions of assets not prohibited by the Financing Documents;

(e)         Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(f)      Investments constituting pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and

(g)        Investments constituting deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

provided, that with respect to the Issuer Trust, only Investments referred to in clause (a) of this definition shall constitute Permitted Investments.

“Permitted Liens” means any of the following:

(a)          Liens created under or pursuant to any of the Financing Documents;

(b)        Liens, deposits or pledges incurred or created in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;

(c)        mechanics’, materialmen’s, workers’, repairmen’s, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations incurred in connection with the Properties which are not yet due, or which are adequately bonded and which are being contested in accordance with the Permitted Contest Conditions;

(d)        Liens for taxes, assessments or governmental charges or other Liens arising by operation of law that are secured by a bond reasonably acceptable to the Indenture Trustee or which are not yet due or which are being contested in accordance with the Permitted Contest Conditions;

(e)          Liens arising out of judgments or awards that are fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;

(f)          until prepayment in full, release and termination thereof from the proceeds of the Notes, Liens created in connection with the Existing Debt Facilities Subject to Repayment;

(g)         solely with respect to the Murano Parent Guarantor, Liens securing Existing Indebtedness existing on the Closing Date other than the Liens described in clause (f) above;

(h)          solely with respect to the Murano Parent Guarantor, Liens securing Permitted Refinancing Indebtedness;

(i)          solely with respect to the Murano Parent Guarantor, Liens on equity of the Murano Parent Guarantor’s subsidiaries (other than the Issuer Trust or any other Property Obligor) and Liens on revenues or cash flows of the Murano Parent Guarantor (including any amounts received by the Murano Parent Guarantor as Restricted Payments upon the satisfaction of the Restricted Payment Conditions); and

(j)         solely with respect to the Murano 2000 Trust, mortgages on Lot 4 and/or Lot 5 or Liens on the furniture, fixtures and equipment of the Murano 2000 Trust exclusively related to Lot 4 and/or Lot 5.

provided, that with respect to the Issuer Trust, only Liens referred to in clause (a), (d) and (e) of this definition shall constitute Permitted Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Murano Parent Guarantor issued in exchange for, or the net proceeds of which are used to, renew, refund, refinance, replace, exchange, defease or discharge any Indebtedness of the Murano Parent Guarantor described in clauses (b), (g) or (h) of the definition of “Permitted Debt”; provided that:

(1)          the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of the Indebtedness renewed, refunded, refinanced, replaced, exchanged, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)          such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)        if the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged is expressly, contractually subordinated in right of payment to the Notes or the Note Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;

(4)         if the Murano Parent Guarantor was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness is incurred the Murano Parent Guarantor;

(5)       if the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged is unsecured, such Permitted Refinancing Indebtedness must be unsecured; and

(6)       if the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged is secured, such Permitted Refinancing Indebtedness must be secured by substantially the same assets (and in no case may be secured by any assets securing the Notes).

Permitted Refinancing Indebtedness in respect of any Indebtedness may be incurred from time to time after the termination, discharge or repayment of any such Indebtedness.

“Person” means any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprise or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“PIK Notes” means any additional Notes issued under this Indenture on the same terms and conditions as the Notes in connection with the payment of PIK Interest.

“Prepayment Account” has the meaning assigned to the term “Cuenta de Pagos Anticipados” as defined in the Issuer Trust Agreement.

“Principal Premium” means a premium of 2.75%, payable by the Issuer Trust on the outstanding principal amount of the Notes at maturity, whether at the Targeted Maturity Date, the Legal Final Maturity Date, by acceleration or otherwise.

“Private Placement Legend” means the applicable legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Prohibited Payment” means (a) the giving or making by any Person (such Person, the “Payor”) of any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official or Person (including to or for the use or benefit of any other Person if the Payor knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official or Person), for the purpose of influencing any act or decision or omission of any Official or Person in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Issuer Trust, any Guarantor or the Properties, or any other Person, or (b) the requesting, agreeing to receive, or accepting by the Issuer Trust, any Guarantor or any Person acting on behalf thereof (including, but not limited to, any affiliate, director, officer, employee, or agent), directly or indirectly, of a financial or other advantage intending that, in consequence, a relevant function or activity should be performed improperly by the recipient or another Person (including whether the request, agreement, or acceptance itself constitutes the improper performance by the recipient or another person of a relevant function or activity), or as a reward for the improper performance by the recipient or another Person of a relevant function or activity.

“Properties” means the buildings, land, equipment, facilities, furniture, common areas, and other assets on Lot 1 and Lot 2, including 1,016 hotel keys (rooms) managed under an all-inclusive concept and operated under the brands Hyatt Vivid Grand Island® and Dreams Grand Island® and their respective service areas, back-of-house (BOH), restaurants, crystal lagoons, water parks, retail villages, spas, pools, convention centers, marinas, gyms, bars, and other related areas and services.

“Property Disposition” means a sale of the Properties in accordance with the Liquidation Procedure.

“Property Obligors” means the Subsidiary Guarantors, the Issuer Trust and the Operator Guarantors.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rapid Amortization Event” means the occurrence of one of the following events:

(a)          the failure of the Issuer Trust to maintain a Debt Service Coverage Ratio of at least 1.0:1.0 as of any Calculation Date;

(b)          termination of the Hotel Management Agreement, without execution of a Replacement Material Contract within six months of such termination;

(c)          the occurrence of an Event of Default; or

(d)          the occurrence of a Targeted Maturity Failure.

“Rating Agencies” means each of S&P and Moody’s if such Rating Agency is then rating the Notes.

“Ratings Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies; provided such possible downgrade is attributable to a Change of Control) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Issuer Trust’s intention to effect such Change of Control.

“Ratings Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) as compared to the rating of the Notes on the Closing Date by each of the Rating Agencies during the Ratings Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the Rating Agencies as described in clause (a), the Notes are not rated BB (or the equivalent) or higher by the Rating Agencies.

“Record Date” means the close of business on: (a) with respect to Global Notes, the Business Day immediately preceding the applicable Payment Date and (b) with respect to Certificated Notes, 15 calendar days immediately preceding the applicable Payment Date.

“Redemption Date” means a date fixed for the redemption of Notes pursuant to Article 3 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificated Note” means a Certificated Note resold in reliance on Regulation S.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the applicable Private Placement Legend and deposited with the Custodian and registered in the name of DTC or its nominee that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S.

“Replacement Material Contract” means a replacement contract entered into by the Issuer Trust or any Guarantor that is (i) entered into on terms substantially similar to the Material Contract it is replacing, as confirmed by the Servicer or (ii) otherwise reasonably acceptable to the Indenture Trustee (acting at the direction of the Majority Holders).

“Reputable Hotel Operator” means any Person that (a) has (or is an Affiliate of a Person that has) substantial experience as an operator of luxury all-inclusive resorts in Mexico, as confirmed by the Servicer and (b) has a credit rating of at least BBB- (or the equivalent) by the Rating Agencies.

“Responsible Officer” means, with respect to the Indenture Trustee, any vice president assigned to the Corporate Trust Office of the Indenture Trustee to administer corporate trust matters generally and having direct responsibility for the administration of this transaction in particular.

“Restoration Conditions” means, with respect to any Property, (i) such Casualty/Condemnation Event does not render more than 25% of such Property untenable; (ii) restoration of such Property is reasonably expected to be completed within one year of the relevant Casualty/Condemnation Event; (iii) after such restoration, the fair market value of such Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Casualty/Condemnation Event; (iv) all necessary approvals and consents for restoration are obtained or reasonably expected to be obtained; and (v) no Rapid Amortization Event has occurred or has not been waived.

“Restricted Payment Date” means the date on which a Restricted Payment is made.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, as notified by the Issuer Trust to the Indenture Trustee in writing.

“Revenues” means, for any period, (i) in the case of the Issuer Trust, all cash revenues received by the Issuer Trust during such period and deposited in the General Accounts and (ii) in the case of the Murano Parent Guarantor, all cash revenues (including cash dividends) received by the Murano Parent Guarantor during such period.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Certificated Note” means a Certificated Note resold in reliance on Rule 144A.

“Rule 144A Global Note” means a Global Note bearing the Global Note Legend and the applicable Private Placement Legend and deposited with the Custodian and registered in the name of DTC or its nominee that will be issued in an initial amount equal to the principal amount of the Notes sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial, Inc. and its successors and assigns.

“Sanctioned Territory” means at any time a jurisdiction that is the target of comprehensive Sanctions. As of the date hereof, the following are “Sanctioned Jurisdictions”: Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine.

“Sanctions” means any economic or financial sanctions, or trade embargoes or restrictive measures, implemented, administered or enforced by (a) the United States government, (b) the United Nations, (c) the European Union, (d) the United Kingdom, (e) any other jurisdiction in which the Issuer Trust or any Guarantor operates and (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and His Majesty’s Treasury of the United Kingdom (“HMT”).

“Sanctions Lists” means (a) the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC and any other lists administered or enforced by OFAC including, but not limited to, the Sectoral Sanctions Indemnification List, the Foreign Sanctions Evaders List, the Palestinian Legislative Council List, and the List of Foreign Financial Institutions Subject to Correspondent Account or Payable Through Account Sanctions, in each case, as published by OFAC from time to time and (b) the “Consolidated List of Financial Stations Targets and the Investment Ban List” maintained by HMT, in each case of clauses (a) and (b), as amended, supplemented or replaced from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means the Holders, the Indenture Trustee, the Offshore Collateral Agent, the Onshore Collateral Agent, the Offshore Depositary Bank and each other Agent.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security and Account Control Agreement” means the security and account control agreement, dated as of the Closing Date, entered into by and among the Issuer Trust, the Operator Guarantor, the Offshore Collateral Agent and the Offshore Depositary Bank, as amended from time to time.

“Security Documents” means the Trust Agreements, the Security and Account Control Agreement, the Mortgages, the Share Pledge Agreement, the All-Assets Pledge Agreements, and all other instruments, documents, powers of attorney and agreements delivered by or on behalf of the Issuer Trust or the Guarantors pursuant to such agreements in order to grant to, or perfect in favor of, the Offshore Collateral Agent or the Onshore Collateral Agent, for the benefit of the Holders, a Lien on any real, personal or mixed property of the Issuer Trust or the Guarantors as security for its obligations on the Notes.

“Servicer” means, initially Tecnología en Cuentas por Cobrar, S.A.P.I. de C.V and, thereafter any or any other servicer selected by the Operator Guarantor (on behalf of the Issuer Trust) that (i) is not an Affiliate of the Issuer Trust or any Guarantor, (ii) agrees to perform the obligations of the Servicer under the Financing Documents and (iii) has substantial experience as a master servicer, and any subservicer acting on its behalf.

“Servicing Agreement” means the administration and supervision services agreement (contrato de prestación de servicios de administración y supervisión), dated as of the Closing Date, entered into by and among the Servicer, the Operator Guarantor and the Issuer Trust.

“Share Pledge Agreement” means the share pledge agreement (contrato de prenda sobre acciones), dated as of the Closing Date, entered into by and among the Murano Parent Guarantor and Murano Management, S.A. de C.V., as pledgors, the Onshore Collateral Agent, as pledgee, and the Operator Guarantor, as issuer of the shares, as amended from time to time.

“Sponsor” means Murano Global Investments PLC.

“Sponsor Support and Indemnification Agreement” means the sponsor support and indemnification agreement, dated as of the Closing Date, entered into by and among the Sponsor, the Murano Parent Guarantor, the Issuer Trust and the Indenture Trustee.

“Subordinated Indebtedness” means any unsecured Indebtedness of any Guarantor incurred from time to time that is subordinated in right of payment to the Notes and the Note Guarantee.

“Subordination and Non-Disturbance Agreement” means the consent, subordination, non-disturbance and attornment agreement, dated on or before the Closing Date, among the Onshore Collateral Agent, the Servicer, the Issuer Trust, Murano World, the Operator Guarantor, ALG Servicios Financieros Mexico, S.A. de C.V., SOFOM, E.N.R., and the Hotel Operator, as amended from time to time.

“Subsidiary” means, with respect to any Person, any trust, corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock, beneficiary or settlor interest or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by, or for the benefit of, that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantors” means the Murano 3224 Trust and the Murano 2000 Trust, as guarantors of the Notes, or any successors thereto pursuant to the provisions hereof.

“Supermajority Holders” means the Holders of more than 66% in aggregate principal amount of the outstanding Notes; provided that, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer Trust or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Indenture Trustee, the Offshore Depositary Bank, the Offshore Collateral Agent and the Onshore Collateral Agent shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Indenture Trustee, the Offshore Depositary Bank or Offshore Collateral Agent or an Authorized Officer of the Onshore Collateral Agent, as applicable, actually knows, pursuant to written notice from an Authorized Officer of the Issuer Trust, are so owned shall be disregarded.

“Targeted Maturity Date” means September 12, 2030.

“Targeted Maturity Failure” means a failure to repay in full in cash on or prior to the Payment Date occurring on September 12, 2030 the outstanding principal amount of, all Principal Premium, all accrued and unpaid interest and any Additional Amounts on the Notes.

“Transaction Documents” means the Financing Documents and the Material Contracts.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available on a day no earlier than two Business Days prior to the Redemption Date (or, if such statistical release is not so published or available, any publicly available source of similar market date selected by the Issuer Trust in good faith)) most nearly equal to the period from the Redemption Date to September 12, 2027; provided, however, that if the period from the Redemption Date to September 12, 2027 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields to U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to September 12, 2027 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Agreements” means the Issuer Trust Agreement, the trust agreement establishing the Murano 2000 Trust and the trust agreement establishing the Murano 3224 Trust.

“Trust Estate” has the meaning assigned to the term “Patrimonio del Fideicomiso” as defined in the Issuer Trust Agreement.

“United States” or “U.S.” means the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“VAT” means “Impuesto al Valor Agregado” or any similar Mexican tax that replaces it.

“waiver” means, with respect to any particular conduct, event or other circumstance, any change to an obligation of any Person under any Transaction Document requiring the consent of the Holders, which consent has the effect of excusing performance of or compliance with such obligation, or any Default or Event of Default with respect thereto to the extent relating to such conduct, event or circumstance; provided that any waiver shall be limited solely to the particular conduct, event or circumstance and shall not purport, directly or indirectly, to alter or otherwise modify the relevant obligation with respect to future occurrences of the same conduct, event or circumstance.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)        the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)          the then outstanding principal amounts of such Indebtedness.

Section 1.02.        Other Definitions.

Term	Defined in Section
Additional Amounts	Section 4.35(b)
Affiliate Transaction	Section 4.11
Authenticating Agent	Section 2.02
Authentication Order	Section 2.02
Authorized Agent	Section 13.06
Authorized Trustee Officers	Section 13.01(i)
Base Interest	Section 2.13
Casualty/Condemnation Offer	Section 4.37(d)
Casualty/Condemnation Payment	Section 4.37(d)
Casualty/Condemnation Payment Date	Section 4.37(d)
Change of Control Offer	Section 4.13(a)
Change of Control Payment	Section 4.13(a)

Change of Control Payment Date	Section 4.13(a)
Communications	Section 13.01(k)
Covenant Defeasance	Section 8.03
Event of Default	Section 6.01
Indemnified Parties	Section 7.06(b)
Indenture Trustee	Section 8.05(a)
Instructions	Section 13.01(i)
Judgment Currency	Section 13.12
Legal Defeasance	Section 8.02(a)
Liquidated Properties	Section 6.03(ii)
Liquidation Deadline	Section 6.03(c)
Liquidation Procedure	Section 6.03
Loss Proceeds	Section 4.37(a)
Make-Whole Amount	Section 3.07(a)
PIK Interest	Section 2.13
PIK Payment	Section 2.13
Property Liquidation Proceeds	Section 6.03(b)
Property Liquidation Redemption	Section 6.03(b)
Rapid Amortization Event Offer	Section 4.36(a)
Rapid Amortization Event Payment	Section 4.36(a)
Rapid Amortization Event Payment Date	Section 4.36(a)
Register	Section 2.03
Registrar	Section 2.03
Relevant Taxing Jurisdiction	Section 4.35(b)
Restoration Certification	Section 4.37(b)
Restricted Payment Conditions	Section 4.07(a)
Restricted Payments	Section 4.07
Taxes	Section 4.35(a)
Transfer Agent	Section 2.03

Section 1.03.       Rules of Construction. Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          provisions apply to successive events and transactions;

(f)       references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(g)        all references to the principal, premium, including Principal Premium, interest or any other amount payable pursuant to this Indenture or the Notes shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, including Principal Premium, interest and any other amounts payable pursuant to this Indenture or the Notes or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture or the Notes and express reference to the payment of Additional Amounts in any provisions hereof or in the Notes shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;

(h)         prior to the occurrence and continuance of an Event of Default hereunder, if an action hereunder is permitted or required to be taken by the Issuer Trust and this Indenture does not otherwise specify a Person to take action on behalf of the Issuer Trust, the Operator Guarantor shall be empowered to take action on behalf of the Issuer Trust in the absence of documentation evidencing such Operator Guarantor is not empowered to take such action;

(i)          unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness;

(j)        for all purposes under this Indenture, references to “principal amount” of the Notes includes any increase in the principal amount thereof (including PIK Notes) as a result of the payment of PIK Interest; and

(k)         unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any document to be delivered hereunder or thereunder or the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent permitted by, and as provided for in, any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Indenture Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee pursuant to procedures approved by the Indenture Trustee. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party delivered in accordance with this Section 1.03(k) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

ARTICLE 2

THE NOTES

Section 2.01.      Form and Dating. (a) General. The Notes and the Indenture Trustee’s or Authenticating Agent’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein. The Issuer Trust shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer Trust, the Guarantors and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)        Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Indenture Trustee or the Depositary or the Custodian at the direction of the Indenture Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)         Rule 144A Global Notes and Regulation S Global Notes. The Notes sold within the United States to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of a Rule 144A Global Note. The Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note. The Global Notes shall be deposited with the Custodian, and registered in the name of DTC or its nominee, duly executed by the Issuer Trust and authenticated by the Indenture Trustee or the Authenticating Agent as hereinafter provided.

(d)         Certificated Notes. Certificated Notes issued upon transfer of a Book-Entry Interest or a Certificated Note, or in exchange for a Book-Entry Interest or a Certificated Note, shall be issued in accordance with this Indenture.

(e)         Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(f)          Denomination. The Notes shall be issued only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

Section 2.02.       Execution and Authentication. At least one Authorized Officer must sign the Notes for the Issuer Trust by manual, facsimile or electronic signature.

If an Authorized Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, facsimile or electronic signature of the authorized signatory of the Indenture Trustee or the Authenticating Agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer Trust, the Issuer Trust shall deliver such Note to the Indenture Trustee for cancellation pursuant to Section 2.11 hereof.

The Indenture Trustee shall, upon receipt of a written order of the Issuer Trust signed by an Authorized Officer (an “Authentication Order”), authenticate or cause the Authenticating Agent to authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and PIK Notes (or increase in the principal amount of any Global Note as a result of a PIK Payment) in an aggregate principal amount to be determined at the time of issuance and specified therein for such PIK Notes (or increases in the principal amount of any Global Notes in connection with a PIK Payment). The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer Trust pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Indenture Trustee may appoint one or more authentication agents (each, an “Authenticating Agent”) acceptable to the Issuer Trust to authenticate Notes. Such an agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer Trust.

Section 2.03.       Paying Agent, Registrar and Transfer Agent. The Issuer Trust shall maintain one or more Paying Agents for the Notes. The initial Paying Agent will be The Bank of New York Mellon and The Bank of New York Mellon hereby accepts such appointment.

The Issuer Trust shall also maintain a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”) for the Notes. The Issuer Trust hereby appoints The Bank of New York Mellon as the initial Registrar and The Bank of New York Mellon hereby accepts such appointment. The Issuer Trust hereby appoints The Bank of New York Mellon as the initial Transfer Agent and The Bank of New York Mellon hereby accepts such appointment. The Registrar shall maintain a register (the “Register”) for the Notes reflecting ownership of the Certificated Notes outstanding from time to time and shall make payments on and facilitate transfers of Certificated Notes on behalf of the Issuer Trust. The Transfer Agent shall perform the functions of a transfer agent.

The Registrar shall send, on request, a copy of the Register to the Issuer Trust after any change to the Register made by the Registrar, with such copy to be held by the Issuer Trust at its registered office.

The Issuer Trust may appoint other Paying Agents, registrars or transfer agents instead of, or in addition to, the Paying Agent, the Registrar or the Transfer Agent, respectively, initially appointed hereunder without prior notice to the Holders.

Section 2.04.    Paying Agent to Hold Money. The Issuer Trust shall require each Paying Agent (other than the Indenture Trustee in circumstances in which it is required to act as Paying Agent) to agree in writing that each Paying Agent will hold for the benefit of Holders or the Indenture Trustee all money held by the Paying Agent for the payment of principal of, premium, including Principal Premium, or Additional Amounts, if any, or interest on, the Notes, and shall notify the Indenture Trustee of any default by the Issuer Trust in making any such payment. While any such default continues, the Indenture Trustee may require a Paying Agent to pay all money held by it to the Indenture Trustee. The Issuer Trust at any time may require a Paying Agent to pay all money held by it to the Indenture Trustee. Upon payment over to the Indenture Trustee, the Paying Agent (if other than the Issuer Trust) will have no further liability for the money. If the Issuer Trust acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent and in no event shall any Paying Agent be liable for interest on any money received by it hereunder. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer Trust (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Indenture Trustee may serve as Paying Agent for the Notes. A Paying Agent shall not be obliged to pay the Holders (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05.       Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Indenture Trustee or the Paying Agent is not the Registrar, the Issuer Trust shall furnish or cause the Registrar to furnish, to the Indenture Trustee and each Paying Agent at least seven Business Days before each Payment Date and at such other times as the Indenture Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Indenture Trustee or the Paying Agent may reasonably require.

Section 2.06.       Transfer and Exchange. (a) Transfer and Exchange of Global Notes. The Global Notes may not be transferred except as a whole to any Person other than to another Depositary, another Custodian or nominee of the Depositary or to a successor clearing agency or its depositary or common depositary or custodian or nominee approved by the Issuer Trust, the Guarantors and the Indenture Trustee. Global Notes may be exchanged by the Issuer Trust for Certificated Notes only:

(i)          if DTC notifies the Issuer Trust that it is unwilling or unable to continue to act as Depositary for the Global Notes and a successor Depositary is not appointed by the Issuer Trust within 90 days of such notice;

(ii)       if DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor Depositary is not appointed by the Issuer Trust within 90 days;

(iii)        the Issuer Trust, at its option, notifies the Indenture Trustee that it elects to cause the issuance of Certificated Notes; or

(iv)         in whole, but not in part, if the Issuer Trust or DTC so requests following an Event of Default under this Indenture.

Upon the occurrence of any of the preceding events, the Issuer Trust shall issue or cause to be issued Certificated Notes in such names as DTC shall instruct the Indenture Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and 2.10 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or Section 2.06(b)(ii)(B)(1) hereof.

(b)         General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes. The transfer and exchange of Book-Entry Interests shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either Section 2.06(b)(i) or (ii) hereof, as applicable, as well as Section 2.06(b)(iii) hereof, if applicable:

(i)       Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Global Note in accordance with the transfer restrictions set forth in the applicable Private Placement Legend.

(ii)         All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A holder of a Book-Entry Interest in Global Notes may transfer or exchange such Book-Entry Interest in a transaction only if the Indenture Trustee and the Registrar or the relevant Transfer Agent (copied to the Indenture Trustee) receives either:

(A)         both:

(1)        a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)        instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)         both:

(1)         a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)        instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(i) hereof, the principal amount of such securities and the CUSIP number, ISIN or other similar number identifying the Notes.

(iii)       Transfer of Book-Entry Interests to Another Global Note. A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Indenture Trustee and the Registrar receive the following:

(A)          if the transferee will take delivery in the form of a Book-Entry Interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) and/or item (3) thereof.

(c)        Transfer or Exchange of Book-Entry Interests in Global Notes for Certificated Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Certificated Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon receipt by the Indenture Trustee and the Registrar of the following documentation:

(i)          in the case of a transfer on or before the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the Indenture Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1) or item (2) thereof;

(ii)        in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Certificated Note, the Indenture Trustee shall have received a certificate from such holder in the form of Exhibit C hereto, including the certifications in items (1) thereof;

(iii)      in the case of a transfer after the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b) hereof;

(iv)        in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Indenture Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(v)          in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Indenture Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(vi)        in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Indenture Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Indenture Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to (g) hereof, and the Issuer Trust shall execute and, upon its receipt of an Authentication Order, the Indenture Trustee or the Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the applicable Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this (c) shall bear the applicable Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)         Transfer and Exchange of Certificated Notes for Book-Entry Interests in the Global Notes. If any Holder of a Certificated Note proposes to exchange such Certificated Note for a Book-Entry Interest in a Global Note or to transfer such Certificated Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Indenture Trustee, the relevant Transfer Agent and the Registrar of the following documentation:

(i)          if the Holder of such Certificated Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(ii)        if such Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)       if such Certificated Note is being transferred in reliance on Regulation S or Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) or (3) thereof, as applicable; and

(iv)        if such Certificated Note is being transferred to the Issuer Trust or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Indenture Trustee, or at the direction of the Indenture Trustee, the Registrar or the Paying Agent (other than the Issuer Trust) and no one else will cancel the Certificated Note, and the Indenture Trustee will increase or cause to be increased the aggregate principal amount of the appropriate Global Note.

(e)         Transfer and Exchange of Certificated Notes for Certificated Notes. Upon written request by a Holder of Certificated Notes and such Holder’s compliance with this Section 2.06(e), the Transfer Agent or the Registrar shall register the transfer or exchange of Certificated Notes of which registration the Issuer Trust will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Certificated Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Certificated Notes does not transfer the entire principal amount of Notes represented by any such Certificated Note, the Transfer Agent or the Registrar shall cancel or cause to be canceled such Certificated Note and the Issuer Trust (who has been informed of such cancellation) shall execute and, upon its receipt of an Authentication Order, the Indenture Trustee or the Authenticating Agent shall authenticate and deliver to the requesting Holder and any transferee Certificated Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Certificated Note if the Registrar receives the following:

(i)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(ii)        if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)          Legends. The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture (or unless otherwise determined by the Operator Guarantor (on behalf of the Issuer Trust) and the Indenture Trustee to not be required by law or otherwise, in each case, based on advice of counsel).

(i)          Private Placement Legend. Each Global Note and each Certificated Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the applicable legend in substantially the following form:

(A)         For Rule 144A Global Notes and Rule 144A Certificated Notes:

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR(B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S AND, WITH RESPECT TO (A) AND (B), EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO SUCH ACCOUNT, (2) AGREES FOR THE BENEFIT OF THE ISSUER TRUST THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) (I) TO THE ISSUER TRUST OR ANY SUBSIDIARY THEREOF, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (III) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (IV) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE 2A(V) ABOVE, THE ISSUER TRUST RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER TRUST.

AS REQUIRED UNDER ARTICLE 7, SECOND PARAGRAPH, OF THE LMV AND ARTICLES 24 BIS AND 24 BIS 1 OF THE GENERAL PROVISIONS APPLICABLE TO SECURITIES ISSUERS AND OTHER SECURITIES MARKET PARTICIPANTS (DISPOSICIONES DE CARÁCTER GENERAL APLICABLES A LAS EMISORAS DE VALORES Y OTROS PARTICIPANTES DEL MERCADO DE VALORES), WE WILL NOTIFY THE CNBV OF THE TERMS AND CONDITIONS OF THIS OFFERING OF THE NOTES OUTSIDE OF MEXICO, FOR STATISTICAL AND INFORMATIONAL PURPOSES ONLY. THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY MAINTAINED BY THE CNBV AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO. THE NOTES MAY BE OFFERED IN MEXICO ON A PRIVATE PLACEMENT BASIS, TO INVESTORS THAT QUALIFY AS INSTITUTIONAL INVESTOR OR AN ACCREDITED INVESTOR PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE LMV.”

(B)          For Regulation S Global Notes and Regulation S Certificated Notes:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN. THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER TRUST.

AS REQUIRED UNDER ARTICLE 7, SECOND PARAGRAPH, OF THE LMV AND ARTICLES 24 BIS AND 24 BIS 1 OF THE GENERAL PROVISIONS APPLICABLE TO SECURITIES ISSUERS AND OTHER SECURITIES MARKET PARTICIPANTS (DISPOSICIONES DE CARÁCTER GENERAL APLICABLES A LAS EMISORAS DE VALORES Y OTROS PARTICIPANTES DEL MERCADO DE VALORES), WE WILL NOTIFY THE CNBV OF THE TERMS AND CONDITIONS OF THIS OFFERING OF THE NOTES OUTSIDE OF MEXICO, FOR STATISTICAL AND INFORMATIONAL PURPOSES ONLY. THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY MAINTAINED BY THE CNBV AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO. THE NOTES MAY BE OFFERED IN MEXICO ON A PRIVATE PLACEMENT BASIS, TO INVESTORS THAT QUALIFY AS INSTITUTIONAL INVESTOR OR AN ACCREDITED INVESTOR PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE LMV.”

(ii)          Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.”

(g)         Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Indenture Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Indenture Trustee or the Custodian, as applicable, at the direction of the Indenture Trustee, to reflect such reduction; and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Indenture Trustee or by the Custodian, as applicable, at the direction of the Indenture Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(i)       To permit registrations of transfers and exchanges, the Issuer Trust shall execute and, upon its receipt of an Authentication Order, the Indenture Trustee or the Authenticating Agent shall authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)          No service charge will be made by the Issuer Trust or the Registrar to a holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuer Trust and/or the Indenture Trustee may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 4.13 hereof).

(iii)      No Transfer Agent or Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)      All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Issuer Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v)          Neither the Registrar nor the Issuer Trust shall be required to register the transfer into its register kept at its registered office of any Certificated Notes: (A) for a period of 15 days prior to any date fixed for the redemption of such Certificated Notes under Article 3 hereof; (B) for a period of 15 days immediately prior to the date fixed for selection of such Certificated Notes to be redeemed in part; (C) for a period of 15 days prior to the Record Date with respect to any Payment Date, the Targeted Maturity Date or the Legal Final Maturity Date applicable to such Certificated Notes; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Rapid Amortization Event Offer, a Casualty/Condemnation Offer or a Change of Control Offer.

(vi)        The Indenture Trustee, any Agent, the Issuer Trust and the Guarantors (and each of their respective agents) may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, premium, including Principal Premium, and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Indenture Trustee, any Agent, the Issuer Trust or any Guarantor (or any of their respective agents) shall be affected by notice to the contrary.

(vii)       None of the Indenture Trustee, any Agent or any of their respective agents shall have any responsibility or obligation to any Beneficial Owner of an interest in a Global Note, any Participant, Indirect Participant or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant or other participant, member, Beneficial Owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through DTC, subject to the Applicable Procedures. The Indenture Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Participants, Indirect Participants and any Beneficial Owners.

(viii)     None of the Indenture Trustee, any Agent or any of their respective agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants of DTC or Beneficial Owners of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Indenture Trustee nor any of the Agents shall have any responsibility for any actions taken or not taken by DTC.

Section 2.07.      Replacement Notes. If any mutilated Note is surrendered to the Registrar, the Indenture Trustee or the Issuer Trust and the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer Trust shall issue and the Indenture Trustee, upon receipt of an Authentication Order, shall authenticate or cause the Authenticating Agent to authenticate a replacement Note if the Indenture Trustee’s requirements are met. If required by the Indenture Trustee or the Issuer Trust, indemnity, security and/or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Indenture Trustee and the Issuer Trust to protect the Issuer Trust, the Indenture Trustee, any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer Trust may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel.

Every replacement Note is an additional obligation of the Issuer Trust and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Indenture Trustee or the Authenticating Agent except for those canceled by it, those delivered to the Indenture Trustee for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer Trust or an Affiliate of the Issuer Trust holds the Note; however, Notes held by the Issuer Trust shall not be deemed to be outstanding for purposes of Section 3.07(b), Section 7.02(j), Section 7.07(d), Article 6 or Article 9 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Indenture Trustee receives proof from the Issuer Trust satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If a Paying Agent (other than the Issuer Trust or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date and the Indenture Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such amounts will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09.     Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer Trust or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trust or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Indenture Trustee knows are so owned will be so disregarded.

Section 2.10.       Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer Trust may prepare and the Indenture Trustee, upon receipt of an Authentication Order, shall authenticate or cause the Authenticating Agent to authenticate temporary Notes. Temporary Notes will be substantially in the form of Exhibit A but may have variations that the Issuer Trust considers appropriate for temporary Notes to the extent acceptable to the Indenture Trustee. Without unreasonable delay, the Issuer Trust shall prepare and, upon its receipt of an Authentication Order, the Indenture Trustee or the Authenticating Agent shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.      Cancellation. The Issuer Trust at any time may deliver Notes to the Indenture Trustee for cancellation. The Registrar, each Paying Agent and any Transfer Agent shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Indenture Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer Trust following a written request from the Issuer Trust. The Issuer Trust may not issue new Notes to replace Notes that it has paid or that have been delivered to the Indenture Trustee for cancellation.

Section 2.12.       Defaulted Interest. If the Issuer Trust defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer Trust shall notify the Indenture Trustee as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer Trust shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer Trust (or, upon the written request of the Issuer Trust, the Indenture Trustee in the name and at the expense of the Issuer Trust) shall deliver to the Holders in accordance with Section 13.01 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.       Computation of Interest. Interest on the Notes shall accrue at the rate equal to the sum of (a) 11.000% per annum payable in cash (the “Base Interest”), and (b) from the Closing Date until September 12, 2027, 2.000% per annum payable in kind (the “PIK Interest”) at a total rate of 13.000% by capitalizing such PIK Interest and increasing the principal amount of the outstanding Notes in an amount equal to such PIK Interest or by issuing PIK Notes. In connection with the payment of PIK Interest, the Issuer Trust may, without the consent of the holders (and notwithstanding any restrictions or limitations set forth in Section 4.09, Section 4.12 or Article 9 hereof), increase the outstanding principal amount of the Notes or issue PIK Notes (in each case, a “PIK Payment”). Two (2) Business Days prior to each PIK Payment, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee a notice substantially in the form of Exhibit E hereto; provided that, failure to give or delay in giving such notice shall not affect the capitalization of such PIK Interest. Following the interest period beginning on March 13, 2027 and ending on September 12, 2027, the Notes will only accrue and bear interest on the outstanding principal amount of the Notes at the Base Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On any Payment Date on which the Issuer Trust pays PIK Interest with respect to a Global Note, the Indenture Trustee, or the Paying Agent at the direction of the Indenture Trustee, in each case, upon receipt of an Officer’s Certificate setting forth the amount by which such Global Note shall be increased as a result of the payment of such PIK Interest, shall increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date for such Payment Date, to the credit of the holders on such Record Date, pro rata to the extent practicable, in accordance with their interests, and an adjustment shall be made on the books and records of the Indenture Trustee with respect to such Global Note to reflect such increase. On any Payment Date on which the Issuer pays PIK Interest by issuing certificated PIK Notes, the principal amount of any such PIK Notes issued to any holder, for the relevant interest period as of the relevant Record Date for such Payment Date, shall be rounded up to the nearest $1.00.

Section 2.14.      Further Issues. From time to time, subject to the Issuer Trust’s compliance with Sections 4.09 and 4.12 hereof and without notice to, or the consent of, the Holders, the Issuer Trust will be permitted to issue Additional Notes under this Indenture having substantially similar terms and conditions (except for original issue date, issue price and the first date on which interest is payable) as the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, except as otherwise provided herein; provided that unless such Additional Notes are issued with a separate CUSIP number, ISIN or other identifying number (as applicable), such Additional Notes shall be fungible with the Initial Notes for U.S. federal income tax purposes.

Section 2.15.       CUSIP Number or ISIN. The Issuer Trust in issuing the Notes may use “CUSIP” numbers or “ISINs” and, if so, such CUSIP number or ISIN shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

The Issuer Trust shall promptly notify the Indenture Trustee of any change in the CUSIP number or ISIN.

Section 2.16.       Deposit of Moneys. No later than 10:00 a.m. (New York City time), on the Business Day prior to each Payment Date and on the Business Day immediately preceding any Rapid Amortization Event Payment Date, any Casualty/Condemnation Payment Date or any Change of Control Payment Date as applicable pursuant to Sections 4.13, 4.36 or 4.37 hereof and on the Business Day immediately following any acceleration of the Notes, the Issuer Trust shall deposit with the Paying Agent, in immediately available funds, money in U.S. dollars sufficient to make cash payments, if any, due on such day or date. Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders of Notes properly tendered and not withdrawn on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes. The Issuer Trust shall promptly notify the Indenture Trustee and the Paying Agent of its failure to so act. Additionally, the Issuer Trust will publicly announce the results of the Rapid Amortization Event Offer, Casualty/Condemnation Offer or Change of Control Offer, as the case may be, on or as soon as practicable after the Rapid Amortization Event Payment Date, Casualty/Condemnation Payment Date or Change of Control Payment Date, as applicable.

Section 2.17.       Agents. (a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)        The Issuer Trust and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Indenture Trustee may, by notice in writing to the Issuer Trust and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Indenture Trustee.

Section 2.18.      Listing. (a) The Issuer Trust intends to apply to list each series of Notes on the Euronext Dublin Market. The listing application will be subject to approval by the Euronext Dublin Market and there is no assurance that the Issuer Trust will obtain or be able to maintain a listing and quotation of the Notes on the Euronext Dublin Market. The Notes will be traded in a minimum board lot size of US$200,000 (or its equivalent in foreign currencies) as long as any of the Notes are listed on the Euronext Dublin Market and the rules of the Euronext Dublin Market so require.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01.      Notices to Indenture Trustee. If the Issuer Trust elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must deliver to the Indenture Trustee in accordance with Section 13.01 hereof, at least 10 days but not more than 60 days before a Redemption Date (and, in any case, concurrently with any notice given to Holders pursuant to Section 3.03 hereof), an Officer’s Certificate setting forth:

(a)          the clause of this Indenture pursuant to which the redemption shall occur;

(b)          the Redemption Date;

(c)          the principal amount of Notes to be redeemed;

(d)          the redemption price; and

(e)          the CUSIP number(s) or ISIN(s) of the Notes, as applicable.

Section 3.02.      Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, Notes will be selected for redemption based on the policies and procedures of then applicable procedures of applicable depository (or, in the case of Certificated Notes, the Indenture Trustee (or the Registrar, as applicable) will select Notes for redemption on a pro rata basis), unless otherwise required by law or applicable stock exchange or depository requirements. No Notes of US$200,000 or less can be redeemed in part.

Section 3.03.       Notice of Redemption. (a) At least 10 days but not more than 60 days before a Redemption Date, the Issuer Trust shall deliver a notice of redemption to each Holder whose Notes are to be redeemed in accordance with Section 13.01 hereof, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or a Covenant Defeasance or the satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 hereof. The Operator Guarantor (on behalf of the Issuer Trust) shall be responsible for determining the redemption price of the Notes in connection with any redemption, and the Indenture Trustee shall have no duty to verify any such determination.

(b)        If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of that Note that is to be redeemed. In the case of Certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Notes. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on such Notes or portions thereof called for redemption, unless payment is improperly withheld.

(c)      For Certificated Notes held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders. For so long as the Notes are listed on the Euronext Dublin Market and the rules of the Euronext Dublin Market so require, the Operator Guarantor (on behalf of the Issuer Trust) will notify the Euronext Dublin Market of any such redemption and the principal amount of any Notes outstanding following any partial redemption of such Notes.

(d)        The notice shall identify the Notes to be redeemed and corresponding CUSIP number(s) or ISIN(s), as applicable, and shall state:

(i)          the Redemption Date;

(ii)         the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)        if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the Redemption Date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(iv)          if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Note, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Note;

(v)          the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(vi)       that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(vii)       that, unless the Issuer Trust defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date;

(viii)     the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(ix)        that no representation is made as to the correctness or accuracy of the CUSIP number(s) or ISIN(s), if any, listed in such notice or printed on the Notes.

(e)          At the Issuer Trust’s written request, the Indenture Trustee shall give the notice of redemption in the Issuer Trust’s name and at its expense; provided, however, that the Issuer Trust shall have delivered to the Indenture Trustee, at least five days (or such shorter period as agreed by the Indenture Trustee) prior to the date on which the notice of redemption is to be given to Holders, as the case may be, an Officer’s Certificate requesting that the Indenture Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(d) hereof.

Section 3.04.      Effect of Notice of Redemption. Any redemption or notice of redemption may, at the Operator Guarantor’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Operator Guarantor’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (provided, however, that, in no case shall the notice have been delivered less than 10 days or more than 60 days prior to the date on which such redemption (if any) occurs and such delay will be no more than 60 days after the date the notice of redemption was sent), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Operator Guarantor (on behalf of the Issuer Trust) by notice to the Holders of the Notes and the Operator Guarantor may provide in such notice that payment of the redemption or purchase price and performance of the Issuer Trust’s obligations with respect to such redemption may be performed by another Person. Notice of any satisfaction and discharge under this Indenture may be subject to a notice period of more than 60 days, at the Operator Guarantor’s discretion.

Section 3.05.      Deposit of Redemption Price. (a) No later than 10:00 a.m. (New York City time) on the Business Day prior to the Redemption Date, the Issuer Trust shall deposit with the Indenture Trustee or with the Paying Agent money in U.S. dollars sufficient to pay the redemption or purchase price of, and accrued interest and Additional Amounts (if any) on, all Notes to be redeemed or purchased on that date; provided, however, any funds received after 10:00 a.m. (New York City time) on such date shall be deemed to be have been received and deposited on the Business Day following receipt by the Indenture Trustee or the Paying Agent. The Indenture Trustee or the Paying Agent shall, upon written request of the Issuer Trust, promptly return to the Issuer Trust any money deposited with the Indenture Trustee or the Paying Agent, as applicable, by the Issuer Trust in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on, all Notes to be purchased or redeemed. The Issuer Trust shall, no later than 10:00 a.m. (New York City time) on the second Business Day prior to the date on which the applicable Paying Agent receives payment, procure that the bank effecting payment for it confirms by written notice to the relevant Paying Agent that an irrevocable instruction has been given.

(b)          If the Issuer Trust complies with the provisions of Section 3.05(a) hereof, on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date for the payment of interest but on or prior to the related Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption is not so paid upon surrender for redemption or purchase because of the failure of the Issuer Trust to comply with Section 3.05(a) hereof, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.       Notes Redeemed in Part. Upon surrender of a Certificated Note that is redeemed in part, the Issuer Trust shall issue and, upon receipt of an Authentication Order, the Indenture Trustee or the Authenticating Agent shall authenticate for (and in the name of) the Holder at the expense of the Issuer Trust a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that any Certificated Note shall be in a principal amount of US$200,000 and integral multiples of US$1,000 in excess thereof.

Section 3.07.      Optional Redemption. (a) At any time prior to September 12, 2027, the Operator Guarantor (on behalf of the Issuer Trust) may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders, at a redemption price equal to the greater of (1) 100.000% of the principal amount of such Notes and (2) the sum of the present value of the redemption price of the Notes to be redeemed at September 12, 2027, plus each remaining scheduled payment of interest thereon during the period between the redemption date and September 12, 2027 (exclusive of interest accrued to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus accrued and unpaid interest and any Additional Amounts due thereon up to but not including the date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date). The Indenture Trustee shall have no duty to calculate or verify the Make-Whole Amount. Any redemption and notice may, in the Operator Guarantor’s discretion, be subject to the satisfaction of one or more conditions precedent.

(b)          On or after September 12, 2027, the Issuer Trust may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but excluding) the Redemption Date and all Additional Amounts, if any, then due, on the Notes redeemed, if redeemed during the twelve-month period commencing on September 12 of any year indicated below (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Payment Date):

Year	Redemption Price
2027	105.5%
2028 and thereafter	102.75%

(c)         In addition, at any time, and from time to time, on or prior to September 12, 2027, the Operator Guarantor (on behalf of the Issuer Trust) may, at its option, use all or any portion of the Net Cash Proceeds of one or more Equity Offerings, to the extent the net cash proceeds thereof are contributed to the Trust Estate and placed directly in the Prepayment Account only for such purpose and without adding to any calculation that would otherwise permit a Restricted Payment, to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 111.000% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the Redemption Date and all Additional Amounts, if any, then due, on the Notes redeemed (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Payment Date); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer Trust shall consummate such redemption not more than 90 days after the consummation of that Equity Offering upon not less than 10 nor more than 60 days’ notice mailed to each Holder being redeemed and otherwise in accordance with the redemption procedures set forth in this Indenture.

(d)         Unless the Issuer Trust defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)        To the extent that the Notes are represented by Global Notes, any payment to the Beneficial Owners holding Book-Entry Interests will be subject to the Applicable Procedures.

Section 3.08.    Redemption for Changes in Taxes. The Issuer Trust may redeem the Notes, in whole but not in part, at the Operator Guarantor’s option at any time prior to their maturity upon not less than 10 nor more than 60 days’ prior written notice to Holders of the Notes as provided for herein (with copies to the Indenture Trustee and the Paying Agent), at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest if any, to (but excluding) the applicable Redemption Date and all Additional Amounts, if any, then due on the Notes, if due to a Change in Tax Law:

(a)          the Issuer Trust, in accordance with the terms of the Notes, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes in excess of the Additional Amounts that the Issuer Trust would be required to pay if payments in respect of the Notes were subject to collection, deduction or withholding for Taxes imposed by the applicable Relevant Taxing Jurisdiction at the rate applicable on the Closing Date (which, in the case of Mexico, is a rate of 4.9% for payments of interest) (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date after the Closing Date, at the rate applicable on such later date); and

(b)          the Issuer Trust cannot avoid such obligation by taking reasonable measures available to it;

provided that (i) the notice of redemption shall not be given earlier than 60 days prior to the earliest date on which the Issuer Trust would be obligated to pay any such Additional Amounts if a payment in respect of the Notes were then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect or remains scheduled to go into effect; and provided further, that prior to the giving of any such notice of redemption, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee (A) an Officer’s Certificate stating that the Issuer Trust is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer Trust so to redeem have occurred and (B) an Opinion of Counsel from counsel of recognized standing with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer Trust has, or would, become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The Indenture Trustee will accept this Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth above, in which event it will be conclusive and binding on the Holders.

Section 3.09.      Mandatory Redemption; Open Market Purchases. Other than the redemption pursuant to Section 4.38, the Issuer Trust is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; however, the Issuer Trust shall be required to offer to purchase the Notes pursuant to Sections 4.13, 4.36 and 4.37 hereof, if and when required pursuant to the terms thereof. The Issuer Trust or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, privately negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE 4

COVENANTS

Section 4.01.     Payment of Notes. The Issuer Trust shall pay or cause to be paid the principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, will be considered paid on the date due if the Indenture Trustee or the Paying Agent, if other than the Issuer Trust or any Guarantor, holds as of 10:00 a.m. (New York City time) one Business Day prior to the due date money deposited by the Issuer Trust in immediately available funds and designated for and sufficient to pay all principal, premium, if any, including Principal Premium, and interest and Additional Amounts, if any, then due. If the Issuer Trust or any Guarantor acts as Paying Agent, principal, premium, if any, including Principal Premium, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.16 hereof. Principal of, interest, premium and Additional Amounts, if any, on the Notes will be payable at the Corporate Trust Office of the Paying Agent for such purposes. All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.

Principal of, interest, premium, including Principal Premium, and Additional Amounts, if any, on any Certificated Notes will be payable at the Corporate Trust Office of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03 hereof. In addition, interest on Certificated Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Certificated Notes.

If an Event of Default shall occur and be continuing, the Issuer Trust shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal, installments of interest, Principal Premium and Additional Amounts, if any (without regard to any applicable grace period) at a rate that is 3% per annum higher than the then applicable interest rate on the Notes to the extent lawful until the earlier of (a) completion of the Liquidation Procedure, (b) the repayment in full of the Notes, and (c) the date on which the Majority Holders have waived such Event of Default; provided that, to the extent another Event of Default occurs, such default interest will again commence accruing from the date of such Event of Default.

Section 4.02.       Maintenance of Office or Agency. The Issuer Trust shall maintain the offices and agencies specified in Section 2.03 hereof. The Issuer Trust shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer Trust fails to maintain any such required office or agency or fails to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee (in accordance with Section 13.01 hereof).

The Issuer Trust may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer Trust shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer Trust hereby designates the Corporate Trust Office of the Indenture Trustee (the address of which is specified in Section 13.01 hereof) as one such office or agency of the Issuer Trust in accordance with Section 2.03 hereof.

Section 4.03.      Financial Statements; Financial Certifications and Other Information.  (a) The Operator Guarantor (on behalf of itself and the Issuer Trust) and the other Guarantors shall provide the Indenture Trustee and the Servicer and, upon request by a Holder, the Indenture Trustee shall provide to any Holder (at the Issuer Trust’s expense):

(i)         within 120 days of the end of each Fiscal Year, (A) (x) annual audited financial statements of the Issuer Trust, (y) annual audited financial statements of the Operator Guarantor, (z) annual audited financial statements of each Subsidiary Guarantor, and (aa) annual audited consolidated financial statements of the Murano Parent Guarantor and its Subsidiaries and (B) in each case, a report on such statements by such Person’s independent auditors with recognized international standing;

(ii)         within 90 days of the end of each Fiscal Quarter, (x) unaudited quarterly financial statements of the Issuer Trust, (y) unaudited quarterly financial statements of the Operator Guarantor, (z) unaudited quarterly financial statements of each Subsidiary Guarantor, and (aa) unaudited quarterly consolidated financial statements of the Murano Parent Guarantor and its Subsidiaries certified by an Authorized Officer of such Person, as applicable, as fairly stating, in all material respects, the financial condition of such Person, as the case may be, as at the end of such period;

(iii)        concurrently with the delivery of the financial statements of the Issuer Trust and the Murano Parent Guarantor, as the case may be, referred to in (i) and (ii) above, a certificate of an Authorized Officer of the Operator Guarantor (on behalf of the Issuer Trust) and the Murano Parent Guarantor, as the case may be, certifying whether to such Authorized Officer’s knowledge, a Default or Event of Default has occurred at any time since the delivery of the prior certificate delivered pursuant to this sub-clause (iii) and, if a Default or Event of Default has occurred and is continuing, a statement specifying the nature thereof and any action taken or proposed to be taken with respect thereto to remedy the same; provided that no such certification will be required for any Default or Event of Default that has been waived or notified in prior annual certificates;

(iv)       within 30 days of each Calculation Date, a certificate from the Operator Guarantor (on behalf of the Issuer Trust) indicating as of such Calculation Date, the following information: (a) the Debt Service Coverage Ratio (including Revenues and Operating Expenses of the Property Obligors), (b) the weighted average occupancy of the Properties, and (c) the amount on deposit in each Account; and

(v)          within 60 days of the end of each Fiscal Year, an Authorized Appraisal for the Properties.

(b)       The Operator Guarantor (on behalf of the Issuer Trust) or the Murano Parent Guarantor, as applicable, shall provide the Indenture Trustee, at least two Business Days prior to any date on which a Restricted Payment is proposed to be made from the Lock-up Accounts, a certificate of an Authorized Officer of the Issuer Trust or the Murano Parent Guarantor, as the case may be, certifying that it is in compliance with the Restricted Payment Conditions and providing the computations of the applicable ratios in reasonable detail necessary to demonstrate satisfaction thereof. Upon request by a Holder, the Indenture Trustee will forward such certificate to such Holder (at the Issuer Trust’s expense).

(c)          The Operator Guarantor shall provide the Servicer (with copy to the Indenture Trustee) (i) (A) no later than (x) the 25th day of each calendar month and (y) the 50th day after the end of each Fiscal Year, the results of operations, profit and loss statements, (B) no later than November 2nd of each calendar year, the proposed Annual Budget for the Properties for the next calendar year, (ii) all other information required to be delivered by the Hotel Operator to the Operator Guarantor under the Hotel Management Agreement and (iii) within 10 Business Days after any new, renewed or modified insurance policy becomes available, all certificates of insurance and copies of all insurance policies.

(d)         In addition, for so long as any Notes remain outstanding and during any period during which the Issuer Trust is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer Trust has agreed that the Operator Guarantor on its behalf and the Guarantors will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer Trust may, in lieu of delivering the information required pursuant to this Section 4.03 to the Indenture Trustee, post any such information on the Sponsor’s website no later than the date that the Issuer Trust is required to provide such information to the Indenture Trustee and, upon request, to the Holders. Such website may be password protected so long as the Issuer Trust (i) notifies the Indenture Trustee and the Holders of postings to the website (including through the information procedures of the depositary for the Notes) and (ii) provide the Indenture Trustee and the holders of the Notes with access to such website.

So long as any Notes are admitted to trading on the Euronext Dublin Market and the rules of the Euronext Dublin Market so require, the Issuer Trust will also provide a copy of all reports and press releases that the Issuer Trust will need to provide in accordance with this Indenture to the Euronext Dublin Market. The Indenture Trustee shall have no obligation to determine if and when any such reports have been filed or posted.

Delivery of such information and documents to the Indenture Trustee and the Servicer pursuant to this Section 4.03 is for informational purposes only and the Indenture Trustee’s and the Servicer’s receipt of such shall not constitute actual, constructive or deemed notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer Trust’s compliance with any of the covenants under this Indenture.

Section 4.04.       Notices of Material Events. The Operator Guarantor (on behalf of itself and the Issuer Trust) and the other Guarantors shall, as soon as reasonably practicable and in any event within 15 Business Days after it obtains knowledge of any of the following, give written notice to the Indenture Trustee and the Servicer and, upon request by a Holder, the Indenture Trustee will provide to any Holder (at the Issuer Trust’s expense) of:

(a)        the occurrence of any Event of Default or any Rapid Amortization Event (with a description of any action being taken or proposed to be taken with respect thereto);

(b)        the occurrence of any Casualty/Condemnation Event or the actual or threatened commencement of proceedings that would result in a Condemnation;

(c)         the filing or commencement of any action, suit or other proceeding by or before any arbitrator or Governmental Authority in which, in the sole judgment of such Person, there is a reasonable probability of an adverse determination that could result in a Material Adverse Effect;

(d)          the early termination or cancellation of any Material Contract (or any default or other event which with notice or lapse of time could result in such early termination or cancellation) or any Modification of any Material Contract;

(e)        any written notice of the occurrence of any event giving rise to a material claim under any insurance policy required to be maintained with respect to the Properties, with copies of any material documents relating thereto in the possession or control of such Person that could reasonably be expected to result in a Material Adverse Effect;

(f)          any material Lien or claim against the Collateral known to such Person (other than Permitted Liens);

(g)          any written notice to the Issuer Trust or any Guarantor indicating that any material Governmental Approval will not be granted or renewed or will be granted or renewed on terms that could reasonably be expected to result in a Material Adverse Effect;

(h)          any event or circumstance known to such Person affecting the Hotel Operator that could reasonably be expected to impair the ability of the Hotel Operator to perform its obligations under the Hotel Management Agreement and that could reasonably be expected to result in a Material Adverse Effect;

(i)          the occurrence of any Force Majeure Event under any Material Contracts;

(j)          the entry into any additional Material Contracts; and

(k)          any change of any senior manager or senior officer of any Guarantor.

Section 4.05.     Rights under Material Contracts. Each of the Issuer Trust and each Guarantor shall (i) perform and observe all of its covenants and obligations contained in the Material Contracts to which it is a party, (ii) take all reasonable and necessary action to defend any material adverse litigation to which it is a party in relation to any Material Contract (except as otherwise counseled by reputable counsel), and (iii) enforce, in accordance with customary industry standards, against the Hotel Operator each other covenant or obligation of any Material Contract to which it is a party in accordance with the terms thereof, in each case of clauses (i) through (iii) above, except to the extent that failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Section 4.06.       Taxes. Each of the Issuer Trust and the Guarantors shall timely pay and discharge all material Taxes for which it is responsible and make timely Tax filings prior to the date on which penalties, fines or interest attach thereto; provided that the Issuer Trust may permit any such Tax to remain unpaid if it meets the Permitted Contest Conditions.

Section 4.07.    Limitation on Restricted Payments. Neither the Issuer Trust nor any Guarantor shall, directly or indirectly, make any distribution of trust assets, dividend payments or other distributions on equity or Capital Stock, or payments on Indebtedness that does not rank pari passu in right of payment with the Notes or payments to any beneficiary or settlor, or any Affiliate of the Issuer Trust (any of the preceding, “Restricted Payments”); provided that:

(a)          the Issuer Trust shall be permitted to make Restricted Payments in cash from amounts on deposit in the Lock-up Accounts if, at the time of any such Restricted Payment (other than a Permitted Investment), the following conditions are satisfied (the “Restricted Payment Conditions”):

(i)        no Default or Event of Default or Rapid Amortization Event has occurred and is continuing as of the relevant Restricted Payment Date (or would occur as a consequence of the making of such Restricted Payment);

(ii)         after giving pro forma effect to such Restricted Payment, the Debt Service Coverage Ratio for the 12-month period ended on the Calculation Date immediately prior to the relevant Restricted Payment Date (taken as one accounting period), is at least 1.5:1.0; and the projected Debt Service Coverage Ratio for the 12-month period ended on the Calculation Date immediately prior to the relevant Restricted Payment Date, is at least 1.5:1.0;

(iii)       as of the relevant Restricted Payment Date, after giving pro forma effect to such Restricted Payment, (x) the Debt Service Reserve Account is supported or funded in an aggregate amount at least equal to the DSRA Reserve Requirement and (y) the Contingency Reserve Accounts are funded in an aggregate amount at least equal to the Contingency Reserve Requirement;

(iv)        the Issuer Trust and the Operator Guarantor have not received a notice in writing from ALG Servicios Financieros Mexico, S.A. de C.V., SOFOM, E.N.R. that a payment event of default has occurred and is continuing under the Beach Club Loan Agreement;

(v)         after giving pro forma effect to such Restricted Payment, each of the Rating Agencies shall have affirmed the rating of the Notes is at least BBB- (in the case of S&P) and Baa3 (in the case of Moody’s); and

(vi)        no later than five Business Days prior to the proposed Restricted Payment Date, the Operator Guarantor (on behalf of the Issuer Trust) has provided the Indenture Trustee with an Officer’s Certificate certifying as to the satisfaction of all conditions set forth in clauses (i) through (v); and

(b)         the Murano Parent Guarantor shall be permitted to make Restricted Payments if (i) condition (a)(i) above is satisfied, (ii) the Murano Parent Guarantor Coverage Ratio is, and would be after giving pro forma effect to such Restricted Payment, less than 2.0:1.0 and (iii) such Restricted Payment does not exceed 50% of the Net Income of the Murano Parent Guarantor for the period (taken as one accounting period) from and after June 30, 2024 to the end of the Murano Parent Guarantor’s most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Net Income for such period is a negative, minus the amount by which cumulative Net Income is less than zero).

Section 4.08.     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) Neither the Issuer Trust nor any Guarantor will, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Person to:

(i)          pay dividends or make any other distributions on its Capital Stock to the Issuer Trust or any Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer Trust or any Guarantor;

(ii)          make loans or advances to the Issuer Trust or any other Guarantor; or

(iii)        sell, lease or transfer any of its properties or assets to the Issuer Trust or any Guarantor; provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer Trust or such Guarantor to other Indebtedness incurred by the Issuer Trust or such Guarantor, in each case, shall not be deemed to constitute such an encumbrance or restriction.

(b)          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)        any encumbrance or restriction existing on the Closing Date and any amendment, extension or replacement of any such encumbrance or restriction on terms similar to those in existence on the Closing Date;

(ii)          any encumbrance or restriction pursuant to this Indenture, the Notes or the Note Guarantees;

(iii)         applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(iv)         any encumbrance or restriction:

(A)        entered into in the ordinary course of business that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

(B)       contained in mortgages, pledges or other security agreements permitted under this Indenture or securing Indebtedness of the Issuer Trust or such Guarantor permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements; or

(C)         pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer Trust or such Guarantor; or

(v)        restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

Section 4.09.      Limitation on Incurrence of Indebtedness. Neither the Issuer Trust nor any Guarantor shall not create, incur, assume or permit to exist any Indebtedness, except for Permitted Debt.

Section 4.10.      Governmental Approvals. The Issuer Trust and each Guarantor shall at all times obtain, comply with and maintain in full force and effect all Governmental Approvals necessary for the operation and maintenance of the Properties, except where the failure to maintain such Governmental Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.11.       Limitation on Transactions with Affiliates. Neither the Issuer Trust nor any Guarantor will, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any services) with any Affiliate of the Issuer Trust or any Guarantor (any such transaction or series of related transactions being, an “Affiliate Transaction”), unless:

(a)          the Affiliate Transaction was entered into and in existence prior to the Closing Date and disclosed in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions”;

(b)         the Affiliate Transaction is on terms that are not materially less favorable to the Issuer Trust or such Guarantor than those that would have been obtained in a comparable transaction by the Issuer Trust or such Guarantor with an unrelated Person;

(c)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate value in excess of US$2.0 million and up to and including US$5.0 million, the Servicer shall have approved in writing such Affiliate Transaction; and in addition; or

(d)        with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5.0 million, a written opinion of an accounting, appraisal or investing banking firm of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (i) fair to the Issuer Trust or such Guarantor from a financial point of view taking into account all relevant circumstances or (ii) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate;

provided, that notwithstanding the foregoing, this covenant shall not apply to and shall not prevent, Affiliate Transactions between and among the Issuer Trust and the Guarantors.

Section 4.12.       Limitation on Liens. Neither the Issuer Trust nor any Guarantor shall create, incur, assume or permit to exist any Lien upon or with respect to any of its property, assets or revenues or any of the Collateral, except for Permitted Liens.

Section 4.13.       Offer to Repurchase upon Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Issuer Trust to repurchase all or any part (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth herein. In the Change of Control Offer, the Operator Guarantor (on behalf of the Issuer Trust) shall offer a payment in cash equal to 102.75% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest if any, to (but excluding) the purchase date and all Additional Amounts, if any, then due on the Notes repurchased (the “Change of Control Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date). Within 30 days following any Change of Control Triggering Event, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver a notice to each Holder (a “Change of Control Offer”) in accordance with this Indenture (with a copy to the Indenture Trustee), stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Issuer Trust shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer Trust will comply with any applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(b)         On the Business Day immediately preceding the Change of Control Payment Date, the Operator Guarantor (on behalf of the Issuer Trust) shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn.

(c)          On the Change of Control Payment Date:

(i)         the Issuer Trust will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(ii)         the Operator Guarantor (on behalf of the Issuer Trust) will deliver or cause to be delivered to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer Trust and the Notes properly accepted and certifying that all conditions precedent to the Change of Control Offer and the repurchase of the Notes on the Change of Control Payment Date have been satisfied and such Change of Control Offer and repurchase of Notes is authorized and permitted by this Indenture and the other Transaction Documents.

(d)          The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and, in the case of Certificated Notes, the Indenture Trustee (or an authentication agent on its behalf), upon receipt of an authentication order from the Issuer Trust, will promptly authenticate and deliver (or cause to be transferred by book-entry, subject to the applicable procedures of the applicable depository) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Operator Guarantor (on behalf of the Issuer Trust) will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)        The provisions described under Section 4.13(a) through (d) hereof that require the Issuer Trust to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.

(f)           The Issuer Trust shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer Trust and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and the occurrence of a Change of Control Triggering Event; provided that a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)          The provisions of this Section 4.13 may be waived or modified with the consent of the Supermajority Holders prior to the occurrence of a Change of Control Triggering Event.

Section 4.14.     Additional Guarantors and Additional Collateral. Within 30 days of the date any Subsidiary of the Murano Parent Guarantor agrees to provide Additional Collateral to secure any Additional Notes, the Murano Parent Guarantor shall cause (i) such Subsidiary to grant Note Guarantees, enter into the Security Documents with respect to the applicable Additional Collateral and execute and deliver a supplemental indenture substantially in the form of Exhibit D and (ii) such Subsidiary to execute, acknowledge and deliver, or cause to be executed acknowledged and delivered, in each case, at the Murano Parent Guarantor’s cost and expense, such further documents and instruments to ensure that any assets of such Subsidiary are subject to security interests become Additional Collateral on the same terms as the Initial Collateral securing the Notes.

If any Guarantor (other than the Murano Parent Guarantor) shall have any Subsidiaries, such Guarantor (other than the Murano Parent Guarantor) shall cause (i) such Subsidiary to grant Note Guarantees and enter into the Security Documents with respect to all of its assets (other than immaterial assets) which shall become Additional Collateral, and execute and deliver a supplemental indenture substantially in the form of Exhibit D and (ii) such Subsidiary to execute, acknowledge and deliver, or cause to be executed acknowledged and delivered, in each case, at such Guarantor’s cost and expense, such further documents and instruments to ensure that any assets of such Subsidiary are subject to security interests become Additional Collateral on the same terms as the Initial Collateral securing the Notes.

Section 4.15.       Compliance with Laws. The Issuer Trust and each Guarantor shall comply, and shall use its commercially reasonable efforts to ensure that the Properties are owned and operated in compliance with, all Governmental Rules (including Environmental Laws), except where any failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 4.16.       Maintenance of Legal Status. Each of the Issuer Trust and each Guarantor shall at all times preserve and maintain in full force and effect, in the case of the Issuer Trust and each Subsidiary Guarantor, the trust created under the relevant Trust Agreement and, in the case of each other Guarantor, its legal existence under the laws of Mexico.

Section 4.17.      Limitation on Sale and Lease-Back Transactions. Neither the Issuer Trust nor any Guarantor shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Issuer Trust or such Guarantor (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Issuer Trust), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Issuer Trust or such Guarantor to any Person in connection with such lease.

Section 4.18.      Conduct of Business. (a) The Issuer Trust and the Subsidiary Guarantors shall not engage at any time (x) in any activity that is not permitted under the Issuer Trust Agreement or (y) in any business other than the construction, ownership, operation, maintenance, repair and financing or refinancing of the Properties as contemplated by the Material Contracts and activities incidental, complementary and ancillary thereto.

(b)         The Operator Guarantor shall not engage in any activity other than (1) maintaining its existence and activity related thereto including compliance with laws and regulations, (2) fulfilling its obligations under the Material Contracts, including the Lease Agreements and the Hotel Management Agreement, this Indenture, the Notes and the other Financing Documents, and (3) such other obligations reasonably related thereto.

Section 4.19.       Maintenance of Ratings. The Issuer Trust will use commercially reasonable efforts to obtain an initial rating and maintain a rating of the Notes by at least two (2) Rating Agencies; provided, however, that, in the event that one or more Rating Agencies (i) cease to exist, (ii) cease to issue ratings of the type issued in respect of the Notes as of the Closing Date or (iii) refuse or otherwise decline to provide a rating for the Notes for reasons not otherwise attributable to the Issuer Trust, the failure by the Issuer Trust to obtain the same shall not constitute a Default or an Event of Default. For the avoidance of doubt, the Issuer Trust shall not have any obligation to maintain any particular minimum rating or level of rating with respect to itself or the Notes.

Section 4.20.      Use of Proceeds. The Issuer Trust shall use the proceeds from the Notes to (i) repay the Existing Debt Facilities Subject to Repayment, (ii) fund the Debt Service Reserve Account (to the extent a letter of credit is not posted in lieu of a cash deposit into the Debt Service Reserve Account), (iii) pay transaction costs and expenses and (iv) fund working capital and support completion costs.

Section 4.21.       Further Assurances. The Issuer Trust will and the Guarantors promptly take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, power of attorney, approval, authorization, exemption, notice, acknowledgment, filing, license, order, recording or registration, or any payment of fees) at any time required in accordance with Governmental Rules and regulations to be taken, fulfilled or done in order (a) to enable the Issuer Trust and the Guarantors lawfully to enter into, and perform and comply with its obligations under the Notes, (b) to ensure that those obligations are legally binding and enforceable on the Issuer Trust and the Guarantors, in each case, subject to any limitations under applicable law and (c) to make the Notes admissible in evidence in the courts of Mexico following the occurrence and during the continuance of an Event of Default under this Indenture.

Section 4.22.     Insurance. (a) The Issuer Trust and each Guarantor will maintain or cause to be maintained, the insurance policies with financially sound and reputable insurers on the terms set forth on Schedule 4.22 and such other public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Issuer Trust and the Guarantors and the Properties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses and as required in the Material Contracts, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) in the case of each liability insurance policy, name the Issuer Trust as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, that names the Issuer Trust as the loss payee thereunder and provide for at least 30 days’ prior written notice to the Onshore Collateral Agent and the Offshore Collateral Agent of any Modification or cancellation of such policy. The Operator Guarantor (on behalf of the Issuer Trust) will furnish to the Servicer (with a copy to the Indenture Trustee and Onshore Collateral Agent) all new, renewed or modified certificates of insurance in accordance with Section 4.03(c)(iii).

(b)          No later than three (3) months following the Closing Date, the Operator Guarantor (on behalf of the Issuer Trust) will hire a recognized independent engineer to prepare a PML (Probable Maximum Loss) report to determine the TIV (total insurable value) for the Properties.

Section 4.23.       Transfer to Mexican Trust Accounts; Debt Service Reserve Account.

(a)          Pursuant to one or more instructions delivered prior to such date, the Operator Guarantor shall cause (i) no later than three (3) Business Days following the Closing Date the trustee under the GIC I Security Trust to transfer all amounts on deposit in the accounts thereof to the General Accounts and (ii) on the Closing Date, each relevant account bank to transfer all amounts in any account in the name of any of the Guarantors (other than the Murano Parent Guarantor) to the General Accounts.

(b)         If, on the first anniversary of the Closing Date, the DSRA Balance is less than the DSRA Reserve Requirement, within 30 days following such date, the Murano Parent Guarantor shall fund, or shall cause to be funded in cash, or deliver, or cause to be delivered, a Letter of Credit for such face amount as is necessary to ensure that the DSRA Balance is at least equal to the DSRA Reserve Requirement.

Section 4.24.     Preservation and Creation of Security Interests. Each of the Issuer Trust and the Guarantors shall create, preserve and maintain the security interests purported to be granted under the Security Documents in full force and effect, and take all action necessary, to the extent permitted under applicable law, to assure and confirm that (i) the Onshore Collateral Agent (acting on behalf of the Secured Parties) is the first place beneficiary under the Issuer Trust Agreement, (ii) the Issuer Trustee is the first place beneficiary under each other Trust Agreement, (iii) the Onshore Collateral Agent holds, for the benefit of the Secured Parties, the duly created and enforceable and perfected Mortgages, (iv) the Offshore Collateral Agent holds, for the benefit of the Secured Parties, a duly created and enforceable and perfected security interest over the Debt Service Reserve Account, (v) the Onshore Collateral Agent holds, for the benefit of the Secured Parties, a duly created and enforceable and perfected security interest over the Equity Interests of the Operator Guarantor pursuant to the Share Pledge Agreement, and (vi) the Onshore Collateral Agent holds, for the benefit of the Secured Parties, a duly created and enforceable and perfected security interest over (1) all assets of the Operator Guarantor, and (2) all assets of the Murano 2000 Trust in respect of Lot 1, pursuant to the All-Assets Pledge Agreements.

Section 4.25.       Auditors. The Issuer Trust and the Guarantors shall maintain an External Auditor.

Section 4.26.      Books and Records; Inspection. The Issuer Trust and the Guarantors will maintain books, accounts and records with respect to the Issuer Trust and the Properties in accordance with IFRS (or the financial reporting standards according to applicable legislation) and in compliance with all Governmental Rules in Mexico and will permit reasonable examinations of its books and records by the Indenture Trustee or its agents; provided that, unless an Event of Default or Rapid Amortization Event has occurred and is continuing, such examinations shall be at the sole expense of the Holders and shall be undertaken following the provision of written notice in advance to the Issuer Trust or the Guarantors at reasonable times.

Section 4.27.      Maintenance of Priority of the Notes. Each of the Issuer Trust and the Guarantors will ensure that its payment obligations with respect to the Notes and Note Guarantees will constitute its direct, unconditional and general unsubordinated obligations, will rank senior or pari passu in right of payment to all other Indebtedness (other than in the case of certain of its tax or other obligations, which are granted preferential treatment over the Notes pursuant to law) and will be senior in right of payment to any existing and any future Subordinated Indebtedness of the Issuer Trust and the Guarantors (it being understood that the Guarantors may have Existing Indebtedness (and including any Permitted Refinancing Indebtedness in respect thereof) that is effectively senior to the Notes to the extent of the value of the collateral securing such Indebtedness that does not also secure the Notes).

Section 4.28.      Limitation on Investments. Neither the Issuer Trust nor any Guarantor (other than the Murano Parent Guarantor) shall make any Investments other than Permitted Investments.

Section 4.29.      Organizational Documents. Neither the Issuer Trust nor any Guarantor (other than the Murano Parent Guarantor) shall agree to any material amendment, restatement, supplement or other material Modification to, or waiver or termination of, any of its Organizational Documents, except in accordance with the Security Documents.

Section 4.30.     Material Contracts. Neither the Issuer Trust nor any Guarantor shall agree to any material amendment, restatement, supplement or other Modification to, or waiver of, any of its material rights under this Indenture or any Material Contract or assign or terminate any Material Contract after the Closing Date; except for, and in accordance with such Material Contract, amendments or other Modifications to any Material Contract exclusively for purposes of a Hotel Asset Sale to subdivide the Properties or to create a property regime; provided that, (a) any such amendments or other Modifications shall not (i) adversely affect the validity or enforceability of the Security Documents or the validity, perfection or priority of any Lien in any Collateral or (ii) release Collateral, and (b) the Issuer Trust must deliver to the Indenture Trustee an Opinion of Counsel from Mexican counsel independent of the Issuer Trust confirming the foregoing and any other documents reasonably requested by the Indenture Trustee.

For the avoidance of doubt, a total or partial change or replacement of the Hotel Operator under the Hotel Management Agreement shall not be construed as a material amendment under any of the Material Contracts and related documentation and the Issuer Trust and the Guarantor, as applicable, shall be allowed to effect any such total or partial change or replacement of the Hotel Operator under the Transaction Documents, provided any replacement Hotel Operator is a Reputable Hotel Operator and such replacement Hotel Operator shall execute all necessary documents to formalize its consent and acknowledgment of the assignment of revenues under the Hotel Management Agreement to the Issuer Trust, an Opinion of Counsel from Mexican counsel independent of the Issuer Trust confirming such formalization and any other documents reasonably requested by the Indenture Trustee.

Section 4.31.      Additional Material Contracts. Neither the Issuer Trust nor any Guarantor (other than the Murano Parent Guarantor) shall enter into any new Material Contract except with respect to the operation, maintenance, construction or financing of the Properties, any Replacement Material Contract as permitted hereunder and any other action incidental thereto and such new Material Contracts shall not contain indemnification provisions or similar reimbursement obligations that are not customary in the market.

Section 4.32.      Annual Budgets. Neither the Issuer Trust nor any Guarantor shall approve or amend any Annual Budget proposed by the Hotel Operator with a decrease in Gross Operating Profit of more than (x) 15% but less than 25% without the prior written consent of the Servicer, which shall not be unreasonably withheld, conditioned or delayed or (y) 25% without the approval of the Indenture Trustee (acting at the direction of the Majority Holders), compared to the prior or current Annual Budget if such decrease was primarily driven by an increase in Operating Expenses of the Property Obligors; provided, that any excess expenses resulting from annual inflation rates shall not be included in the calculation.

Section 4.33.        Hedging Transactions. Neither the Issuer Trust nor any Guarantor shall enter into any Hedging Transactions.

Section 4.34.      No Other Accounts. Neither the Issuer Trust nor any Guarantor (other than the Murano Parent Guarantor) shall maintain any bank accounts other than the Accounts; provided that, the Murano 2000 Trust can maintain one bank account in respect of Lot 4 and one bank account in respect of Lot 5, in each case, to pay taxes, costs and expenses and to receive any payments (including insurance proceeds and tax returns) related exclusively thereto.

Section 4.35.       Additional Amounts. (a) All payments made by or on behalf of the Issuer Trust or any Guarantor of, or in respect of, principal of and premium (if any), including Principal Premium, and interest on the Notes shall be made free and clear of, and without collection, withholding or deduction for or on account of, any present or future tax, levy, impost, duty, assessment or other governmental charge (including any interest, inflationary adjustments and penalties related thereto) whatsoever and wherever imposed, assessed, levied or collected (collectively, “Taxes”), unless such collection, withholding or deduction is required by law or by the interpretation or administration of law.

(b)        If the Issuer Trust or any Paying Agent or any Guarantor is required to collect, deduct or withhold any amount in respect of Taxes imposed by (i) Mexico (or any political subdivision thereof or any authority therein or thereof having the power to tax); (ii) any other jurisdiction under the laws of which the Issuer Trust or such Guarantor is organized or resident for tax purposes (or any political subdivision thereof or any authority therein or thereof having the power to tax) or (iii) any jurisdiction from or through which payment on the Notes is made by or at the direction of the Issuer Trust or such Guarantor (or any political subdivision thereof or any authority therein or thereof having the power to tax) (each, a “Relevant Taxing Jurisdiction”) from any payments made with respect to the Notes, the Issuer Trust or such Guarantor, as the case may be, will determine and pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes will not be less than the amount such Holder would have received if such Taxes (including any Taxes collected, withheld or deducted from the payment of such Additional Amounts) had not been collected, withheld or deducted. The foregoing obligation to pay Additional Amounts to any Holder of Notes, however, will not apply to or in respect of:

(i)         any Taxes that would not have been so imposed, assessed, levied or collected but for the fact of the Holder or beneficial owner of any payments under the Note or the Note Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a citizen or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment for tax purposes in, a Relevant Taxing Jurisdiction or otherwise having or having had some present or former connection with a Relevant Taxing Jurisdiction other than the mere holding or ownership of, or the collection of principal of, and premium (if any), including Principal Premium, or interest on, or the enforcement of rights with respect to, a Note;

(ii)         any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the Note was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 30-day period;

(iii)         any estate, inheritance, gift, sales, stamp, transfer, excise, value added or personal property or similar Taxes;

(iv)        any Taxes that are payable otherwise than by collection, deduction or withholding from payments with respect to the Notes or the Note Guarantees;

(v)          any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of any payments under the Note or the Note Guarantee (i) to provide any certification, identification, information, documentation, tax forms or other evidence concerning the nationality, residence, citizenship, maintenance of a trade or business or a permanent establishment for Tax purposes, or identity of such Holder or beneficial owner or its present or former connection with the Relevant Taxing Jurisdiction or (ii) to satisfy any other reporting, information or procedural requirements relating to such matters if, in each case, compliance is timely requested by the Issuer Trust or any Guarantor and required by law, statute, rule, regulation, resolution, interpretation or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief, reduction or exemption from such Taxes;

(vi)         any payment on a Note or the Note Guarantees to a Holder that is a fiduciary, a partnership, a limited liability company or any Person other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such partnership, a member of such limited liability company, or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, partner, member or beneficial owner been the Holder of the Note; or

(vii)        any combination of the Taxes and/or collections, withholdings or deductions described in (i) through (vi) above.

(c)        The exceptions to the obligations to pay Additional Amounts stated in Section 4.35(b)(v) hereof will not apply if the provision of information, documentation, tax forms or other evidence described in Section 4.35(b)(v) hereof will would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of any payments under the Note or the Note Guarantee (taking into account any relevant differences between U.S. and the Relevant Taxing Jurisdiction’s law, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8 and W-9).

(d)          The exceptions to the obligations to pay Additional Amounts stated in Section 4.35(b)(v) hereof will not apply if, with respect to Taxes imposed by Mexico or any political subdivision or taxing authority thereof, Article 166, Section II, subsection a), of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or a substantially similar successor of such Article, whether included in any law, rule, resolution or regulation) is in effect, unless (a) the provision of the information, documentation, tax forms or other evidence described in Section 4.35(b)(v) hereof is expressly required by statute, law, rule, resolution, regulation, or official administrative practice to apply Article 166, Section II, subsection a), of the Mexican Income Tax Law (or a substantially similar successor of such Article, whether included in any law, rule, resolution or regulation); (b) the Issuer Trust or any Guarantor, as the case may be, cannot obtain the information, documentation, tax forms or other evidence necessary to comply with the applicable laws, rules, resolutions and regulations on its own through reasonable diligence and without requiring it from Holders or from the beneficial owner of the payments; and (c) the Issuer Trust or any Guarantor, as the case may be, otherwise would meet the requirements for application of Article 166, Section II, subsection a), of the Mexican Income Tax Law (or a substantially similar successor of such Article, whether included in any law, rule, resolution or regulation).

(e)          Notwithstanding anything to the contrary in this Section 4.35, the Issuer Trust and the Guarantors may withhold or deduct any amount pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulations adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code.

(f)          The Issuer Trust or the applicable Guarantor, as the case may be, shall use reasonable efforts to provide the Indenture Trustee with the official acknowledgment or receipt of the applicable Relevant Taxing Jurisdiction (or, if such acknowledgment or receipt is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which the Issuer Trust or such Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available by the Indenture Trustee to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

(g)        The Issuer Trust will pay any stamp, issue, excise, property, registration, documentary or other similar Taxes and duties, including interest and penalties, imposed by a Relevant Taxing Jurisdiction in respect of the creation, issue, delivery, registration and offering of the Notes, the execution of the Notes, this Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes (other than Taxes or similar levies resulting from the transfer or exchange of Notes). The Issuer Trust will also pay and indemnify the Indenture Trustee, the Offshore Collateral Agent and the Holders from and against all court Taxes or other Taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Indenture Trustee, the Offshore Collateral Agent and the Holders to enforce the obligations of the Issuer Trust under the Notes, this Indenture or any other Transaction Document.

(h)          Unless otherwise stated, references in any context to the payment of principal of, and premium, if any, including Principal Premium, or interest on, any Note, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(i)          The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor to the Issuer Trust or any Guarantor.

Section 4.36.     Offer to Repurchase upon the Occurrence of a Rapid Amortization Event. (a) Upon the occurrence of a Rapid Amortization Event, subject to the terms and conditions stated below, each Holder will have the right to require the Issuer Trust to repurchase all or any part (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) of that Holder’s Notes pursuant to a Rapid Amortization Event Offer on the terms set forth herein. The Operator Guarantor (on behalf of the Issuer Trust) will, no later than 30 days following the Rapid Amortization Event and when there is Excess Cash on deposit in the Lock-up Accounts, deliver notice to each Holder (a “Rapid Amortization Event Offer”), with a copy to the Indenture Trustee, stating that a Rapid Amortization Event Offer is being made for an aggregate principal amount of Notes of up to the amount of Excess Cash on deposit at a price equal to 102.75% of the principal amount of Notes subject to the Rapid Amortization Event Offer, plus accrued and unpaid interest, if any, to (but excluding) the purchase date and all Additional Amounts thereon, if any, then due on the Notes repurchased (the “Rapid Amortization Event Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date) and offering to repurchase the Notes on the date (the “Rapid Amortization Event Payment Date”) specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(b)         Notes repurchased pursuant to a Rapid Amortization Event Offer will be made pro rata based on Notes properly tendered. If there are insufficient amounts on deposit in the Lock-up Accounts in the aggregate to make a pro rata purchase from each Holder of properly tendered Notes, no purchases shall be made at such time. However, if another Rapid Amortization Event occurs, the Issuer Trust will make another Rapid Amortization Event Offer in accordance with the procedures of Section 4.36(a) above. If any amounts remain on deposit after consummation of a Rapid Amortization Event Offer, the Issuer Trust may use such amounts for any purpose not otherwise prohibited by this Indenture.

(c)         On the Business Day immediately preceding the Rapid Amortization Event Payment Date, the Issuer Trust will, to the extent lawful, deposit with the Paying Agent an amount equal to the Rapid Amortization Event Payment in respect of all Notes or portions of Notes properly tendered for the Rapid Amortization Event Offer and not withdrawn.

(d)          On the Rapid Amortization Event Payment Date:

(i)         the Issuer Trust will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Rapid Amortization Event Offer; and

(ii)         the Operator Guarantor (on behalf of the Issuer Trust) will deliver or cause to be delivered to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer Trust and the Notes properly accepted and certifying that all conditions precedent to the Rapid Amortization Event Offer and the repurchase of the Notes on the Rapid Amortization Event Payment Date have been satisfied and such Rapid Amortization Event Offer and repurchase of Notes is authorized and permitted by this Indenture and the other Transaction Documents.

(e)         The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Rapid Amortization Event Payment for such Notes, and, in the case of Certificated Notes, the Indenture Trustee (or an authentication agent on its behalf), upon receipt of an authentication order from the Issuer Trust, will promptly authenticate and deliver (or cause to be transferred by book-entry, subject to the applicable procedures of the applicable depository) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Operator Guarantor (on behalf of the Issuer Trust) will publicly announce the results of the Rapid Amortization Event Offer on or as soon as practicable after the Rapid Amortization Event Payment Date.

(f)         The provisions described under Sections 4.36(a) through 4.36(e) hereof that require the Issuer Trust to make a Rapid Amortization Event Offer following a Rapid Amortization Event will be applicable whether or not any other provisions of this Indenture are applicable.

(g)         The Issuer Trust shall not be required to make a Rapid Amortization Event Offer upon a Rapid Amortization Event if (1) a third party makes the Rapid Amortization Event Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Rapid Amortization Event Offer made by the Issuer Trust and purchases all Notes properly tendered and not withdrawn under the Rapid Amortization Event Offer, (2) a notice of redemption has been given pursuant Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied or (3) an Event of Default has occurred and the Notes have been accelerated.

(h)          The provisions of this Section 4.36 may be waived or modified with the consent of the Supermajority Holders prior to the occurrence of a Rapid Amortization Event Payment Date.

Section 4.37.   Offer to Repurchase upon the Occurrence of a Casualty/Condemnation Event. (a) Upon the occurrence of any Casualty/Condemnation Event, the Operator Guarantor (on behalf of the Issuer Trust) shall cause all amounts, awards, payments or other loss proceeds received in connection with such Casualty or Condemnation exceeding $2,000,000 (the “Loss Proceeds”) to be promptly deposited in the Prepayment Account. If the aggregate amount of any amounts, awards, payments or other loss proceeds received in connection with any Casualty or Condemnation is less than $2,000,000, the Operator Guarantor (on behalf of the Issuer Trust) shall cause such amounts to be promptly deposited in the corresponding General Account and applied in accordance with order of priority for transfers and payments from funds on deposit in the General Accounts in accordance with Section 9.2(b) of the Issuer Trust Agreement.

(b)        Should the Restoration Conditions be satisfied (as certified by the Operator Guarantor (such certification, a “Restoration Certification”) to the Issuer Trust, the Servicer and the Indenture Trustee) in the event of a Casualty/Condemnation Event, then, provided no Event of Default shall have occurred and be continuing (in which case application of proceeds other than to repay the Notes up to an amount equal to $10,000,000 shall be determined by the Servicer and in excess of $10,000,000 shall be determined by the Indenture Trustee (acting at the direction of the Majority Holders)), the Loss Proceeds shall be applied to restoring, repairing, replacing or rebuilding the Properties or part thereof subject to the Casualty or Condemnation (and the Operator Guarantor shall commence, as promptly and diligently practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Properties immediately prior to the Casualty/Condemnation Event).

(c)          Provided that no Event of Default shall have occurred and be then continuing (in which case application of proceeds other than to repay the Notes up to an amount equal to $10,000,000 shall be determined by the Servicer and in excess of $10,000,000 shall be determined by the Indenture Trustee (acting at the direction of the Majority Holders)), subject to the provisions of the Hotel Management Agreement, the Servicer shall direct the Operator Guarantor (on behalf of the Issuer Trust) to, and the Issuer Trust shall, disburse Loss Proceeds from the Prepayment Account to the Operator Guarantor upon the Servicer (with copy to the Indenture Trustee) being furnished with evidence of the estimated cost of completion of the restoration. If the Operator Guarantor reasonably estimates that the cost to restore will exceed US$5,000,000, the Servicer may retain a local construction consultant to inspect such work and review the Operator Guarantor’s and/or Issuer Trust’s request for payments and the fees and expenses of such consultant will constitute Operating Expenses of the Property Obligors, as applicable; provided that the fees of such consultant shall be reasonable and customary in light of the services to be provided. No payment exceeding 90% of the value of the work performed from time to time shall be made until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration.

(d)         To the extent the Operator Guarantor has not provided a Restoration Certification within 10 Business Days’ of receipt of the related Loss Proceeds or if the Restoration Conditions will not be satisfied, then, the Operator Guarantor (on behalf of the Issuer Trust) will, no later than 60 days of receipt of such Loss Proceeds, deliver a notice to each Holder (a “Casualty/Condemnation Offer”) in accordance with the Indenture (with a copy to the Indenture Trustee), stating that a Casualty/Condemnation Offer is being made for an aggregate principal amount of Notes of up to the amount of Loss Proceeds (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) received at a price equal to 100% of the principal amount of the Notes subject to the Casualty/Condemnation Offer, plus accrued and unpaid interest, if any, to (but excluding) the purchase date and all Additional Amounts thereon, if any, then due on the Notes repurchased (the “Casualty/Condemnation Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date) and offering to repurchase the Notes on the date (the “Casualty/Condemnation Payment Date”) specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(e)        Notes repurchased pursuant to a Casualty/Condemnation Offer will be made pro rata based on Notes properly tendered. If there are insufficient amounts of Loss Proceeds to make a pro rata purchase from each Holder of properly tendered Notes, no purchases shall be made at such time. However, if another Casualty/Condemnation Event occurs, the Issuer Trust will make another Casualty/Condemnation Offer in accordance with the procedures of Section 4.37(a) above. If any Loss Proceeds remain after consummation of a Casualty/Condemnation Offer, the Issuer Trust may use the remaining Loss Proceeds for any purpose not otherwise prohibited by this Indenture.

(f)          On the Business Day immediately preceding the Casualty/Condemnation Payment Date, the Operator Guarantor (on behalf of the Issuer Trust) will, to the extent lawful, deposit with the Paying Agent an amount equal to the Casualty/Condemnation Payment in respect of all Notes or portions of Notes properly tendered for the Casualty/Condemnation Offer and not withdrawn.

(g)          On the Casualty/Condemnation Payment Date:

(i)         the Issuer Trust will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Casualty/Condemnation Offer; and

(ii)         the Operator Guarantor (on behalf of the Issuer Trust) will deliver or cause to be delivered to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer Trust and the Notes properly accepted and certifying that all conditions precedent to the Casualty/Condemnation Offer and the repurchase of the Notes on the Casualty/Condemnation Payment Date have been satisfied and such Casualty/Condemnation Offer and repurchase of Notes is authorized and permitted by this Indenture and the other Transaction Documents.

(h)     The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Casualty/Condemnation Payment for such Notes, and, in the case of Certificated Notes, the Indenture Trustee (or an authentication agent on its behalf), upon receipt of an authentication order from the Issuer Trust, will promptly authenticate and deliver (or cause to be transferred by book-entry, subject to the applicable procedures of the applicable depository) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Operator Guarantor (on behalf of the Issuer Trust) will publicly announce the results of the Casualty/Condemnation Offer on or as soon as practicable after the Casualty/Condemnation Payment Date.

(i)      The provisions described under Section 4.37(a) through (h) hereof that require the Issuer Trust to make a Casualty/Condemnation Offer following a Casualty/Condemnation Event will be applicable whether or not any other provisions of this Indenture are applicable.

(j)          The Issuer Trust shall not be required to make a Casualty/Condemnation Offer upon a Casualty/ Condemnation Event if (1) a third party makes the Casualty/Condemnation Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Casualty/Condemnation Offer made by the Issuer Trust and purchases all Notes properly tendered and not withdrawn under the Casualty/Condemnation Offer, (2) a notice of redemption has been given pursuant Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied or (3) an Event of Default has occurred and the Notes have been accelerated.

(k)         The provisions of this Section 4.37 may be waived or modified with the consent of the Majority Holders prior to the occurrence of a Casualty/Condemnation Payment Date.

Section 4.38.       Excess Cash Sweep Redemption.

(a)          On each Payment Date (following payment of interest and any other amounts due on the Notes on such Payment Date), if (x) the Debt Service Reserve Account is supported or funded in an aggregate amount at least equal to the DSRA Reserve Requirement and (y) the Contingency Reserve Accounts are funded in an aggregate amount at least equal to the Contingency Reserve Requirement, the Issuer Trust shall transfer to the Indenture Trustee an amount in cash equal to Excess Cash on deposit in the Lock-Up Accounts to redeem the outstanding principal amount of the Notes at a redemption price equal to 102.75% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date and all Additional Amounts, if any, then due on the Notes.

(b)          For the months of March and September, no earlier than the first Business Day and no later than the fifth Business Day of such calendar month, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee (and the Indenture Trustee shall, as soon as reasonably practicable, in turn deliver to each applicable Holder) an Officer’s Certificate stating that a mandatory redemption of the Notes will occur pursuant to Section 4.38(a) and specifying the principal amount of the Notes (or, in the case of a partial redemption, the portion thereof) (including, in each case, the Principal Premium payable thereon) to be redeemed on the relevant Payment Date.

(c)        Notes redeemed pursuant to clause (a) will be redeemed pro rata based on Notes properly tendered. If there are insufficient amounts in the aggregate to make a pro rata redemption from each Holder of properly tendered Notes, no redemption shall be made at such time. However, on the next Payment Date, the Notes will be redeemed in accordance with the procedures of Section 4.38(a) above. If any amounts remain on deposit after such redemption, the Issuer Trust may use such amounts for any purpose not otherwise prohibited by this Indenture.

Section 4.39.     Sanctions Laws and Regulations. (a) Each of the Issuer Trust and the Guarantors shall comply with and conduct its business in compliance with the requirements of (i) all Corrupt Practices Laws, (ii) the Anti-Money Laundering Laws, and (iii) Sanctions relating to their businesses and facilities. Each of the Issuer Trust and the Guarantors shall maintain compliance policies and procedures and accounting practices and controls that are designed to (i) ensure compliance with Corrupt Practices Laws and prevent Prohibited Payments, and (ii) ensure that neither the Issuer Trust nor any Guarantor violates any Anti-Money Laundering Laws.

(b)      None of the Issuer Trust, any Guarantor, their directors, members of their senior management, employees, agents or representatives shall become a Person that is, or become controlled by Persons that are, included in any Sanctions List or otherwise the target of Sanctions. None of the Issuer Trust, any Guarantor, their directors, officers, employees, agents or Persons acting on their behalf, will, or will cause The Bank of New York Mellon to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of proceeds of the Notes to fund any trade, business, or other activities (i) involving or for the benefit of any Person that is the included in any Sanctions List or otherwise the target of Sanctions, (ii) in any country or territory that is a Sanctioned Territory, or (iii) that would result in any Person being in breach of Sanctions. None of the Issuer Trust, any Guarantor or any Person acting on behalf thereof (including, but not limited to, any affiliate, director, officer, employee or agent) shall make any Prohibited Payment. Neither the Issuer Trust nor any Guarantor shall use the proceeds of the Notes in a manner or for a purpose that would violate applicable Corrupt Practices Laws.

Section 4.40.        Maintenance of Listing. The Issuer Trust will use its commercially reasonable efforts to obtain and maintain the listing of the Notes on the Euronext Dublin Market for so long as any Notes remain outstanding; provided that if the Issuer Trust is unable to obtain a listing of the Notes on the Euronext Dublin Market or if at any time the Issuer Trust determines that it will not maintain such listing and/or quotation, it will use its commercially reasonable efforts to obtain and maintain a listing and quotation of the Notes on another recognized stock exchange.

Section 4.41.       Lease and Sublease Agreements. Neither the Issuer Trust nor any Guarantor shall enter into any lease or sublease agreements with respect to the Properties or modify, renew or extend any lease or sublease agreements with respect to the Properties, other than (x) the Lease Agreements and (y) through the Hotel Operator in accordance with the Hotel Management Agreement.

Section 4.42.      Partnerships, Joint Ventures and Subsidiaries. Neither the Issuer Trust nor any Guarantor (other than the Murano Parent Guarantor) shall (i) become a general partner or a limited partner in any general, limited partnership, or any partnership that entails joint and several liability or a joint venturer in any Joint Venture or (ii) form or acquire any Subsidiary.

ARTICLE 5

PROHIBITION OF FUNDAMENTAL CHANGES; PURCHASE AND SALE OF
ASSETS, ETC

Section 5.01.        Prohibition of Fundamental Changes; Purchase and Sale of Assets, Etc.

(a)         Neither the Issuer Trust nor any Guarantor shall (i) enter into any transaction of merger or consolidation, change its form of organization or its business, split-off or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution (whether by means of a single transaction or a series of related transactions), (ii) convey, sell, assign, transfer or otherwise dispose of all or substantially all of its assets (except, in the case of the Murano 2000 Trust, for the conveyance, sale, lease, assignment, transfer or disposition of Lot 4 and/or Lot 5 or a Hotel Asset Sale), or (iii) purchase or acquire any assets other than, in the case of clause (iii): (A) assets required or desirable in connection with the construction, development, operation and maintenance of the Properties or, in the case of the Murano Parent Guarantor, other properties directly or indirectly owned by the Murano Parent Guarantor (but not directly or indirectly owned by the Issuer Trust or any Guarantor other than the Murano Parent Guarantor), and (B) other assets constituting Permitted Investments.

(b)         Neither the Issuer Trust nor any Guarantor shall convey, sell, lease, transfer, assign or otherwise dispose of, in one transaction or a series of related transactions, any of its properties or assets (including the Properties or any of the Collateral) except for and, so long as no Default or Event of Default has occurred and is continuing (or would occur as a consequence of the making of such conveyance, sale, lease, transfer, assignment or disposal):

(i)           sales or other dispositions of damaged, obsolete, worn out or defective equipment;

(ii)        sales or other dispositions of equipment or other property in the ordinary course of the business of the Issuer Trust and the Property Obligors in accordance with the Material Contracts, or solely with respect to the Murano Parent Guarantor consistent with past practice;

(iii)        sales, transfers or other dispositions or transactions consisting of Restricted Payments or Permitted Investments, in each case made in accordance with the terms of this Indenture;

(iv)        in the case of the Property Obligors, leases of assets by such Persons in accordance with Section 4.41 and, in the case of the Murano Parent Guarantor, in the ordinary course of their business;

(v)         sales or other dispositions of assets by the Murano Parent Guarantor (other than the Properties and the Collateral and any related rights in respect thereof) to the Issuer Trust, any other Guarantor or any other Subsidiary of the Murano Parent Guarantor;

(vi)         in the case of the Murano 2000 Trust, the conveyance, sale, lease, assignment, transfer or disposition of Lot 4 and/or Lot 5; and

(vii)      in the case of the Murano 2000 Trust, the conveyance, sale, lease, assignment, transfer or disposition of all or a portion of the assets comprising the Properties, subject to the Notes being redeemed in full at the optional redemption price of the Notes applicable as of the date of such conveyance, sale, lease, assignment, transfer or disposition in accordance with Section 3.07 (a conveyance, sale, lease, assignment, transfer or disposition that complies with this clause (vii), a “Hotel Asset Sale”).

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.        Events of Default. The occurrence of any of the following shall be an “Event of Default”:

(a)          a default in the payment of principal of the Notes (including Principal Premium) on the Legal Final Maturity Date, failure to pay the applicable redemption price when due on any redemption date (including any optional redemption, redemption for tax reasons, excess cash sweep redemption or Property Liquidation Redemption), or failure to pay the purchase price in connection with any Rapid Amortization Event Offer, Casualty/Condemnation Offer or any Change of Control Offer, or otherwise if and when required;

(b)         a default in the payment of any interest for the Notes or any fee or any other amount due under the Notes, as and when the same becomes due and payable, and continuance of such default for a period of 30 days;

(c)          a failure on the part of any Subsidiary Guarantor to register the Mortgages in accordance with Section 4.1 thereof;

(d)          a failure on the part of the Issuer Trust, any Guarantor, the Sponsor or Murano World to duly observe or perform any other of the covenants or agreements applicable to such Person (other than those set forth in clauses (a), (b) and (c) above) with respect to the Notes, this Indenture or any other Financing Document and such failure has not been waived or consented to by the Holders and continues uncured for a period of 60 days after the Indenture Trustee shall have provided written notice to the Issuer Trust;

(e)          any representation, warranty or certification made or deemed made by the Issuer Trust, any Guarantor, the Sponsor or Murano World in any Financing Document or in any certificate at any time given by such Person in writing pursuant thereto or in connection therewith shall be false in any material respect as of the date made or deemed made and such misrepresentation, if curable, is not cured for a period of 60 days from the earlier of (i) the date an officer of such Person obtains knowledge thereof and (ii) the Indenture Trustee (acting at the direction of any Holder) shall have provided written notice to such Person;

(f)          an event of default with respect to any term of any mortgage, indenture, agreement or instrument under which there is issued, or by which there is secured or evidenced, any Indebtedness for money borrowed by the Issuer Trust, any Guarantor or the Sponsor whether such Indebtedness now exists or is created after the Closing Date, if, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been an event of default, aggregates to (or has net mark-to-market exposure of) (i) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 million or more or (ii) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 or more, and such event of default results in the acceleration of such Indebtedness prior to its stated maturity;

(g)          (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Issuer Trust, any Guarantor or the Sponsor in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed within 60 days; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Issuer Trust, any Guarantor or the Sponsor under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, síndico, conciliador or other officer having similar powers over the Issuer Trust, any Guarantor or the Sponsor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Issuer Trust, any Guarantor or the Sponsor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Issuer Trust, any Guarantor or the Sponsor and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged;

(h)          (i) the Issuer Trust, any Guarantor or the Sponsor shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Issuer Trust, any Guarantor or the Sponsor shall make any assignment for the benefit of creditors; or (ii) the Issuer Trust, any Guarantor or the Sponsor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Issuer Trust (or any committee thereof), any Guarantor or the Sponsor shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in (g) above;

(i)          one or more final judgments, decrees or orders of any court, tribunal, arbitration, administrative or other governmental body or similar entity for the payment of money is rendered against the Issuer Trust, any Guarantor or the Sponsor in an aggregate amount in excess of (i) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 or (ii) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 (excluding the amount thereof covered by insurance or a performance or similar bond) and, in each case, such judgment, decree or order remains unvacated, undischarged and unstayed for more than 60 days, except while being contested in good faith by appropriate proceedings;

(j)          an attachment or similar process being enforced against the Properties or any other property of the Issuer Trust, any Guarantor or the Sponsor exceeding in any individual case or in the aggregate, (i) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 or (ii) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 and such process is not discharged within a period of 60 days;

(k)         any Financing Document (other than any Security Document) ceases to be in full force and effect other than in accordance with its terms;

(l)          (i) any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms of this Indenture or such Security Document or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Offshore Collateral Agent or the Onshore Collateral Agent, as applicable, shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be granted under the Security Documents with the priority required by the relevant Security Document, or (ii) the Issuer Trust, any Guarantor, the Sponsor or Murano World shall contest the validity or enforceability of any Security Document or any other Financing Document in writing or deny in writing that it has any further liability under any the Financing Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents;

(m)       (i) any Material Contract is declared null and void and the Issuer Trust or any Guarantor shall have failed to enter into a Replacement Material Contract within 180 days of such declaration, or (ii) the Issuer Trust or any Guarantor shall default or fail to perform or observe any provision under any Material Contract or shall breach any representation thereunder and, in each case, such failure could reasonably be expected to result in a Material Adverse Effect;

(n)         an uninsured casualty, loss or damage or any condemnation, nationalization or expropriation event occurs unless (i) such event could not reasonably be expected to have a Material Adverse Effect or (ii) a Casualty/Condemnation Event has occurred and the Issuer Trust has commenced an offer to purchase the Notes in accordance with this Indenture;

(o)         any transfer or withdrawal from any Account directed by the Issuer Trustee, any Guarantor or any other Affiliate of the Issuer Trust is made other than as permitted under the Security and Account Control Agreement or the Issuer Trust Agreement;

(p)         the Issuer Trust, any Guarantor or the Hotel Operator abandons all or a material part of the Properties or its activities to maintain the Properties in accordance with the Hotel Management Agreement for 60 days or either of the hotels on the Properties close for a period of 60 days;

(q)         any material Governmental Approvals necessary for the execution, delivery and performance of the material obligations under Financing Documents shall be terminated or shall not be obtained, maintained, or materially complied with; unless such failure is remedied or waived within 60 days; or

(r)          (i) any employee benefit arrangement maintained by or contributed to by any of the Issuer Trust or any Guarantor or any of its respective ERISA Affiliates becomes subject to Title IV of ERISA, (ii) any of the Issuer Trust or any Guarantor becomes required to maintain or contribute to any Foreign Benefit Arrangement, which could reasonably be expected to have a Material Adverse Effect or (iii) any failure to comply with applicable law with respect to a Statutory Plan, except, in each case, where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.02.       Acceleration. (a) If an Event of Default (other than an Event of Default described in Section 6.01(g) or (h) hereof) shall occur and be continuing, the Indenture Trustee will, within 30 days of a Responsible Officer of the Indenture Trustee receiving written notice of such Event of Default, notify the Holders, the Collateral Agents and the Servicer, and in the case of an Event of Default (other than an Event of Default described in Section 6.01(g) or (h) hereof), the Holders of at least 25% in aggregate principal amount of the outstanding Notes, may accelerate or may require the Indenture Trustee to accelerate the maturity of all the Notes and exercise all other available remedies in accordance with the terms of this Indenture.

(b)          Upon such acceleration:

(i)       the principal of the Notes, Principal Premium and accrued and unpaid interest on the Notes shall be due and payable immediately;

(ii)         the Indenture Trustee, if so directed by the Majority Holders, shall institute any proceeding for the collection of all amounts then payable on the Notes or under the Financing Documents, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer Trust and the Guarantors amounts adjudged due;

(iii)       the Indenture Trustee, if so directed by the Majority Holders, shall if applicable, instruct the Issuer Trust or the applicable Guarantors to exercise against the Hotel Operator all rights, remedies, powers, privileges and claims of such Person under the Hotel Management Agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the Hotel Operator of its obligations thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Hotel Management Agreement, and any right of such Person to take such action shall be suspended;

(iv)        the Indenture Trustee, if so directed by the Majority Holders, shall instruct the Issuer Trustee, or in the case of the Indenture Trustee, instruct the Onshore Collateral Agent to instruct the Issuer Trustee to pay any and all amounts maintained in the accounts of the Issuer Trust and those received by it in accordance with Section 9.2(e) of the Issuer Trust Agreement;

(v)        the Indenture Trustee, if so directed by the Majority Holders, shall instruct the Offshore Collateral Agent and the Onshore Collateral Agent to exercise their respective rights under the Security Documents, including foreclosure on the Collateral; and

(vi)        the Indenture Trustee, if so directed by the Majority Holders, shall instruct the Onshore Collateral Agent to exercise all remedies available to it under applicable law with respect to the Collateral, including the Properties; provided that, in the case of any Property Disposition following acceleration, such Property Disposition shall be done in accordance with the Liquidation Procedure.

(c)        Upon the occurrence of an Event of Default described in Sections 6.01(g) or (h) hereof, all of the principal of the Notes, Principal Premium and accrued interest on the Notes shall become immediately due and payable without any demand or other action by the Indenture Trustee or the Holders. During the continuance of any Event of Default, each Collateral Agent may, but without any obligation to do so and without notice to or demand on the Issuer Trust or the Guarantors and without releasing the Issuer Trust or the Guarantors from any obligation hereunder, take any action to cure such Event of Default. Subject to the terms and conditions of the Subordination and Non-Disturbance Agreement, the Onshore Collateral Agent, or any agent on behalf of the Onshore Collateral Agent, may enter upon the Properties upon reasonable notice to the Issuer Trust and the Guarantors for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgages or collect the payment on the Notes.

(d)         After any such acceleration but before any sale of all or part of the Collateral in accordance with the terms of the Security Documents, the Holders of a Majority Holders may, under certain circumstances and subject to the terms of this Indenture, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated amounts, have been cured or waived as provided herein.

(e)         Upon an acceleration of the Notes, the Indenture Trustee shall instruct the Collateral Agents to transfer the proceeds of the Collateral resulting from the exercise of remedies (including Property Liquidation Proceeds, if any) pursuant to this Section 6.02 for application to the Issuer Trust: (i) first, to pay taxes, fees and expenses related to the exercise of remedies under the Financing Documents, (ii) second, transfer to the Operating Accounts amounts required to pay any Operating Expenses in accordance with the Hotel Management Agreement and the Subordination and Non-Disturbance Agreement, (iii) third, to pay any invoiced and unpaid Issuance Maintenance Expenses, (iv) fourth, transfer to the Debt Service Account for further transfer to the Indenture Trustee amounts required to redeem the Notes and (v) fifth, if all amounts outstanding under the Financing Documents have been repaid, the balance, if any to the account(s) instructed by the Murano Parent Guarantor.

Section 6.03.       Liquidation Procedure. (a) Following (x) the exercise of remedies available to the Onshore Collateral Agent with respect to the Properties in accordance with Section 6.02, the Servicer may, in its discretion or, upon receipt of a Liquidation Election, shall or (y) a Targeted Maturity Failure, the Servicer shall, coordinate the sale of the Properties pursuant to the following liquidation procedure (the “Liquidation Procedure”):

(i)            first, the Servicer will organize one or more auctions, as necessary, to sell one or more of the Properties;

(ii)       second, the Servicer will determine the Properties to be included in the Liquidation Procedure (the “Liquidated Properties”) will notify potential bidders of the time and process appointed for each auction, will note that termination of the Liquidation Procedure at any time and at the discretion of the Servicer will not result in any liability to the Servicer, the Indenture Trustee or any other relevant party and may also participate in informational meetings with potential bidders and perform certain pre-qualification procedures prior to the auction date; provided that, such meetings and procedures will not prevent the Servicer from receiving bids from other bidders on the auction date;

(iii)       third, on the auction date, the bidders will submit their bids in a sealed envelope, which at the end of the auction period will be opened by the Servicer before a notary public (notario público), and which bidders may also be required by the Servicer to provide standby letters of credit in connection with their bids;

(iv)         fourth, the Servicer will award the Liquidated Property to the bidder that has submitted the highest cash offer (cash offer to exclude cash equivalents);

(v)         fifth, the winning bidder will pay the Indenture Trustee the auction price no later than thirty (30) Business Days thereafter; provided that if the winning bidder does not pay the offering price within the allocated thirty (30) Business Day period, the Servicer shall, if applicable, draw on the standby letter of credit provided by the winning bidder and apply such funds to the documented fees and expenses incurred in connection with such auction;

(vi)         sixth, if the winning bidder does not pay the offering price within the allotted thirty (30) Business Day period, or if the winning bidder withdraws its bid, the Servicer will, within three (3) Business Days, notify the second place bidder and request confirmation that their bid has not decreased; provided that if the second place bidder does not maintain its bid, the Servicer may contact all other bidders in descending order of bid; and

(vii)       seventh, if the sale of the Liquidated Property is not awarded to any bidder in the terms of the procedure mentioned above, the Servicer may (i) to the extent the Liquidation Deadline has not occurred, request new Appraised Values from the Authorized Appraiser regarding the Liquidated Property and delay and set the timing for further auctions; provided that any further auction shall be conducted in accordance with the preceding clauses, or (ii) call a new auction through the invitation of the same and/or different bidders to present an offer within fifteen (15) days following the date of such invitation.

(b)         Upon a Property Disposition following a Targeted Maturity Failure (but prior to an acceleration of the Notes), the Indenture Trustee shall instruct the Onshore Collateral Agent to apply the proceeds from such Property Disposition (the “Property Liquidation Proceeds”) to the Issuer Trust: (i) first, to pay taxes, fees and expenses related to the Liquidation Procedure, (ii) second, transfer to the Operating Accounts amounts required to pay any Operating Expenses in accordance with the Hotel Management Agreement and the Subordination and Non-Disturbance Agreement, (iii) third, to pay any invoiced and unpaid Issuance Maintenance Expenses, (iv) fourth, transfer to the Debt Service Account amounts required to redeem the Notes (a “Property Liquidation Redemption”) and (v) fifth, if all amounts outstanding under the Financing Documents have been repaid, the balance, if any to the account(s) instructed by the Murano Parent Guarantor.

(c)        The Servicer or the Majority Holders may pause, delay, restart or cancel the liquidation process in accordance with the Liquidation Procedure; provided however that following the four-year anniversary of the date of the Event of Default relating to such acceleration (the “Liquidation Deadline”), the Servicer or the Majority Holders may no longer pause, delay, restart or cancel the liquidation process, and such Liquidation Procedure will continue automatically pursuant to the terms hereof. In no event may the Servicer or the Majority Holders permit an extension of the Liquidation Deadline beyond September 12, 2035, and the Servicer shall use commercially reasonable efforts to sell the Properties prior to September 12, 2040.

Section 6.04.       [Reserved].

Section 6.05.      Waiver of Past Defaults. The Majority Holders by written notice to the Indenture Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default or Event of Default in the payment of the principal of, or interest, Additional Amounts or premium, if any, including Principal Premium, on, the Notes or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. In connection with any such waiver or rescission, the Issuer Trust shall pay all of the fees and expenses of the Indenture Trustee and the Agents, including those of their agents and counsel. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.06.      Control by Majority. Except as otherwise expressly provided herein, the Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the relevant Collateral Agent with respect to the Notes, and (ii) exercise any trust or power conferred on the relevant Collateral Agent. The Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or would involve the Indenture Trustee in personal liability or could be unduly prejudicial to the rights of the other Holders; provided, however, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and provided, further, that, subject to the terms of this Indenture, no Collateral Agent is required to take any action for which such Collateral Agent is not indemnified or secured to its satisfaction or might materially adversely affect the rights of any Holder not consenting to such action.

Section 6.07.       Limitation on Suits. (a) If an Event of Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture or the Notes at the request or direction of any Holders unless such Holders have offered to the Indenture Trustee indemnity and/or security satisfactory to the Indenture Trustee against any loss, liability or expense. No Holder will have any right to institute any proceeding for the appointment of a receiver or trustee or for any other remedy, unless:

(i)           such Holder has previously provided written notice to the Indenture Trustee of a continuing Event of Default;

(ii)       the Majority Holders have made a Liquidation Election or made a written request to the Indenture Trustee to institute a proceeding in respect of an Event of Default in its own name as Indenture Trustee;

(iii)        such Holder has offered to the Indenture Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)       the Indenture Trustee has failed to institute a proceeding for 60 days after its receipt of the notice, request and offer of indemnity;

(v)         so long as any of the Notes remain outstanding, no direction by other Holders inconsistent with the written request has been provided to the Indenture Trustee during the 60-day period by the Majority Holders; and

(vi)         with respect to any bankruptcy, insolvency or liquidation proceedings, or similar proceedings under any bankruptcy or similar law, the Majority Holders have consented thereto in writing;

provided, that the foregoing shall not in any way limit any Holder’s rights to pursue any other creditor rights or remedies that the Holders may have for claims against the Issuer Trust or the Guarantors.

(b)         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note. The Indenture Trustee shall have no obligation to ascertain whether the actions of a Holder of a Note is unduly prejudicial to the interests of other Holders of the Notes.

Section 6.08.      Rights of Holders to Receive Payment. The right of any Holder, which is absolute and unconditional, to receive payment of the principal of, Additional Amounts, if any, premium, if any, including Principal Premium, and interest on its Notes on or after the due date therein expressed, or to institute suit for the enforcement of such payment on or after such due date, or the Issuer Trust’s obligation, which is also absolute and unconditional, to pay the principal of, or Additional Amounts, if any, premium, if any, including Principal Premium, and interest on each of the Notes to the respective Holders thereof at the time and place set forth in the Notes shall not be impaired or affected without the consent of such Holder, except in accordance with this Indenture.

Section 6.09.     Collection Suit by Trustee. If an Event of Default related to any failure to make payment in full of principal, premium, including Principal Premium, interest and any Additional Amounts, when and as the same becomes due and payable, occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer Trust for the whole amount of principal of, premium (including Principal Premium) on, if any, interest and Additional Amounts, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Section 6.10.      Indenture Trustee May File Proofs of Claim. The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer Trust, a Guarantor or any other obligor upon the Notes, their creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11.        [Reserved].

Section 6.12.       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Indenture Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10.0% in aggregate principal amount of the then outstanding Notes.

Section 6.13.      Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined in a final judgment adversely to the Indenture Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer Trust, any Guarantor, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.14.      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15.       Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01.       Duties of Indenture Trustee.(a) If an Event of Default of which a Responsible Officer of the Indenture Trustee has written notice has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has written notice:

(i)         the duties of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and the Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee;

(ii)       the Indenture Trustee shall not be liable, answerable or accountable under any circumstances, except for its own willful misconduct or negligence, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, and the Indenture Trustee shall not be liable for any action or inaction of the Issuer Trust, any Collateral Agent or any other Person (or agent thereof); and

(iii)        in the absence of negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or Opinions of Counsel furnished to the Indenture Trustee and conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine the certificates or Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Indenture Trustee to determine whether or not such certificates or Opinions of Counsel conform on their faces to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Indenture Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

(ii)        the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by the final judgment of a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Issuer Trust or by the Holders of not less than a majority of the aggregate principal amount of the Notes, or otherwise pursuant to the terms of this Indenture or any Transaction Document.

(d)        Whether or not therein expressly so provided, every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to this Article 7.

(e)         No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability with respect to its duties hereunder. The Indenture Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)          The Indenture Trustee shall not be liable for interest on (or the investment of) any money received by it except as the Indenture Trustee may agree in writing with the Issuer Trust. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

(g)        The Indenture Trustee shall not be deemed to have notice or any knowledge of any matter (including, without limitation, Defaults or Events of Default) unless a Responsible Officer assigned to and working in the Indenture Trustee’s corporate trust and agency department has received written notice thereof (in accordance with Section 13.01) and such notice clearly references the Notes, the Issuer Trust and this Indenture. For purposes of any determination as to whether the Indenture Trustee shall be deemed to have knowledge of any events, the Indenture Trustee shall have no obligation to inquire into, or investigate as to, the occurrence of any such event. For purposes of determining the Indenture Trustee’s responsibility and liability hereunder or under any other Transaction Document, whenever reference is made in this Indenture, the Transaction Documents or any related document to an Event of Default or Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Indenture Trustee is deemed to have knowledge as described in this Section 7.01(g).

(h)          Notwithstanding anything else herein contained, the Indenture Trustee and each Agent (i) may refrain from doing anything that would or might in its good faith opinion be contrary to this Indenture, any Transaction Document, or any other related document or any law of any state or jurisdiction (including, but not limited to, the United States of America or any jurisdiction forming a part of it) or any directive or regulation of any agency of any such state or jurisdiction and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation, (ii) shall not be required to submit to the jurisdiction of a non-U.S. court or proceeding, and (iii) shall not be required to take any action if such action: (A) would subject the Indenture Trustee to a tax in any jurisdiction where it is not then subject to a tax or (B) would require the Indenture Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

(i)        Notwithstanding anything to the contrary in this Indenture or any other Transaction Document, the Indenture Trustee shall not be obligated to provide any requests, consents, directions, determinations, acceptances, objections, rejections or other similar actions pursuant to this Indenture or such other Financing Document, or exercise any discretionary right or remedy under this Indenture or such other Financing Document, unless it shall have first been so directed in writing by the Holders of not less than a majority of the aggregate principal amount of the Notes, and the Indenture Trustee shall have no liability for taking any such actions in accordance with such directions and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by such Holders in providing such directions. For the avoidance of doubt, the foregoing provisions of this Section 7.01(i) are intended solely for the benefit of the Indenture Trustee and are not intended to and do not confer any rights, benefits or claims on or to any other party, and do not limit the right and authority of the Indenture Trustee (A) to take any action under the Financing Documents in accordance with this Indenture following an Event of Default or (B) to take actions expressly permitted by this Indenture and the other Financing Documents, including as may be requested by the Issuer Trust in accordance with the terms of this Indenture.

Section 7.02.      Rights of Trustee. (a) The Indenture Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting in so relying, upon any document, instrument, opinion, direction, order, notice, instruction, certificate or request (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice, certificate or request and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein. The Indenture Trustee may, if it sees fit, make such inquiry (and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation).

(b)          Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, and such Officer’s Certificate or an Opinion of Counsel shall constitute full and complete authorization and protection in respect of any action taken or omitted to be taken hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be. The Indenture Trustee may consult with counsel or other professional advisors of its selection and the advice of such counsel, professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Indenture Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of, or for the supervision of, any attorney or agent appointed with due care.

(d)          The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided that the Indenture Trustee’s conduct does not constitute negligence or bad faith.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer Trust or any Guarantor shall be sufficient if signed by an Authorized Officer of the Issuer Trust or such Guarantor, as applicable.

(f)          The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Indenture Trustee indemnity and/or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)        The Indenture Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer Trust and/or any Guarantor. In addition, the Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b) hereof (provided it is acting as the sole Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification as described in Section 7.01(g) at the Corporate Trust Office of the Indenture Trustee and such notice references the existence of such Default or Event of Default, the Notes, the Issuer Trust and this Indenture. Delivery of reports, information and documents to the Indenture Trustee pursuant to this Indenture or any other Transaction Document is for informational purposes only and the Indenture Trustee’s receipt of the foregoing shall not constitute actual, deemed or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer Trust’s or any other Person’s compliance with any of their covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)          The Indenture Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or any Transaction Document or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)          The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified and/or secured, are extended to, and shall be enforceable by the entity serving as Indenture Trustee in each of its capacities hereunder and under any Transaction Document and by each agent (including the Agents), custodian and other person employed to act hereunder.

(j)          In the event the Indenture Trustee receives inconsistent or conflicting requests and indemnity and/or security from two or more groups of Holders, each representing less than 50.0% of the aggregate principal amount of the then outstanding Notes, pursuant to the provisions of this Indenture, the Indenture Trustee may (but shall not be obligated to) determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(k)        The Indenture Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(l)         The permissive right of the Indenture Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(m)       Notwithstanding any provision herein to the contrary, in no event shall the Indenture Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, the unavailability of the U.S. Federal Reserve Bank, or any Mexican banking institution, wire or telex or other wire or communication facility or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically set forth above.

(n)        The Indenture Trustee shall not under any circumstances be liable for any special, punitive, indirect or consequential loss or damage whatsoever (being loss of business, goodwill, opportunity or profit of any kind), even if advised of it in advance and foreseeable and regardless of form of action.

(o)       The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer Trust personally or by agent or attorney at the sole cost of the Issuer Trust (and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation).

(p)          The Indenture Trustee may request that the Issuer Trust and/or any Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and titles of Authorized Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q)          No provision of this Indenture shall require the Indenture Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation or that may cause damage or harm.

(r)          The Indenture Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(s)          The Indenture Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Indenture Trustee may consult with such professional advisors or with counsel of its own selection, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture, the Notes and any Note Guarantee shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(t)          The Indenture Trustee may assume without inquiry in the absence of written notice that the Issuer Trust and the Guarantors are duly complying with their respective obligations contained in this Indenture and the other Transaction Documents required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(u)         None of the provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity and/or security satisfactory to it against such risk or liability is not assured or provide to it.

(v)         To help fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account. When an account is opened, the Indenture Trustee will ask for information that will allow the Indenture Trustee to identify relevant parties. The Issuer Trust hereby agrees to comply with all such information disclosure requests from time to time from the Indenture Trustee.

(w)       Whether or not expressly so provided, every provision of this Indenture and the other Financing Documents relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the rights, protections, immunities and indemnities granted to the Indenture Trustee under this Indenture.

(x)          In respect of this Indenture or any Financing Document, except to the extent otherwise expressly set forth herein, the Indenture Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information; provided that the Indenture Trustee shall exercise due care in its use and receipt of electronic transmissions and shall take reasonable steps, consistent with practices in its industry and jurisdiction, to protect its electronic transmissions. Subject to the foregoing, each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(y)         The Indenture Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents specifically required to be delivered by the Indenture Trustee or any Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof.

(z)         Except to the extent expressly stated herein, the Indenture Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Issuer Trust’s covenants in this Indenture or the Financing Documents or the financial performance of the Issuer Trust.
(aa)        The Indenture Trustee, in its capacity as such shall have no (A) obligation to monitor or supervise the Offshore Collateral Agent, (B) provide any instruction to the Offshore Collateral Agent, in each case except (i) if such instruction is specified in the relevant Financing Document to which it is a party, or (ii) to the extent directed to do so by the Holders in accordance with this Indenture, (C) liability for any acts or omission of the Offshore Collateral Agent in the performance of duties, or exercise of rights, on behalf of the Indenture Trustee, or (D) responsibility for any failure or delay in performing any obligations of the Indenture Trustee under this Indenture or the other Financing Documents as a result of a failure or delay on the part of the Offshore Collateral Agent to perform such obligations as agent on behalf of the Indenture Trustee.

(bb)       The Indenture Trustee shall not have any duty or responsibility in respect of (i) the acquisition or maintenance of any insurance or (ii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(cc)        Each Holder, by its acceptance of a Note, represents that it has, independently and without reliance upon the Indenture Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Indenture Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and the related documents and in connection with the Notes. The Indenture Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the transactions contemplated hereby, the Issuer Trust or any other Person which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

(dd)       The Indenture Trustee shall not be liable for failing to comply with its obligations under this Indenture, any Transaction Document or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.

(ee)      Nothing herein shall be construed to impose an obligation on the part of the Indenture Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or other information received from the Issuer Trust or any other Person.

Section 7.03.       Individual Rights of Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer Trust or any Affiliate of the Issuer Trust with the same rights it would have if it were not Indenture Trustee. Any Agent may do the same with like rights and duties.

Section 7.04.     Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for or make any representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Security Documents or otherwise related to the Collateral. The Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Issuer Trust’s use of the proceeds from the Notes or any money paid to the Issuer Trust or upon the Issuer Trust’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Indenture Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.      Notice of Defaults. (a) The Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee and the Servicer notices of Defaults or Events of Default in accordance with Sections 4.03(a)(iii) and 4.04(a).

(b)          Promptly after the Indenture Trustee obtains knowledge of the occurrence of any Default or Event of Default under this Indenture that is continuing, or that any Default or Event of Default under this Indenture has ceased to exist or has been rescinded, the Indenture Trustee shall notify the Holders, the Collateral Agents and the Servicer in writing thereof.

(c)         The Indenture Trustee shall not be deemed to have knowledge of a Default or Event of Default (other than a payment default on the Notes) unless and until a Responsible Officer of the Indenture Trustee in the Corporate Trust Office receives written notice thereof.

Section 7.06.     Compensation and Indemnity. (a) The Issuer Trust and each Guarantor, jointly and severally, shall pay to the Indenture Trustee and the Agents from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed in writing from time to time between the Issuer Trust and the Indenture Trustee or Agent, as applicable. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer Trust and each Guarantor, jointly and severally, shall reimburse the Indenture Trustee and each Agent promptly upon request for all documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the documented compensation, disbursements and expenses of the Indenture Trustee’s and the Agent’s agents and the reasonable and documented compensation, disbursements and expenses of its external counsel.

(b)         The Issuer Trust and the Guarantors, jointly and severally, shall indemnify the Indenture Trustee and the Agents, including their respective officers, directors, employees and agents and any predecessor (collectively, the “Indemnified Parties”), for and hold each of the Indemnified Parties harmless against any and all losses, liabilities, damages, costs, claims or documented expenses (including reasonable and documented attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties or the enforcement of its rights under this Indenture or any other Financing Document, including the costs and expenses of enforcing this Indenture, the Notes or any other Financing Document, against the Issuer Trust and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer Trust, the Guarantors, any Holder or any other Person) or liability in connection with the exercise, failure or refusal to exercise or performance of any of its powers or duties hereunder or under any other Financing Document, except to the extent any such loss, liability or expense may be attributable to the Indemnified Party’s gross negligence or willful misconduct (as determined by a final and non-appealable decision of a court of competent jurisdiction). The Indenture Trustee and the Agents, as the case may be, shall notify the Issuer Trust promptly of any third-party claim for which an Indemnified Party may seek indemnity of which it has received written notice. Failure by the Indenture Trustee or the Agents to so notify the Issuer Trust shall not relieve the Issuer Trust of its obligations hereunder. Any Indemnified Party may consult with legal counsel of its own selection, at the expense of the Issuer Trust and the Guarantors, in the event of any dispute arising out of or in connection with this Indenture or any other Financing Document.

(c)        The obligations of the Issuer Trust and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Indenture Trustee or any Agent, the payment of the Notes and/or the termination of this Indenture and shall continue for the benefit of the Indenture Trustee and each Agent notwithstanding its resignation or retirement.

(d)         To secure the Issuer Trust’s and the Guarantors’ payment obligations under this Section 7.06, the Indenture Trustee will have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee, except that held in trust to pay principal of, premium on, if any, including Principal Premium, interest or Additional Amounts, if any, on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Indenture Trustee. The Indenture Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other Note of the Issuer Trust.

(e)         Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) Section 6.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

Section 7.07.     Replacement of Trustee. (a) A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)         The Indenture Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer Trust. The Majority Holders may remove the Indenture Trustee by so notifying the Indenture Trustee and the Issuer Trust in writing not less than 60 days prior to the effective date of such removal. The Issuer Trust may remove the Indenture Trustee if:

(i)           the Indenture Trustee fails to comply with Section 7.09 hereof;

(ii)        the Indenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Indenture Trustee under any Bankruptcy Code;

(iii)         a custodian or public officer takes charge of the Indenture Trustee or its property; or

(iv)         the Indenture Trustee becomes incapable of acting.

(c)          If the Indenture Trustee resigns or is removed by the Issuer Trust or by the Holders of a majority in aggregate principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Indenture Trustee, or if a vacancy otherwise exists in the office of the Indenture Trustee for any reason, the Issuer Trust shall promptly appoint a successor Indenture Trustee.

(d)         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer Trust shall promptly appoint a successor Indenture Trustee. Within one year after the successor Indenture Trustee takes office, the Majority Holders may appoint a successor Indenture Trustee to replace the successor Indenture Trustee appointed by the Issuer Trust.

(e)          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed the retiring Indenture Trustee, the Issuer Trust, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)          If the Indenture Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(g)        A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer Trust. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall deliver a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Trustee to the successor Indenture Trustee; provided all sums owing to the Indenture Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. The retiring Indenture Trustee shall have no responsibility or liability for the action or inaction of the successor Indenture Trustee. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 7.07, the Issuer Trust’s and Guarantor’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Indenture Trustee.

Section 7.08.       Successor Indenture Trustee by Merger, etc.If the Indenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act will be the successor Indenture Trustee.

Section 7.09.     Eligibility; Disqualification. There shall at all times be an Indenture Trustee hereunder that is a corporation or national association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.

Section 7.10.       Agents. (a) Any Agent may resign and be discharged from its duties under this Indenture and the other Financing Documents at any time by giving 30 days’ prior written notice of such resignation to the Indenture Trustee and the Issuer Trust. The Indenture Trustee (acting at the direction of the Majority Holders) or Issuer Trust may remove any Agent at any time by giving 30 days’ prior written notice to such Agent. In the case of a successor Agent, upon such notice, a successor Agent with a credit rating of at least BBB (or the equivalent) shall be appointed by the Issuer Trust, who shall provide written notice of such appointment to the Indenture Trustee. A successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. In the case of a resigning Agent, if the Issuer Trust is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Indenture Trustee, and apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer Trust. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06 hereof.

(b)          The rights, privileges, protections, immunities and benefits granted to the Indenture Trustee under this Indenture, including its right to be indemnified, shall apply to, and be enforceable by, each Agent, custodian and other Person employed to act hereunder, mutatis mutandis.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance. The Operator Guarantor (on behalf of the Issuer Trust) may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.     Legal Defeasance and Discharge. (a) Upon the Operator Guarantor’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer Trust and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Note Guarantees in effect at that time shall be automatically released and that the Issuer Trust and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees) on the 91st day after the deposit specified in Section 8.04(a)(i) hereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Indenture Trustee, on demand of and at the expense of the Issuer Trust, shall execute instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)         the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Additional Amounts) or premium, if any, including Principal Premium, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(ii)       the Issuer Trust’s obligations with respect to the Notes set forth in this Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments and money for security payments held in trust;

(iii)       the rights, powers, trusts and immunities of the Indenture Trustee and the Issuer Trust’s and the Guarantors’ obligations in connection therewith; and

(iv)         this Section 8.02 and Section 8.03.

(b)        Subject to compliance with this Article 8, the Issuer Trust may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance. Upon the Operator Guarantor’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer Trust and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.36, 4.37, 4.38, 4.39, 4.41 and 4.42 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer Trust and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Issuer Trust’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d) and (e) hereof shall not constitute Events of Default.

Section 8.04.      Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i)         the Issuer Trust must irrevocably deposit with the Indenture Trustee (or such entity designated by the Indenture Trustee for this purpose), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. dollar-denominated Government Securities or a combination of cash in U.S. dollars and non-callable U.S. dollar-denominated Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Indenture Trustee, to pay the principal of, or interest (including Additional Amounts and premium, if any, including Principal Premium) on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer Trust must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(ii)       in the case of Legal Defeasance, the Issuer Trust must deliver to the Indenture Trustee an Opinion of Counsel confirming that (a) the Issuer Trust has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)        in the case of Legal Defeasance or Covenant Defeasance, the Issuer Trust must deliver to the Indenture Trustee: (i) an Opinion of Counsel from Mexican counsel independent of the Issuer Trust to the effect that, based upon Mexican law then in effect, beneficial owners of the outstanding Notes will not recognize income, gain or loss for Mexican tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Mexican taxes on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred, or (ii) a ruling received from the tax authorities of Mexico to the same effect as the Opinion of Counsel described in clause (i) above;

(iv)        in the case of Covenant Defeasance, the Issuer Trust must deliver to the Indenture Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(v)         the Issuer Trust must deliver to the Indenture Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer Trust with the intent of preferring the Holders over the other creditors of the Issuer Trust or the Guarantors with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer Trust, the Guarantors or others;

(vi)        the Issuer Trust must deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(vii)      in the case of Legal Defeasance or Covenant Defeasance, each of the Rating Agencies shall have affirmed the rating of the Notes is at least BBB- (in the case of S&P) and Baa3 (in the case of Moody’s) after giving effect to the proposed redemption.

(b)          In connection with either a Legal Defeasance or a Covenant Defeasance, Section 7.06 hereof shall survive.

(c)          Upon a Legal Defeasance or Covenant Defeasance as described above, the Collateral will be released from the Liens securing the Notes.

Section 8.05.      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.(a) Subject to Section 8.06 hereof, all money and non-callable U.S. dollar-denominated Government Securities (including the proceeds thereof) deposited with the Indenture Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Indenture Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer Trust acting as Paying Agent) as the Indenture Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, including Principal Premium, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)         The Issuer Trust and the Guarantors, jointly and severally, shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the cash, the non-callable U.S. dollar-denominated Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)          Notwithstanding anything in this Article 8 to the contrary, the Indenture Trustee shall deliver or pay to the Issuer Trust from time to time upon the written request of the Issuer Trust any money, non-callable U.S. dollar-denominated Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee (which may be the opinion delivered pursuant to Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.       Repayment to Issuer. Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer Trust, in trust for the payment of the principal of, premium on, if any, including Principal Premium, interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, including Principal Premium, interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer Trust on its request or (if then held by the Issuer Trust) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer Trust for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer Trust as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer Trust give notice to the Holders in accordance with Section 13.01 hereof that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer Trust.

Section 8.07.     Reinstatement. If the Indenture Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. dollar-denominated Government Securities in accordance with Section 8.05 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer Trust’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof until such time as the Indenture Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.06 hereof; provided, however, that, if the Issuer Trust makes any payment of principal of, premium on, if any, including Principal Premium, interest or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Issuer Trust shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Indenture Trustee or Paying Agent

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.      Without Consent of Holders. (a) Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Issuer Trust, the Guarantors and the Indenture Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the other Financing Documents:

(i)        to make any modification with regard to ambiguities, inconsistencies, errors, matters or questions that will not adversely affect in any material respect the interests of the Holders (including, without limitation, any changes to give effect to mechanical, logistical or administrative provisions thereof);

(ii)         to provide for uncertificated Notes in addition to or in place of Certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code)

(iii)        to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(iv)        to conform the text of this Indenture, the Note Guarantee or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantee, the Notes and the other Financing Documents;

(v)          to release the Note Guarantee or any portion of the Collateral in accordance with the terms of this Indenture;

(vi)        to allow a Guarantor to provide a Note Guarantee with respect to the Notes or provide additional Collateral for the Notes;

(vii)      to amend any Financing Document in order to accommodate a Replacement Material Contract if at any time the relevant Material Contract is terminated; or

(viii)      to evidence and provide the acceptance of the appointment of a successor Indenture Trustee or successor Agent under this Indenture.

(b)        For the avoidance of doubt, no amendment to or deletion of, or actions taken in compliance with, this Indenture shall be deemed to impair or affect any rights of Holders to receive payment of principal of, or premium, if any, including Principal Premium, or interest, on the Notes.

(c)        Upon the written request of the Issuer Trust (or the Operator Guarantor on its behalf) accompanied by a resolution of its Board of Directors authorizing the execution of a supplemental indenture to reflect any amendment or supplement to this Indenture pursuant to Section 9.01(a) hereof, and upon receipt by the Indenture Trustee of the documents described in Sections 7.02 and 9.04 hereof, the Indenture Trustee shall join with the Issuer Trust in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into such supplemental indenture that affects its own rights, privileges, protections, indemnities, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

(d)       The consent of the Holders will not be necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

(e)        In formulating its opinion on such matters, the Indenture Trustee shall be entitled to rely absolutely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officer’s Certificate. The Indenture Trustee may, but shall not be obligated to, enter into any supplement or agree to any amendment that affects the Indenture Trustee’s own rights, duties or immunities under this Indenture.

Section 9.02.      With Consent of Holders. (a) Except as provided in this Section 9.02, this Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Majority Holders voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.05 and 6.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, including Principal Premium, interest or Additional Amounts, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and the Note Guarantees may be waived with the consent of the Majority Holders voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

(b)        Upon the written request of the Issuer Trust accompanied by a resolution of its Board of Directors authorizing the execution of a supplemental indenture to reflect any amendment or supplement to this Indenture pursuant to Section 9.02(a) hereof, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders as aforesaid, and upon receipt by the Indenture Trustee of the documents described in Section 7.02 hereof, the Indenture Trustee shall join with the Issuer Trust and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture directly affects the Indenture Trustee’s or any Agent’s rights, privileges, protections, indemnities, duties, liabilities or immunities under this Indenture or otherwise, in which case the Indenture Trustee or such Agent may in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

(c)         It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer Trust shall give to the Holders affected thereby a notice in accordance with Section 13.01 hereof briefly describing the amendment, supplement or waiver. Any failure of the Issuer Trust to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.05 and 6.08 hereof, the Majority Holders voting as a single class may waive compliance in a particular instance by the Issuer Trust with any provision of this Indenture, the Notes and the Note Guarantees.

(e)         Without the consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of each Holder affected, an amendment, supplement or waiver or other modification of this Indenture, the Notes or the Note Guarantees may not (with respect to any Notes held by a non-consenting Holder):

(i)         reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)        reduce the principal of, or change the fixed maturity of, any Note, reduce the Principal Premium or alter the provisions with respect to the redemption of the Notes;

(iii)       reduce the rate of or change the time for payment of interest, including default interest, on any Note or obligation to pay Additional Amounts;

(iv)       permit the creation of any Lien not otherwise permitted under this Indenture superior to or on parity with the Liens of the Security Documents;

(v)        impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest or Additional Amounts, if any, on such Holder’s Notes or the associated Note Guarantee on or after the due dates therefore;

(vi)        waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(vii)        make any Note payable in currency other than that stated in the Notes;

(viii)     make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest, Additional Amounts or premium, if any, including Principal Premium, on, the Notes;

(ix)         waive a redemption payment with respect to any Note or an obligation to make a payment upon repurchase of the Notes (other than a payment required by Sections 4.13, 4.36 and 4.38 hereof); or

(x)         make any change to the amendment and waiver provisions of this Indenture or, subject to the ability of the Holders to waive certain events as set forth in this Indenture, amend or otherwise modify any of the specific language of the following definitions: “Rapid Amortization Event” and “Reputable Hotel Operator.”

(f)          In addition, except as contemplated by the Financing Documents, without the consent of the Supermajority Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may (1) make any change in any Note Guarantee or release any Guarantor from its obligations under the Notes and Note Guarantees, (2) make any change in any Security Document or the provisions of this Indenture dealing with the Collateral or application of proceeds of the Collateral with the effect of releasing the Liens on the Collateral which secure the Notes and the Note Guarantees, (3) make any change in the Sponsor Support and Indemnification Agreement dealing with the obligation of the Sponsor to make Contingent Contributions or the application of such proceeds, (4) change or alter the priority of the Liens securing the Notes and the Note Guarantee in any portion of the Collateral in any way materially adverse, taken as a whole, to the holders of the Notes and the Note Guarantee, or (5) waive a repurchase payment required by Sections 4.13, 4.36 and 4.38, other than, in each case, as provided under the terms of this Indenture or the other Financing Documents.

Section 9.03.     Notation on or Exchange of Notes. (a) The Indenture Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer Trust in exchange for all Notes may issue and the Indenture Trustee shall, upon receipt of an Authentication Order, authenticate or cause the Authenticating Agent to authenticate the new Notes that reflect the amendment, supplement or waiver.

(b)          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.04.      Trustee to Sign Amendments, etc.The Indenture Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if such supplemental indenture does not adversely affect the rights, privileges, protections, indemnities, duties, liabilities or immunities of the Indenture Trustee or any Agent. In executing any supplemental indenture, the Indenture Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all covenants and conditions precedent to such supplemental amendment have been complied with, and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer Trust and the Guarantors, subject to customary exceptions.

ARTICLE 10

NOTE GUARANTEES

Section 10.01.   Guarantee. (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, on senior secured basis, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Indenture Trustee and to the Indenture Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer Trust hereunder or thereunder, that:

(i)          the principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, on, the Notes, if lawful, and all other obligations of the Issuer Trust under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)          in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Legal Final Maturity Date, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)        Each of the Guarantors hereby agrees that its respective obligations under its Note Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Indenture Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer Trust, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer Trust, any right to require a proceeding first against the Issuer Trust, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)         If any Holder or the Indenture Trustee is required by any court or otherwise to return to the Issuer Trust, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer Trust or the Guarantors, any amount paid by either to the Indenture Trustee or such Holder, each Guarantor’s Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)       Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed by its Note Guarantee. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Indenture Trustee, on the other hand:

(i)         the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

(ii)        in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Indenture Trustee under any Note Guarantee.

(e)          The obligations assumed by each Guarantor under this Indenture shall not be affected by the absence of judicial request of payment by the Indenture Trustee or a Holder to the Issuer Trust.

Section 10.02.    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles) or any similar U.S. or non-U.S. federal, local or state law or voidable preference, financial assistance or improper corporate benefit, or violate the corporate purpose of the relevant Guarantor or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Indenture Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting either a fraudulent transfer or conveyance or voidable preference, financial assistance or improper corporate benefit, or violating the corporate purpose of the relevant Guarantor or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation.

Section 10.03.     Releases. (a) The Note Guarantee of a Guarantor shall be automatically released and discharged without any further action by the Issuer Trust, the relevant Guarantor or the Indenture Trustee and such Guarantor’s obligations under its Note Guarantee and this Indenture shall automatically terminate and be of no further force and effect:

(i)          upon satisfaction and discharge of this Indenture as provided for in Article 11 hereof; or

(ii)          upon the full and final payment of the Notes and performance of all other Obligations.

(b)          Upon any occurrence giving rise to a release of a Note Guarantee, as specified above, the Indenture Trustee, subject to its receipt of an Officer’s Certificate from the Issuer Trust and an Opinion of Counsel, each certifying that all conditions to such release have been satisfied will execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Note Guarantee. None of the Issuer Trust, the Guarantors or the Indenture Trustee will be required to make a notation on the Notes to reflect any such release, termination or discharge.

(c)          Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.03 will remain liable for the full amount of principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture to the extent provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01.     Satisfaction and Discharge. (a) Subject to Section 11.02(b) hereof, this Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder (except as to surviving rights), when:

(i)          either:

(A)        all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer Trust or discharged from such trust as provided for in this Indenture, have been delivered to the Indenture Trustee for cancellation; or

(B)          all Notes that have not been delivered to the Paying Agent for cancellation have become due and payable by reason of the publication of a notice of redemption by the Paying Agent in the name, and at the expense, of the Issuer Trust or otherwise or will become due and payable within one year and the Issuer Trust has irrevocably deposited or caused to be deposited with the Indenture Trustee (or such other entity designated by the Indenture Trustee for this purpose) as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. dollar-denominated Government Securities or a combination of cash in U.S. dollars and non-callable U.S. dollar-denominated Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Indenture Trustee to pay and discharge the entire Indebtedness on the Notes not delivered to the Paying Agent for cancellation for principal, premium (including Principal Premium) and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(ii)        the Issuer Trust has paid or caused to be paid all sums payable by the Issuer Trust and the Guarantors under this Indenture; and

(iii)        the Operator Guarantor (on behalf of the Issuer Trust) has delivered irrevocable instructions to the Indenture Trustee to apply the deposited money and/or proceeds of non-callable U.S. dollar-denominated Government Securities toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Operator Guarantor (on behalf of the Issuer Trust) must deliver an Officer’s Certificate and an Opinion of Counsel from independent counsel to the Indenture Trustee stating that all conditions precedent in this Indenture relating to satisfaction and discharge of this Indenture have been satisfied and such satisfaction and discharge shall not result in a breach or violation of, or constitute a default under, this Indenture; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the Sections 11.01(a)(i) through 11.01(a)(iii) hereof).

(b)       Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Indenture Trustee pursuant to Section 11.01(a)(i)(B) hereof, the provisions of Sections 11.02 and 8.06 hereof shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

(c)          Upon satisfaction and discharge of this Indenture, the Collateral will be released from the Liens securing the Notes.

Section 11.02.     Application of Trust Money. (a) Subject to Section 8.06 hereof, all money deposited with the Indenture Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer Trust acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Indenture Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)      If the Indenture Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer Trust’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer Trust has made any payment of principal of, premium on, if any, including Principal Premium, interest and Additional Amounts, if any, on, the Notes because of the reinstatement of its obligations, the Issuer Trust shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Indenture Trustee or Paying Agent.

ARTICLE 12

COLLATERAL

Section 12.01.     Collateral. (a) The due and punctual payment of the principal of, premium, if any, including Principal Premium, interest, if any, on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on a Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, including Principal Premium, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Issuer Trust and the Guarantors to the Holders or the Indenture Trustee under this Indenture, the Note Guarantees and the Notes shall be secured on the Closing Date by the Collateral as provided in the Security Documents. The Indenture Trustee, the Issuer Trust and the Guarantors hereby acknowledge and agree that the Collateral Agents hold the Collateral in trust for the benefit of the Secured Parties and pursuant to the terms of the Security Documents.

(b)       The Indenture Trustee, each Holder and each other Secured Party hereby designates and appoints each Collateral Agent (which designation and appointment, in the case of the Onshore Collateral Agent, shall be deemed as a comisión mercantil granted in accordance with Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio)), as applicable as its agent under this Indenture and the Security Documents (in the case of the Onshore Collateral Agent, in terms of the provisions of Book Two, Title Three, Chapter I of the Mexican Commerce Code (Código de Comercio)). Each Holder and owner of a beneficial interest in the Notes, by its acceptance of Notes, consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Indenture Trustee and the Collateral Agents to (i) enter into this Indenture and each applicable Security Document, (ii) perform its obligations and exercise its rights thereunder in accordance therewith and (iii) take such action on its behalf under the provisions of this Indenture and the Security Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Indenture and the Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto. The Issuer Trust and the Guarantors shall do or cause to be done all such acts and things as may be necessary or proper or as may be required by the provisions of the Security Documents and applicable law, to assure and confirm to the Indenture Trustee and the Collateral Agents the security interests in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Secured Parties. If required for the purpose of meeting the legal requirements of any jurisdiction of organization of the Issuer Trust or any Guarantor of any Collateral may at the time be located, the Issuer Trust shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Issuer Trust, the Indenture Trustee or the Collateral Agents to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or the Notes. The Issuer Trust and the Guarantors shall prepare and file any financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Indenture and the Security Documents. The Issuer Trust shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Notes, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 12.02.    Perfection. The Issuer Trust and the Guarantors shall, at their sole expense, take all actions and make all filings (including filing Uniform Commercial Code (including amendments and continuation statements) and other financing statements) that may be required under applicable law, or that the Indenture Trustee or the Collateral Agents may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof), as security for the Obligations, of a valid and enforceable perfected first-priority Lien and security interest in and on all of the Collateral (subject to the terms of the Security Documents), in favor of the Collateral Agents for the benefit of the Secured Parties subject to no Liens other than Permitted Liens.

The Issuer Trust and the Guarantors shall execute any and all further documents, financing statements or analogous, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Agents or the Indenture Trustee may reasonably request, in order to grant, preserve, protect and perfect and render opposable to third parties the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral.

Upon the acquisition by the Issuer Trust or the Guarantors after the Closing Date of any assets, the Issuer Trust or such Guarantor shall execute and deliver such security instruments, financing statements or analogous filings and such certificates, and opinions as are required under this Indenture or any Security Document to vest in the applicable Collateral Agent a perfected security interest, with the priority required by this Indenture and the Security Documents, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 12.03.      Release of Collateral.

(a)          Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents and this Indenture. Notwithstanding anything to the contrary in the Security Documents and this Indenture, the Issuer Trust and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Note Guarantees in accordance with Article 9.

(b)          The Liens on the Collateral securing the Notes and the Note Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:

(i)       upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations (including Principal Premium) in respect of the Notes under this Indenture, the Note Guarantees and the other Financing Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and Principal Premium, are paid;

(ii)          upon satisfaction and discharge of this Indenture pursuant to Section 11.01 hereof; or

(iii)         in accordance with the Security Documents.

(c)         With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents to such release have been met and that it is permitted for the Indenture Trustee or any Collateral Agent to execute and deliver the documents requested by the Issuer Trust in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer Trust, the Indenture Trustee and the applicable Collateral Agent shall execute, deliver or acknowledge (at the Issuer Trust’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Issuer Trust’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Indenture Trustee nor any Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Indenture Trustee and any Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 12.04.     Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Security Documents, the Indenture Trustee may take or may direct the applicable Collateral Agent to take, all actions it determines in order to:

(a)          enforce any of the terms of the Security Documents; and

(b)          collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Indenture Trustee and each Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Indenture Trustee or any Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture and such suits and proceedings as the Indenture Trustee or any Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.04 shall be considered to impose any such duty or obligation to act on the part of the Indenture Trustee or the Collateral Agents.

Section 12.05.    Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents. The Indenture Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, for turnover to the Indenture Trustee to make further distributions of such funds to the Holders of the Notes according to the provisions of this Indenture.

Section 12.06.    Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agents or the Indenture Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Section 12.06 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer Trust or the applicable Guarantor to make any such sale or other transfer.

Section 12.07.    Powers Exercisable by Receiver or Indenture Trustee. If the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Issuer Trust or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer Trust or a Guarantor or of any Authorized Officer or Officers thereof required by the provisions of this Article 12; and if the Indenture Trustee or any Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Indenture Trustee or the applicable Collateral Agent.

Section 12.08.     Termination of Security Interest. Upon (i) payment in full of all obligations of the Issuer Trust and the Guarantors under this Indenture and the Notes, satisfaction and discharge of this Indenture in accordance with Article 11 hereof, (ii) Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof, or (iii) the release of Liens on the Collateral in accordance with this Indenture, the Issuer Trust shall deliver an Officer’s Certificate and Opinion of Counsel to the Indenture Trustee and the Collateral Agents stating that such obligations have been paid in full or been subject to Legal Defeasance or Covenant Defeasance or such Liens have been released, as the case may be, and instruct the Indenture Trustee to instruct each Collateral Agent to release the Liens pursuant to the Security Documents (subject to the satisfaction of any release of Lien provisions set forth in the Security Documents).

ARTICLE 13

MISCELLANEOUS

Section 13.01.     Notices. (a) Any notice or communication by the Issuer Trust, any Guarantor, the Indenture Trustee or any Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer Trust and/or any Guarantor:

CIBanco, S.A., Institución de Banca Múltiple
Calzada General Mariano Escobedo No. 595, Torre B, Piso 8
Col. Rincón del Bosque, Alcaldía Miguel Hidalgo
Ciudad de México, C.P. 11580
Attention: Delegado fiduciario del Fideicomiso CIB/4323
Email: instruccionesmexico@cibanco.com

With a copy to:

Torre Esmeralda III
Av. Ffcc de Cuernavaca 20, Piso 12
Lomas - Virreyes, Lomas de Chapultepec III Secc, Miguel Hidalgo
C.P. 11000, Ciudad de México
Attention: Marcos Sacal Cohen; Oscar Leonel Martinez Basulto
Telephone: + (52) 55 9267 8360
Email: marcos@murano.com.mx; leonelmartinez@murano.com.mx

Clifford Chance LLP
Two Manhattan West 375 9th Avenue
New York, New York 10001
U.S.A.
Telephone No.: +1 (212) 878-3222
Attention: Hugo Triaca, Esq.

If to the Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent or Registrar:

The Bank of New York Mellon
240 Greenwich Street, Floor 7 East
New York, New York 10286
U.S.A.
Email: Structured-latam@bnymellon.com
Attention: Cross-Border Structured – Sandra Vincent

If to the Onshore Collateral Agent:

Montes Urales No.620, Piso 1
Lomas de Chapultepec, Miguel Hidalgo,
11000, Mexico City
Attn: Mauricio Rangel Laisequilla, Edgar Israel Valdez
and / or Luis Marcelo Quiroz Ruiz
Telephone: +52 55 8636 5550
Email: mrangell@actinver.com.mx; evaldez@actinver.com.mx;
lquiroz@actinver.com.mx

(b)        The Issuer Trust, any Guarantor, the Indenture Trustee or any Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) on the date of mailing; (iii) when receipt acknowledged, if transmitted by facsimile; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, however, that notices to the Agents shall only be deemed to have been duly given upon actual receipt thereof.

(d)        All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC for communication to entitled account holders pursuant to the Applicable Procedures. In the case of Certificated Notes, notices shall be mailed to Holders by first-class mail or delivered to Holders at their respective addresses as they appear on the Register maintained by the Registrar.

(e)          Notices given by publication shall be deemed given on the first date on which publication is made. Notices delivered to DTC shall be deemed given on the date when delivered.

(f)          If a notice or communication to a Holder is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(g)       If the Issuer Trust or any Guarantor mails or delivers a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it shall mail or deliver a copy to the Indenture Trustee and each Agent at the same time.

(h)          All notices shall be given in the English language.

(i)      The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the other Financing Documents and delivered using Electronic Means; provided, however, that the Issuer Trust and/or any Guarantor, as applicable, shall provide to the Indenture Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Trustee Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer Trust and/or the applicable Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer Trust and/or any Guarantor, as applicable, elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer Trust and each Guarantor understands and agrees that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer. The Issuer Trust and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuer Trust, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer Trust and/or the Guarantors, as applicable. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer Trust and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer Trust and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

(j)         The Indenture Trustee shall accept electronic transmissions; provided that the Indenture Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party to this Indenture agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(k)       Each of the Issuer Trust and the Guarantors hereby agrees that it will provide to the Indenture Trustee all information, documents and other materials that it is obligated to furnish to the Indenture Trustee pursuant to this Indenture and the other Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Indenture Trustee and indicating the Section reference of this Indenture or any other applicable Financing Document and describing the condition or requirement pursuant to which such Communication is being delivered to the electronic mail address specified in Section 13.01(a) hereof or such other electronic mail address specified in writing by the Indenture Trustee to such Person. In addition, each of the Issuer Trust and the Guarantors agrees to continue to provide the Communications to the Indenture Trustee in the manner otherwise specified in the Financing Documents but only to the extent requested by the Indenture Trustee.

Section 13.02.     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer Trust or any Guarantor to the Indenture Trustee or any Agent to take any action under this Indenture, the Issuer Trust or such Guarantor shall furnish to the Indenture Trustee or such Agent (except in connection with the request for the Indenture Trustee to authenticate the Initial Notes on the Closing Date):

(i)        an Officer’s Certificate in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, relating to the proposed action have been satisfied; and

(ii)        an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture, relating to the proposed action have been satisfied.

Section 13.03.     Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)           a statement that the Person delivering such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(iii)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04.     Rules by Trustee and Agents. The Indenture Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05.     No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Issuer Trust and the Guarantors, as such, shall have any liability for any obligations of the Issuer Trust or the Guarantors under the Notes, the Note Guarantees, any Security Document or this Indenture or for any claims based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Section 13.06.     Agent for Service; Submission to Jurisdiction. Each of the Issuer Trust, each Guarantor and the Onshore Collateral Agent irrevocably (i) agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or New York State court sitting in the Borough of Manhattan in the City of New York; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the jurisdiction of any such court in any such suit, action or proceeding. Pursuant to irrevocable powers of attorney under the laws of Mexico, the Issuer Trust, each Guarantor and the Onshore Collateral Agent hereby appoint Corporation Service Company, currently located at 19 West 44th Street, Suite 200, New York, New York 10036 as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted arising out of or based upon this Indenture, the Notes or the Note Guarantees or the transactions contemplated hereby or thereby (the “Authorized Agent”) for so long as any Notes are outstanding. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Indenture Trustee. Each of the Issuer Trust, each Guarantor and the Onshore Collateral Agent expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Issuer Trust, each Guarantor and the Onshore Collateral Agent represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Issuer Trust, each Guarantor and the Onshore Collateral Agent agrees to take any and all action, including the filing of any and all documents and instruments and the granting of any and all powers of attorney that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to (i) the Issuer Trust shall be deemed, in every respect, effective service of process upon the Issuer Trust and each Guarantor and (ii) the Onshore Collateral Agent shall be deemed, in every respect, effective service of process upon the Onshore Collateral Agent. The serving of process in the manner provided in this paragraph in any such action, suit or proceeding shall be deemed personal service on (x) an affiliate of the Issuer Trust and accepted by the Issuer Trust and the Guarantors as such and shall be valid and binding upon the Issuer Trust and the Guarantors for all the purposes of any such action, suit or proceeding and (y) an affiliate of the Onshore Collateral Agent and accepted by the Onshore Collateral Agent as such and shall be valid and binding upon the Onshore Collateral Agent for all the purposes of any such action, suit or proceeding.

Section 13.07.    Governing Law; Waiver of Jury Trial. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO (AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, SHALL BE DEEMED TO WAIVE) HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY NOTE GUARANTEE AND ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 13.08.     Successors. All agreements of the Issuer Trust in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors. All agreements of the Onshore Collateral Agent in this Indenture shall bind its successors.

Section 13.09.    Severability. If any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10.    Counterpart Originals. The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Any supplemental indentures or other documents, certificates, directions, notices or other instruments delivered pursuant to or in connection herewith may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same document. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of all the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Each of the parties agrees on behalf of itself, and any Person acting or claiming by, under or through such transaction party, that any written instrument delivered in connection with this Indenture or any related document, including, without limitation, any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 13.11.     Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12.    Judgment Currency. Any payment on account of an amount that is payable in U.S. dollars which is made to or for the account of any Holder or the Indenture Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer Trust or any Guarantor, shall constitute a discharge of the Issuer Trust or such Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of U.S. dollars that such Holder or the Indenture Trustee, as the case may be, is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount of U.S. dollars that could be so purchased is less than the amount of U.S. dollars originally due to such Holder or the Indenture Trustee, as the case may be, the Issuer Trust and the Guarantors shall indemnify and hold harmless the Holder or the Indenture Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. In any event, the Issuer Trust and the Guarantors shall indemnify the Holder or Indenture Trustee, as applicable, against the cost of making any such purchase. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Indenture Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 13.13.    Prescription. Claims against the Issuer Trust or a Guarantor for the payment of principal, Principal Premium or Additional Amounts, if any, on the Notes will be prescribed 10 years after the applicable due date for payment thereof. Claims against the Issuer Trust or a Guarantor for the payment of interest on the Notes will be prescribed six years after the applicable due date for payment of interest.

Section 13.14.    Additional Information. Upon written request by any Holder or holder of a Book-Entry Interest to the Issuer Trust at the address set out in Section 13.01(a) hereof, the Issuer Trust shall mail or cause to be mailed, by first class mail, to such Holder or holder (at the expense of the Issuer Trust) a copy of this Indenture and the form of Note.

Section 13.15.   Waiver of Immunity. To the extent that the Issuer Trust or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer Trust and each Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture, the Notes or the Note Guarantees.

Section 13.16.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Indenture Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. The parties to this Indenture agree that they will provide the Indenture Trustee with such information as it may reasonably request in order for the Indenture Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 13.17.    FATCA. Upon request from the Indenture Trustee, the Issuer Trust and the Guarantors shall, to the extent commercially feasible, provide information reasonably necessary in order to enable the Indenture Trustee to determine whether any withholding obligations under Sections 1471-1474 of the Code (“FATCA”) or applicable law apply to any payments to be made by the Indenture Trustee pursuant to this Indenture or the Notes. The Indenture Trustee shall be entitled to make any withholding or deductions from payments to the extent necessary to comply with FATCA or applicable law and the Indenture Trustee shall not have any liability in connection with its compliance therewith.

[Signature pages follow]

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CIBANCO, S.A., INSTITUCION DE BANCA
MULTIPLE, SOLELY IN ITS CAPACITY AS
TRUSTEE (FIDUCLARIO) UNDER THE
FIRST AMENDED AND RESTATED
IRREVOCABLE ISSUING,
ADMINISTRATION AND PAYMENT TRUST
AGREEMENT NO. CIB/4323 (CONTRATO DE
FIDEICOMISO IRREVOCABLE DE EMISION,
ADMINISTRATION Y PAGO NO. CIB/4323), as
Issuer Trust

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Indenture]

OPERADORA HOTELERA G.I., S.A. DE C.V.,
as Operator Guarantor

By:
Name:
Title:

[Signature Page — Indenture]

CIBANCO, S.A., INSTITUCION DE BANCA
MULTIPLE, SOLELY IN ITS CAPACITY AS
TRUSTEE (FIDUCLARIO) UNDER THE
IRREVOCABLE MANAGEMENT TRUST
AGREEMENT NO. CIB/3224 (CONTRATO DE
FIDEICOMISO IRREVOCABLE DE
ADMINISTRATION NO. CIB/3224), as
Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Indenture]

CIBANCO, S.A., INSTITUCION DE BANCA
MULTIPLE, SOLELY IN ITS CAPACITY AS
TRUSTEE (FIDUCIARIO) UNDER THE
IRREVOCABLE MANAGEMENT TRUST
AGREEMENT NO. CIB/3001 (CONTRATO DE
FIDEICOMISO IRREVOCABLE DE
ADMINISTRATION NO. CIBL3001), as
Subsidiary Guarantor

By:
Name:
Title:

[Signature Page — Indenture]

MURANO PV, S.A. DE C.V., as Parent Guarantor

By:
Name:
Title:

[Signature Page — Indenture]

THE BANK OF NEW YORK MELLON, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

[Signature Page — Indenture]

BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, as Onshore Collateral Agent

By:
	Name:	David León García
	Title:	Trustee Delegate

[Signature Page — Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the applicable Private Placement Legend pursuant to the provisions of the Indenture]

CUSIP Number: [[●]]1 [[●]]**
ISIN: [[●]]* [[●]]**

11.000% Senior Secured Notes due 2031

No. [R][S]-_____	U.S.$_______________________, [If the Note is a Global Note include the following: as revised by the Schedule of Increases and Decreases in Global Note attached hereto]

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, SOLELY IN ITS CAPACITY
AS TRUSTEE (FIDUCIARIO) UNDER THE FIRST AMENDED AND RESTATED
IRREVOCABLE ISSUING, ADMINISTRATION AND PAYMENT TRUST
AGREEMENT NO. CIB/4323 (CONTRATO DE FIDEICOMISO IRREVOCABLE DE
EMISIÓN, ADMINISTRATIÓN Y PAGO NO. CIB/4323)

promises to pay to ___________ or registered assigns, the principal sum of _______________ U.S. DOLLARS (U.S.$ ___________) [If the Note is a Global Note, add the following:, as revised by the Schedule of Increases and Decreases in Global Note attached hereto].

Payment Dates: March 12 and September 12

Record Dates: the close of business on the Business Day immediately preceding the applicable Payment Date

The Notes are being issued with original issue discount and are being treated as contingent payment debt instruments, each for U.S. federal income tax purposes. Details regarding information relevant to calculating original issue discount on the Notes, including their comparable yield and projected payment schedule can be obtained upon request from David Galan, Chief Financial Officer, 25 Berkeley Square, London W1J 6HN, United Kingdom.

[1]	Include for Rule 144A Notes.
**	Include for Regulation S Notes.

Exh A-1

Additional provisions of this Note are set forth on the reverse of this Note.

[Signature pages follow]

Exh A-2

IN WITNESS WHEREOF, the Issuer Trust has caused this Note to be signed manually, by facsimile or electronically by the duly Authorized Officer referred to below.

CIBANCO, S.A., INSTITUCIÓN DE BANCA
MÚLTIPLE, SOLELY IN ITS CAPACITY AS
TRUSTEE (FIDUCIA RIO) UNDER THE
FIRST AMENDED AND RESTATED
IRREVOCABLE ISSUING
ADMINISTRATION AND PAYMENT TRUST
AGREEMENT NO. CIB/4323 (CONTRATO DE
FIDEICOMISO IRREVOCABLE DE EMISIÓN,
ADMINISTRATIÓN Y PAGO NO. CIB/4323)

By:
Name:
Title:

Exh A-3

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
not in its personal capacity but in its capacity as Indenture Trustee

By:
Name:
Title:
Dated:

Exh A-4

[Reverse of Note]

11.000% Senior Secured Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)              PRINCIPAL. CIBanco, S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administratión y Pago No. CIB/4323) (the “Issuer Trust”), promises to pay or cause to be paid the principal amount of this Note on a pro rata basis on the Legal Final Maturity Date.

INTEREST. The Issuer Trust promises to pay or cause to be paid interest on the principal amount of this Note at the rate equal to the sum of (a) 11.000% per annum payable in cash and, (b) from the Closing Date until September 12, 2027, 2.000% per annum payable in kind (the “PIK Interest”) by capitalizing such PIK Interest and increasing the principal amount of the outstanding amount of this Note in an amount equal to such PIK Interest from September 12, 2024 until maturity. The Issuer Trust shall pay interest semi-annually in arrears on March 12 and September 12 of each year or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; and provided, further, that the first Payment Date on which interest is due shall be March 12, 2025. If an Event of Default shall occur and be continuing, the Issuer Trust shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal, installments of interest, premium (including Principal Premium), if any, and Additional Amounts, if any (without regarding to any applicable grace period) at a rate that is 3% per annum higher than the then applicable interest rate on the Notes to the extent lawful until the earlier of (a) completion of the Liquidation Procedure, (b) the repayment in full of the Notes, and (c) the date on which the Majority Holders have waived such Event of Default; provided that, to the extent another Event of Default occurs, such default interest will again commence accruing from the date of such Event of Default. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)               METHOD OF PAYMENT. The Issuer Trust shall pay principal and interest on the Notes to the Persons who are registered Holders on the Record Date preceding the next Payment Date, even if such Notes are canceled after such Record Date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, including Principal Premium, interest and Additional Amounts, if any, through the Paying Agent as provided in the Indenture by wire transfer of immediately available funds. All payments shall be made in U.S. dollars.

Exh A-5

(3)              PAYING AGENT, REGISTRAR AND TRANSFER AGENT. Initially, The Bank of New York Mellon will act as Paying Agent, Transfer Agent and Registrar. The Issuer Trust may change the Paying Agent, the Transfer Agent or the Registrar without prior written notice to the Holders. For so long as the Notes are listed on the Global Exchange Market of Euronext Dublin (the “Euronext Dublin Market”) and the rules of the Euronext Dublin Market so require, the Issuer Trust shall notify the Euronext Dublin Market of any change of the Paying Agent, Transfer Agent or Registrar. Furthermore, for so long as the Notes are listed on the Euronext Dublin Market and the rules of the Euronext Dublin Market so require, the Issuer Trust shall appoint and maintain a paying agent in Ireland where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for Certificated Notes. In addition, in the event that a Global Note is exchanged for Certificated Notes, an announcement of such exchange shall be made by the Issuer Trust or on its behalf through the Euronext Dublin Market and such announcement will include all material information with respect to the delivery of the Certificated Notes, including details of the paying agent in Dublin.

(4)           INDENTURE. The Issuer Trust issued the Notes under an Indenture dated as of September 12, 2024 (the “Indenture”) among the Issuer Trust, Operadora Hotelera G.I., S.A. de C.V., as Operator Guarantor, CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3224 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3224) and CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as Subsidiary Guarantors, Murano PV, S.A. de C.V., as Murano Parent Guarantor, The Bank of New York Mellon, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and Banco Actinver, S.A., Institutión de Banca Múltiple, Grupo Financiero Actinver, as Onshore Collateral Agent. The Notes are subject to all of the terms set forth in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)               OPTIONAL REDEMPTION.

(a)           At any time prior to September 12, 2027, the Operator Guarantor (on behalf of the Issuer Trust) may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders, at a redemption price equal to the greater of (1) 100.000% of the principal amount of such Notes and (2) the sum of the present value of the redemption price of the Notes to be redeemed at September 12, 2027, plus each remaining scheduled payment of interest thereon during the period between the redemption date and September 12, 2027 (exclusive of interest accrued to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus accrued and unpaid interest and any Additional Amounts due thereon up to but not including the date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date). The Indenture Trustee shall have no duty to calculate or verify the Make-Whole Amount. Any redemption and notice may, in the Operator Guarantor’s discretion, be subject to the satisfaction of one or more conditions precedent.

Exh A-6

(b)         On or after September 12, 2027, the Issuer Trust may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior written notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but excluding) the Redemption Date and all Additional Amounts, if any, then due, on the Notes redeemed, if redeemed on or after the dates indicated below (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Payment Date):

Year	Redemption Price
2027	105.5%
2028 and thereafter	102.75%

(c)           In addition, at any time, and from time to time, on or prior to September 12, 2027, the Operator Guarantor (on behalf of the Issuer Trust) may, at its option, use all or any portion of the Net Cash Proceeds of one or more Equity Offerings, to the extent the net cash proceeds thereof are contributed to the Trust Estate and placed directly in the Prepayment Account only for such purpose and without adding to any calculation that would otherwise permit a Restricted Payment, to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 111.000% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the Redemption Date and all Additional Amounts, if any, then due, on the Notes redeemed (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Payment Date); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer Trust shall consummate such redemption not more than 90 days after the consummation of that Equity Offering upon not less than 10 nor more than 60 days’ notice mailed to each Holder being redeemed and otherwise in accordance with the redemption procedures set forth in the Indenture.

(d)          Unless the Issuer Trust defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)          Any redemption pursuant to this paragraph 5 and Section 3.07 of the Indenture shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

(f)          To the extent that the Notes are represented by Global Notes, any payment to the Beneficial Owners holding Book-Entry Interests will be subject to the Applicable Procedures.

(6)               REDEMPTION FOR CHANGES IN TAXES.

The Issuer Trust may redeem the Notes, in whole but not in part, at the Operator Guarantor’s option at any time prior to their maturity upon not less than 10 nor more than 60 days’ prior written notice to Holders of the Notes as provided for herein (with copies to the Indenture Trustee and the Paying Agent), at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest if any, to (but excluding) the applicable Redemption Date and all Additional Amounts, if any, then due on the Notes, if due to a Change in Tax Law:

Exh A-7

(a)         the Issuer Trust, in accordance with the terms of the Notes, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes in excess of the Additional Amounts that the Issuer Trust would be required to pay if payments in respect of the Notes were subject to collection, deduction or withholding for Taxes imposed by the applicable Relevant Taxing Jurisdiction at the rate applicable on the Closing Date (which, in the case of Mexico, is a rate of 4.9% for payments of interest) (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date after the Closing Date, at the rate applicable on such later date); and

(b)           the Issuer Trust cannot avoid such obligation by taking reasonable measures available to it; provided that (i) the notice of redemption shall not be given earlier than 60 days prior to the earliest date on which the Issuer Trust would be obligated to pay any such Additional Amounts if a payment in respect of the Notes were then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect or remains scheduled to go into effect; and provided further, that prior to the giving of any such notice of redemption, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee (A) an Officer’s Certificate stating that the Issuer Trust is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer Trust so to redeem have occurred and (B) an Opinion of Counsel from counsel of recognized standing with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer Trust has, or would, become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The Indenture Trustee will accept this Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth above, in which event it will be conclusive and binding on the Holders.

Exh A-8

(7)              REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Issuer Trust to repurchase all or any part (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) of that Holder’s Notes pursuant to a Change of Control Offer, on the terms set forth in the Indenture. In the Change of Control Offer, the Operator Guarantor (on behalf of the Issuer Trust) shall offer a payment in cash equal to 102.75% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest if any, to (but excluding) the purchase date and all Additional Amounts, if any, then due on the Notes repurchased (the “Change of Control Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date). Within 30 days following any Change of Control Triggering Event, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver a notice to each Holder (a “Change of Control Offer”) in accordance with the Indenture (with a copy to the Indenture Trustee), stating that a Change of Control Offer, is being made and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. Upon the occurrence of a Rapid Amortization Event, each Holder will have the right to require the Issuer Trust to repurchase all or any part (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) of that Holder’s Notes pursuant to a Rapid Amortization Event Offer, on the terms set forth in the Indenture. In the Rapid Amortization Offer, the Operator Guarantor (on behalf of the Issuer Trust) will, no later than 30 days following the Rapid Amortization Event and when there is Excess Cash on deposit in the Lock-up Accounts, deliver notice to each Holder (a “Rapid Amortization Event Offer”), with a copy to the Indenture Trustee, stating that a Rapid Amortization Event Offer is being made for an aggregate principal amount of Notes of up to the amount of Excess Cash on deposit at a price equal to 102.75% of the principal amount of Notes subject to the Rapid Amortization Event Offer, plus accrued and unpaid interest, if any, to (but excluding) the purchase date and all Additional Amounts thereon, if any, then due on the Notes repurchased (the “Rapid Amortization Event Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date) and offering to repurchase the Notes on the date (the “Rapid Amortization Event Payment Date”) specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. Upon the occurrence of any Casualty/Condemnation Event, the Operator Guarantor (on behalf of the Issuer Trust) shall cause all amounts, awards, payments or other loss proceeds received in connection with such Casualty or Condemnation exceeding $2,000,000 (the “Loss Proceeds”) to be promptly deposited in the Prepayment Account. Should the Restoration Conditions be satisfied (as certified by the Operator Guarantor (such certification, a “Restoration Certification”) to the Issuer Trust, the Servicer and the Indenture Trustee) in the event of a Casualty/Condemnation Event, then, provided no Event of Default shall have occurred and be continuing (in which case application of proceeds other than to repay the Notes up to an amount equal to $10,000,000 shall be determined by the Servicer and in excess of $10,000,000 shall be determined by the Indenture Trustee (acting at the direction of the Majority Holders)), the Loss Proceeds shall be applied to restoring, repairing, replacing or rebuilding the Properties or part thereof subject to the Casualty or Condemnation (and the Operator Guarantor shall commence, as promptly and diligently practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Properties immediately prior to the Casualty/Condemnation Event). To the extent the Operator Guarantor has not provided a Restoration Certification within 10 Business Days’ of receipt of the related Loss Proceeds or if the Restoration Conditions will not be satisfied, then, the Operator Guarantor (on behalf of the Issuer Trust) will, no later than 60 days of receipt of such Loss Proceeds, deliver a notice to each Holder (a “Casualty/Condemnation Offer”) in accordance with the Indenture (with a copy to the Indenture Trustee), stating that a Casualty/Condemnation Offer is being made for an aggregate principal amount of Notes of up to the amount of Loss Proceeds (in integral multiples of US$1,000; provided that Notes of US$200,000 or less may only be redeemed in whole and not in part) received at a price equal to 100% of the principal amount of the Notes subject to the Casualty/Condemnation Offer, plus accrued and unpaid interest, if any, to (but excluding) the purchase date and all Additional Amounts thereon, if any, then due on the Notes repurchased (the “Casualty/Condemnation Payment”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Payment Date) and offering to repurchase the Notes on the date (the “Casualty/Condemnation Payment Date”) specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. The Issuer Trust shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer, Rapid Amortization Event Offer or Casualty/Condemnation Offer, as applicable. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Rapid Amortization Event or Casualty/Condemnation provisions of the Indenture, as applicable, the Issuer Trust will comply with any applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such compliance.

Exh A-9

(8)             EXCESS CASH SWEEP REDEMPTION. On each Payment Date (following repayment of interest due on the Notes on such Payment Date), if (x) the Debt Service Reserve Account is supported or funded in an aggregate amount at least equal to the DSRA Reserve Requirement and (y) the Contingency Reserve Accounts are funded in an aggregate amount at least equal to the Contingency Reserve Requirement, the Issuer Trust shall transfer to the Indenture Trustee an amount in cash equal to Excess Cash on deposit in the Lock-Up Accounts to redeem the outstanding principal amount of the Notes at a redemption price equal to 102.75% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date and all Additional Amounts, if any, then due on the Notes. For the months of March and September, no earlier than the first Business Day and no later than the fifth Business Day of such calendar month, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver to the Indenture Trustee (and the Indenture Trustee shall, as soon as reasonably practicable, in turn deliver to each applicable Holder) an Officer’s Certificate stating that a mandatory redemption of the Notes will occur pursuant to Section 4.38(a) and specifying the principal amount of the Notes (or, in the case of a partial redemption, the portion thereof) (including, in each case, the Principal Premium payable thereon) to be redeemed on the relevant Payment Date.

(9)             NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Operator Guarantor (on behalf of the Issuer Trust) shall deliver, pursuant to Section 13.01 of the Indenture, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or a Covenant Defeasance or the satisfaction and discharge of the Indenture in accordance with the applicable provisions thereof.

(10)           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons attached in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Indenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer Trust shall not be required to register the transfer of any Certificated Notes: (A) for a period of 15 days prior to any date fixed for the redemption of such Certificated Notes under Article 3 of the Indenture; (B) for a period of 15 days immediately prior to the date fixed for selection of such Certificated Notes to be redeemed in part; (C) for a period of 15 days prior to the Record Date with respect to any Payment Date, the Targeted Maturity Date or the Legal Final Maturity Date applicable to such Certificated Notes; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

Exh A-10

(11)          PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

(12)            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Majority Holders voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Sections 6.05 and 6.08 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Majority Holders (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to correct or supplement any provision in the Indenture, the Notes, the Note Guarantees or the other Financing Documents or in any amendment thereto that may be defective or inconsistent with any other provision of the Indenture, the Notes, the Note Guarantees or the other Financing Documents or any amendment to such documents; (i) to make any modification with regard to ambiguities, inconsistencies, errors, matters or questions that will not adversely affect in any material respect the interests of the Holders (including, without limitation, any changes to give effect to mechanical, logistical or administrative provisions thereof); (ii) to provide for uncertificated Notes in addition to or in place of Certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); (iii) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect; (iv) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Notes and the other Financing Documents; (v) to release any Note Guarantee or any portion of the Collateral in accordance with the terms of the Indenture; (vi) to allow a Guarantor to provide a Note Guarantee with respect to the Notes; (vii) to amend any Financing Document in order to accommodate a Replacement Material Contract if at any time the relevant Material Contract is terminated; or (viii) to evidence and provide the acceptance of the appointment of a successor Indenture Trustee or a successor agent under the Indenture.

Exh A-11

(13)            DEFAULTS AND REMEDIES. Events of Default include: (i) a default in the payment of principal of the Notes (including Principal Premium) on the Legal Final Maturity Date, failure to pay the applicable redemption price when due on any redemption date (including any optional redemption, redemption for tax reasons, excess cash sweep redemption or Property Liquidation Redemption), or failure to pay the purchase price in connection with any Rapid Amortization Event Offer, Casualty/Condemnation Offer or any Change of Control Offer, or otherwise if and when required; (ii) a default in the payment of any interest for the Notes or any fee or any other amount due under the Notes, as and when the same becomes due and payable, and continuance of such default for a period of 30 days; (iii) a failure on the part of any Subsidiary Guarantor to register the Mortgages in accordance with Section [4.1] thereof; (iv) a failure on the part of the Issuer Trust, any Guarantor, the Sponsor or Murano World to duly observe or perform any other of the covenants or agreements applicable to such Person (other than those set forth in clauses (a), (b) and (c) above) with respect to the Notes, the Indenture or any other Financing Document and such failure has not been waived or consented to by the Holders and continues uncured for a period of 60 days after the Indenture Trustee shall have provided written notice to the Issuer Trust; (v) any representation, warranty or certification made or deemed made by the Issuer Trust, any Guarantor, the Sponsor or Murano World in any Financing Document or in any certificate at any time given by such Person in writing pursuant thereto or in connection therewith shall be false in any material respect as of the date made or deemed made and such misrepresentation, if curable, is not cured for a period of 60 days from the earlier of (a) the date an officer of such Person obtains knowledge thereof and (b) the Indenture Trustee (acting at the direction of any Holder) shall have provided written notice to such Person; (vi) an event of default with respect to any term of any mortgage, indenture, agreement or instrument under which there is issued, or by which there is secured or evidenced, any Indebtedness for money borrowed by the Issuer Trust, any Guarantor or the Sponsor whether such Indebtedness now exists or is created after the Closing Date, if, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been an event of default, aggregates to (or has net mark-to-market exposure of) (a) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 million or more or (b) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 or more, and such event of default results in the acceleration of such Indebtedness prior to its stated maturity; (vii) (a) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Issuer Trust, any Guarantor or the Sponsor in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed within 60 days; or any other similar relief shall be granted under any applicable federal or state law; or (b) an involuntary case shall be commenced against the Issuer Trust, any Guarantor or the Sponsor under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, síndico, conciliador or other officer having similar powers over the Issuer Trust, any Guarantor or the Sponsor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Issuer Trust, any Guarantor or the Sponsor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Issuer Trust, any Guarantor or the Sponsor and any such event described in this clause (b) shall continue for 60 days without having been dismissed, bonded or discharged; (viii) (a) the Issuer Trust, any Guarantor or the Sponsor shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Issuer Trust, any Guarantor or the Sponsor shall make any assignment for the benefit of creditors; or (b) the Issuer Trust, any Guarantor or the Sponsor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Issuer Trust (or any committee thereof), any Guarantor or the Sponsor shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in the Indenture or in (vii) above; (ix) one or more final judgments, decrees or orders of any court, tribunal, arbitration, administrative or other governmental body or similar entity for the payment of money is rendered against the Issuer Trust, any Guarantor or the Sponsor in an aggregate amount in excess of (a) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 or (b) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 (excluding the amount thereof covered by insurance or a performance or similar bond) and, in each case, such judgment, decree or order remains unvacated, undischarged and unstayed for more than 60 days, except while being contested in good faith by appropriate proceedings; (x) an attachment or similar process being enforced against the Properties or any other property of the Issuer Trust, any Guarantor or the Sponsor exceeding in any individual case or in the aggregate, (a) in the case of the Issuer Trust or any other Property Obligor, US$1,000,000 or (b) in the case of the Murano Parent Guarantor or the Sponsor, US$5,000,000 and such process is not discharged within a period of 60 days; (xi) any Financing Document (other than any Security Document) ceases to be in full force and effect other than in accordance with its terms; (xiii) (a) any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms of the Indenture or such Security Document or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Offshore Collateral Agent or the Onshore Collateral Agent, as applicable, shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be granted under the Security Documents with the priority required by the relevant Security Document, or (b) the Issuer Trust, any Guarantor, the Sponsor or Murano World shall contest the validity or enforceability of any Security Document or any other Financing Document in writing or deny in writing that it has any further liability under any the Financing Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; (xiv) (a) any Material Contract is declared null and void and the Issuer Trust or any Guarantor shall have failed to enter into a Replacement Material Contract within 180 days of such declaration, or (b) the Issuer Trust or any Guarantor shall default or fail to perform or observe any provision under any Material Contract or shall breach any representation thereunder and, in each case, such failure could reasonably be expected to result in a Material Adverse Effect; (xv) an uninsured casualty, loss or damage or any condemnation, nationalization or expropriation event occurs unless (a) such event could not reasonably be expected to have a Material Adverse Effect or (b) a Casualty/Condemnation Event has occurred and the Issuer Trust has commenced an offer to purchase the Notes in accordance with the Indenture; (xvi) any transfer or withdrawal from any Account directed by the Issuer Trustee, any Guarantor or any other Affiliate of the Issuer Trust is made other than as permitted under the Security and Account Control Agreement or the Issuer Trust Agreement; (xvii) the Issuer Trust, any Guarantor or the Hotel Operator abandons all or a material part of the Properties or its activities to maintain the Properties in accordance with the Hotel Management Agreement for 60 days or either of the hotels on the Properties close for a period of 60 days; (xviii) any material Governmental Approvals necessary for the execution, delivery and performance of the material obligations under Financing Documents shall be terminated or shall not be obtained, maintained, or materially complied with; unless such failure is remedied or waived within 60 days; or (a) any employee benefit arrangement maintained by or contributed to by any of the Issuer Trust or any Guarantor or any of its respective ERISA Affiliates becomes subject to Title IV of ERISA, (b) any of the Issuer Trust or any Guarantor becomes required to maintain or contribute to any Foreign Benefit Arrangement, which could reasonably be expected to have a Material Adverse Effect or (c) any failure to comply with applicable law with respect to a Statutory Plan, except, in each case, where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Exh A-12

(14)           AUTHENTICATION. This Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the authorized signatory of the Indenture Trustee or an Authenticating Agent.

(15)             ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)          CUSIP NUMBERS AND ISINS. The Issuer Trust has caused CUSIP numbers and ISINs, as applicable, to be printed on the Notes and the Indenture Trustee may use such CUSIP numbers and ISINs, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

(17)        GOVERNING LAW. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer Trust shall furnish to any Holder upon written request and a copy of the Indenture and the form of Note. Requests may be made to:

CIBanco, S.A., Institución de Banca Múltiple
Calzada General Mariano Escobedo No. 595, Torre B, Piso 8
Col. Rincón del Bosque, Alcaldía Miguel Hidalgo
Ciudad de México, C.P. 11580
Attention: Delegado fiduciario del Fideicomiso CIB/4323
Email: instruccionesmexico@cibanco.com

With a copy to:

Torre Esmeralda III
Av. Ffcc de Cuernavaca 20, Piso 12
Lomas - Virreyes, Lomas de Chapultepec III Secc, Miguel Hidalgo
C.P. 11000, Ciudad de México
Attention: Marcos Sacal Cohen; Oscar Leonel Martinez Basulto
Telephone: + (52) 55 9267 8360
Email: marcos@murano.com.mx; leonelmartinez@murano.com.mx

Exh A-13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:______________________________________________ (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________________________ to transfer this Note on the books of the Issuer Trust. The agent may substitute another to act for him.

Date: ____________________________

Your Signature: _______________________________________
(Sign exactly as your name appears on the
face of this Note)

Signature Guarantee: _______________________

Exh A-14

OPTION OF HOLDER TO ELECT PURCHASE*

If you want to elect to have this Note purchased by the Issuer Trust pursuant to Section 4.13, 4.36 or 4.37 of the Indenture.

If you want to elect to have only part of the Note purchased by the Issuer Trust pursuant to Section 4.13, 4.36 or 4.37 of the Indenture, state the amount you elect to have purchased (in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof):

U.S.$ ___________________

Date: ___________________

Your Signature: _______________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:_____________________
Signature Guarantee: __________________

Exh A-15

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE *

The following increases and decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

Exh A-1

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Bank of New York Mellon, as Trustee
240 Greenwich Street, Floor 7 East
New York, New York 10286
Email: Structured-latam@bnymellon.com
Attention: Cross-Border Structured – Sandra Vincent

Re:           11.000% Senior Secured Notes due 2031 of CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso No. CIB/4323)

Reference is hereby made to the Indenture, dated as of September 12, 2024 (the “Indenture”) among CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. CIB/4323) (the “Issuer Trust”), Operadora Hotelera G.I., S.A. de C.V., as Operator Guarantor, CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3224 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3224) and CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as Subsidiary Guarantors, Murano PV, S.A. de C.V., as Murano Parent Guarantor, The Bank of New York Mellon, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and Banco Actinver, S.A., Institutión de Banca Múltiple, Grupo Financiero Actinver, as Onshore Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of U.S.$ ________________ in such Note[s] or interests (the “Transfer”), to ____________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                 ☐ Check if Transferee will take delivery of a Book-Entry Interest in a Rule 144A Global Note or a Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

Exh B-1

2.                 ☐Check if Transferee will take delivery of a Book-Entry Interest in a Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the Securities Act, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the relevant Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3.               ☐Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer Trust.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

Exh B-2

ANNEX A TO CERTIFICATE OF TRANSFER

1.                  The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)              ☐a Book-Entry Interest held through DTC Account No. _____, in the Regulation S Global Note (CUSIP Number _____ or ISIN); or

(b)            ☐a Book-Entry Interest held through DTC Account No. _____ in the Rule 144A Global Note (CUSIP Number _____ or ISIN); or

(c)                ☐a Rule 144A Certificated Note; or

(d)                ☐a Regulation S Certificated Note.

2.                 After the Transfer the Transferee will hold:

[CHECK ONE]

(a)              ☐a Book-Entry Interest held through DTC Account No. _____, in the Regulation S Global Note (CUSIP Number _____ or ISIN); or

(b)            ☐a Book-Entry Interest held through DTC Account No. _____ in the Rule 144A Global Note (CUSIP Number _____ or ISIN); or

(c)                ☐a Rule 144A Certificated Note; or

(d)                ☐a Regulation S Certificated Note.

Exh B-3

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York Mellon, as Trustee
240 Greenwich Street, Floor 7 East
New York, New York 10286
Email: Structured-latam@bnymellon.com
Attention: Cross-Border Structured – Sandra Vincent

Re:           11.000% Senior Secured Notes due 2031 of CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administratión y Pago No. CIB/4323) (CUSIP Number _____; ISIN)

Reference is hereby made to the Indenture, dated as of September 12, 2024 (the “Indenture”) among CIBanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. CIB/4323) (the “Issuer Trust”), Operadora Hotelera G.I., S.A. DE C.V., as Operator Guarantor, Cibanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3224 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3224) and Cibanco S.A., Institución de Banca Múltiple, in its capacity as trustee (fiduciario) under the Irrevocable Management Trust Agreement No. CIB/3001 (Contrato de Fideicomiso Irrevocable de Administración No. CIB/3001), as Subsidiary Guarantors, Murano PV, S.A. de C.V., as Murano Parent Guarantor, The Bank of New York Mellon, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and Banco Actinver, S.A., Institutión de Banca Múltiple, Grupo Financiero Actinver, as Onshore Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                           , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of U.S.$ _____ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                ☐Check if Exchange is from Book-Entry Interest in a Global Note for Certificated Notes. In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Certificated Notes in an equal amount, the Owner hereby certifies that such Certificated Notes are being acquired for the Owner’s own account without transfer. The Certificated Notes issued pursuant to the Exchange will bear the applicable Private Placement Legend and will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act of 1933, as amended (the “Securities Act”).

2.                ☐Check if Exchange is from Certificated Notes for Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Certificated Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the Securities Act.

Exh C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer Trust.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

Exh C-2

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                  The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a)             ☐a Book-Entry Interest held through DTC Account No. _____ in the Regulation S Global Note (CUSIP Number _____ or ISIN); or

(b)              (b)            ☐a Book-Entry Interest held through DTC Account No. _____ in the Rule 144A Global Note (CUSIP Number _____ or ISIN          ); or

(c)                ☐a Rule 144A Certificated Note; or

(d)                ☐a Regulation S Certificated Note.

2.                 After the Exchange the Owner will hold:

[CHECK ONE]

(e)                ☐a Book-Entry Interest held through DTC Account No _____, in the Regulation

S Global Note (CUSIP Number _____ or ISIN          ); or

(f)                ☐a Book-Entry Interest held through DTC Account No. _____ in the Rule 144A

Global Note (CUSIP Number _____ or ISIN); or

(g)                ☐a Rule 144A Certificated Note; or

(h)                ☐a Regulation S Certificated Note.

Exh C-3

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _____, among _____, a _____ organized and existing under the laws of _____ (the “Subsequent Guarantor”), a Subsidiary of Murano PV, S.A. de C.V. (the “Murano Parent Guarantor”), CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) under the First Amended and Restated Irrevocable Issuing, Administration and Payment Trust Agreement No. CIB/4323 (Contrato de Fideicomiso Irrevocable de Emisión, Administratión y Pago No. CIB/4323), as issuer (the “Issuer Trust”), the existing guarantors, including the Murano Parent Guarantor (the “Guarantors”), The Bank of New York Mellon, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and Banco Actinver, S.A., Institutión de Banca Múltiple, Grupo Financiero Actinver, as Onshore Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer Trust has heretofore executed and delivered to the Indenture Trustee an indenture (the “Indenture”), dated as of September 12, 2024, among the Issuer Trust, the Guarantors named therein, The Bank of New York Mellon, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar, and Banco Actinver, S.A., Institutión de Banca Múltiple, Grupo Financiero Actinver, as Onshore Collateral Agent, providing for the issuance of 11.000% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Indenture Trustee a supplemental indenture pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer Trust’s Obligations on the terms and conditions set forth herein and in the Indenture (including, but not limited to, Article 10 thereof) (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer Trust, the Guarantors and the Indenture Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer Trust, the Guarantors, the Subsequent Guarantor and the Indenture Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.               CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          AGREEMENT TO GUARANTEE. The Subsequent Guarantor hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article 10 thereof.

Exh D-1

3.                EXECUTION AND DELIVERY. The execution of this Supplemental Indenture shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.

4.             NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer Trust or any Subsequent Guarantor under the Notes, the Indenture, the Note Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.                INCORPORATION BY REFERENCE. Section 12.08 of the Indenture is incorporated by reference to this Supplemental Indenture as if more fully set out herein.

6.            GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.               COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

8.               EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.                9.            THE INDENTURE TRUSTEE. By its signature hereto, the Issuer Trust hereby directs the Indenture Trustee to execute this Supplemental Indenture. In entering into this Supplemental Indenture, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee, whether or not provided elsewhere in this Supplemental Indenture. The Indenture Trustee makes no representations as to the validity, execution or sufficiency of this Supplemental Indenture or any Note Guarantee or in respect of the recitals contained in this Supplemental Indenture, all of which are deemed made by the Issuer Trust, the Guarantors and the Subsequent Guarantor.

[Signature pages follow]

Exh D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[SUBSEQUENT GUARANTOR]

By:
Name:
Title:

CIBANCO, S.A., INSTITUCIÓN DE
BANCA MÚLTIPLE, SOLELY IN ITS
CAPACITY AS TRUSTEE
(FIDUCIARIO) UNDER THE FIRST
AMENDED AND RESTATED
IRREVOCABLE ISSUING,
ADMINISTRATION AND PAYMENT
TRUST AGREEMENT NO. CIB/4323
(CONTRATO DE FIDEICOMISO
IRREVOCABLE DE EMISIÓN,
ADMINISTRATIÓN Y PAGO NO.
CIB/4323), as Issuer Trust

By:
Name:
Title:

OPERADORA HOTELERA G.I., S.A. DE C.V., as Operator Guarantor

By:
Name:
Title:

Exh D-3

CIBANCO, S.A., INSTITUCIÓN DE
BANCA MÚLTIPLE, SOLELY IN ITS
CAPACITY AS TRUSTEE
(FIDUCIARIO) UNDER THE
IRREVOCABLE MANAGEMENT
TRUST AGREEMENT NO. CIB/3224
(CONTRATO DE FIDEICOMISO
IRREVOCABLE DE ADMINISTRATIÓN
NO. CIB/3224), as Subsidiary Guarantor

By:
Name:
Title:

CIBANCO, S.A., INSTITUCIÓN DE
BANCA MÚLTIPLE, SOLELY IN ITS
CAPACITY AS TRUSTEE
(FIDUCIARIO) UNDER THE
IRREVOCABLE MANAGEMENT
TRUST AGREEMENT NO. CIB/3001
(CONTRATO DE FIDEICOMISO
IRREVOCABLE DE ADMINISTRATIÓN
NO. CIB/3001), as Subsidiary Guarantor

By:
Name:
Title:
MURANO PV, S.A. DE C.V., as Parent Guarantor

By:
Name:
Title:

Exh D-4

THE BANK OF NEW YORK MELLON, as Indenture Trustee, Offshore Collateral Agent, Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

Exh D-5

BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, as Onshore Collateral Agent

By:
Name:
Title:

Exh D-6

EXHIBIT E

NOTICE OF PIK INTEREST

The Bank of New York Mellon, as Indenture Trustee
240 Greenwich Street – 7E
New York, NY 10286
Attn: International Corporate Trust

Dear Sir or Madam:

I, an authorized officer of Operadora Hotelera G.I., S.A. de C.V. (the “Operator Guarantor”), guarantor under the Indenture dated as of September 12, 2024 (the “Indenture”), by and among, inter alios, The Bank of New York Mellon, as Indenture Trustee, and CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, IN ITS CAPACITY AS TRUSTEE (FIDUCIARIO) UNDER THE FIRST AMENDED AND RESTATED IRREVOCABLE ISSUING, ADMINISTRATION AND PAYMENT TRUST AGREEMENT NO. CIB/4323 (CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN, ADMINISTRATIÓN Y PAGO NO. CIB/4323), as Issuer Trust (the “Issuer Trust”), hereby notify you, on behalf of the Issuer Trust, that, in accordance with the PIK Interest payable pursuant to the Indenture, of the following (capitalized terms herein used and not herein defined shall have the respective meanings ascribed to such terms in the Indenture):

1.	Reference is hereby made to the issuance of Notes, pursuant to the terms and conditions of the Indenture;

2.
The Issuer hereby advises of the payment of interest on the Notes, in kind, to the Holders of such Notes, at a rate of 2% (the “PIK Payment”). The total amount of cash interest to be paid to Holders in respect of the current interest period shall be $[  ], and the amount of interest to be paid in respect of the PIK Payment shall be [  ].

Please indicate whether the payment will be affected by:

[  ] An increase in the outstanding amount of existing Notes.
[  ] The issuance of new PIK Notes.
[  ] A combination of both.

3.
The Issuer shall make the PIK Payment referred to in paragraph 2 above by increasing the outstanding principal amount of Notes in accordance with the terms and conditions set forth in the Indenture in the following amounts:

CUSIP No.[  ]
ISIN No. [  ]
Principal as of the current Record Date: [  ]
Additional Principal: [  ]

Exh E-1

4.	The Issuer shall make the PIK Payment referred to in paragraph 2 above by issuing additional Notes in accordance with the terms and conditions set forth in the Indenture in the following amounts:

CUSIP No.[  ]
ISIN No. [  ]
Principal as of the current Record Date: [  ]
Additional Principal: [  ]

OPERADORA HOTELERA G.I., S.A. DE C.V.

By:
Name:
Title:

Exh E-2

SCHEDULE 4.22
Insurance Requirements

The Issuer Trust and the Guarantors are required to obtain and maintain, or cause to be obtained and maintained, insurance for the Issuer Trust, the Guarantors and the Properties providing at least the following coverages:

Property Damage and Construction All Risk
Term:	Renewable annually until the Notes are repaid in full
Insured Parties:	Murano 2000 Trust CIB/3001 and/or Operadora Hotelera G.I. S.A. de C.V.
Beneficiary:	Issuer Trust (CIBanco, S.A., Institución de Banca Múltiple, solely in its capacity as trustee (fiduciario) of Trust CIB/4323).
Insurance Provider:	Must maintain a credit rating of BBB (or the equivalent) or higher by the Rating Agencies.
Required Coverage:	Business: All risks of physical damage directly caused by accident, suddenly, and unforeseen events, not specifically excluded in the policy.
Sum Insured:
The sum insured must be at least equal to the greater of (x) $150,000,000.00 and (y) the TIV for the Properties, as determined by the independent engineer in accordance with Section 4.22(b) of the Indenture.

Deductible:
Deductible cannot exceed, in the case of:
1.       fire and/or lightning and explosion: USD $10,000 per occurrence and annual aggregate
2.      Other Risks not excluded: 1% of the declared values of each damaged structure and/or its contents
3.    hydro-meteorological phenomena: 5.00% with a minimum of 750 unidades de medida y actualización (UMAS)
4.        goods expressly covered by such policy: 15.00%
5.       earthquake and volcanic eruption ZONE A: 2% on the Sum Insured of each location and participation of the insured in the loss (coinsurance) of 10% on each and every loss.

Machinery and Equipment
Term:	Renewable annually until the Notes are repaid in full
Insured Parties:	Murano 2000 Trust CIB/3001 and/or Operadora Hotelera G.I. S.A. de C.V.

Schedule 4.22 - 1